EXHIBIT 99.1

PART II

ITEM 8.    Financial Statements and Supplementary Data

Index to Financial Statements	Page
Consolidated Financial Statements:
Management’s Report	2
Report of Independent Registered Public Accounting Firm	3
Consolidated Statements of Operations for the three years ended December 31, 2011, December 25, 2010, and December 26, 2009	4
Consolidated Balance Sheets at December 31, 2011, and December 25, 2010	5
Consolidated Statements of Cash Flows for the three years ended December 31, 2011, December 25, 2010, and December 26, 2009	7
Consolidated Statements of Stockholders’ Equity and Noncontrolling Interests for the three years ended December 31, 2011, December 25, 2010, and December 26, 2009	9
Notes to Consolidated Financial Statements	11

MANAGEMENT’S REPORT

The preparation, integrity and objectivity of the financial statements and all other financial information included in this annual report are the responsibility of the management of Molson Coors Brewing Company. The financial statements have been prepared in accordance with generally accepted accounting principles in the United States, applying estimates based on management’s best judgment where necessary. Management believes that all material uncertainties have been appropriately accounted for and disclosed.

The established system of accounting procedures and related internal controls provide reasonable assurance that the assets are safeguarded against loss and that the policies and procedures are implemented by qualified personnel. The Company’s management assessed the effectiveness of the Company’s internal control over financial reporting as of December 31, 2011. In making this assessment, the Company’s management used the criteria set forth by the Committee of Sponsoring Organizations of the Treadway Commission (COSO) in Internal Control—Integrated Framework. Based upon its assessment, management concluded that, as of December 31, 2011, the Company’s internal control over financial reporting was effective.

PricewaterhouseCoopers LLP, the Company’s independent registered public accounting firm, provides an objective, independent audit of the consolidated financial statements and internal control over financial reporting. Their accompanying report is based upon an examination conducted in accordance with standards of the Public Company Accounting Oversight Board (United States), including tests of accounting procedures, records and internal controls.

The Board of Directors, operating through its Audit Committee composed of independent, outside directors, monitors the Company’s accounting control systems and reviews the results of the Company’s auditing activities. The Audit Committee meets at least quarterly, either separately or jointly, with representatives of management, PricewaterhouseCoopers LLP, and internal auditors. To ensure complete independence, PricewaterhouseCoopers LLP and the Company’s internal auditors have full and free access to the Audit Committee and may meet with or without the presence of management.

/s/ Peter Swinburn	/s/ Stewart Glendinning
President & Chief Executive Officer,	Chief Financial Officer,
Molson Coors Brewing Company	Molson Coors Brewing Company
February 24, 2012	February 24, 2012

Report of Independent Registered Public Accounting Firm

To the Board of Directors and Shareholders

of Molson Coors Brewing Company:

In our opinion, the consolidated financial statements listed in the accompanying index present fairly, in all material respects, the financial position of Molson Coors Brewing Company and its subsidiaries at December 31, 2011 and December 25, 2010, and the results of their operations and their cash flows for each of the three years in the period ended December 31, 2011 in conformity with accounting principles generally accepted in the United States of America. In addition, in our opinion the financial statement schedule listed in the index appearing under Item 15(a) (2) of the Company’s Annual Report on Form 10-K (not included herein) presents fairly, in all material respects, the information set forth therein when read in conjunction with the related consolidated financial statements. Also in our opinion, the Company maintained, in all material respects, effective internal control over financial reporting as of December 31, 2011 based on criteria established in Internal Control—Integrated Framework issued by the Committee of Sponsoring Organizations of the Treadway Commission (COSO). The Company’s management is responsible for these financial statements and financial statement schedule, for maintaining effective internal control over financial reporting and for its assessment of the effectiveness of internal control over financial reporting, included in Management’s Report on Internal Control over Financial Reporting appearing in this Exhibit 99.1. Our responsibility is to express opinions on these financial statements, on the financial statement schedule, and on the Company’s internal control over financial reporting based on our integrated audits. We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement and whether effective internal control over financial reporting was maintained in all material respects. Our audits of the financial statements included examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. Our audit of internal control over financial reporting included obtaining an understanding of internal control over financial reporting, assessing the risk that a material weakness exists, and testing and evaluating the design and operating effectiveness of internal control based on the assessed risk. Our audits also included performing such other procedures as we considered necessary in the circumstances. We believe that our audits provide a reasonable basis for our opinions.

A company’s internal control over financial reporting is a process designed to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles. A company’s internal control over financial reporting includes those policies and procedures that (i) pertain to the maintenance of records that, in reasonable detail, accurately and fairly reflect the transactions and dispositions of the assets of the company; (ii) provide reasonable assurance that transactions are recorded as necessary to permit preparation of financial statements in accordance with generally accepted accounting principles, and that receipts and expenditures of the company are being made only in accordance with authorizations of management and directors of the company; and (iii) provide reasonable assurance regarding prevention or timely detection of unauthorized acquisition, use, or disposition of the company’s assets that could have a material effect on the financial statements.

Because of its inherent limitations, internal control over financial reporting may not prevent or detect misstatements. Also, projections of any evaluation of effectiveness to future periods are subject to the risk that controls may become inadequate because of changes in conditions, or that the degree of compliance with the policies or procedures may deteriorate.

/s/ PricewaterhouseCoopers LLP

Denver, Colorado

February 24, 2012, except for the effects of the revision to the supplemental guarantor information related to the changes to the historical presentation related to intercompany transactions identified in the first quarter of 2012 and to the contemplated debt offering described in Note 21, as to which the date is April 26, 2012

MOLSON COORS BREWING COMPANY AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS

(IN MILLIONS, EXCEPT PER SHARE DATA)

	For the Years Ended
	December 31, 2011	December 25, 2010	December 26, 2009
Sales	$5,169.9	$4,703.1	$4,426.5
Excise taxes	(1,654.2)	(1,448.7)	(1,394.1)
Net sales	3,515.7	3,254.4	3,032.4
Cost of goods sold	(2,049.1)	(1,812.2)	(1,726.9)
Gross profit	1,466.6	1,442.2	1,305.5
Marketing, general and administrative expenses	(1,019.0)	(1,012.5)	(900.8)
Special items, net	(12.3)	(21.3)	(32.7)
Equity income in MillerCoors	457.9	456.1	382.0
Operating income (loss)	893.2	864.5	754.0
Other income (expense), net
Interest expense	(118.7)	(110.2)	(96.6)
Interest income	10.7	10.8	10.7
Other income (expense), net, includes $46.0 gain in 2009 on related party transactions, see Note 4	(11.0)	43.9	49.4
Total other income (expense), net	(119.0)	(55.5)	(36.5)
Income (loss) from continuing operations before income taxes	774.2	809.0	717.5
Income tax benefit (expense)	(99.4)	(138.7)	14.7
Net income (loss) from continuing operations	674.8	670.3	732.2
Income (loss) from discontinued operations, net of tax	2.3	39.6	(9.0)
Net income (loss) including noncontrolling interests	677.1	709.9	723.2
Less: Net (income) loss attributable to noncontrolling interests	(0.8)	(2.2)	(2.8)
Net income (loss) attributable to Molson Coors Brewing Company	$676.3	$707.7	$720.4
Basic net income (loss) attributable to Molson Coors Brewing Company per share:
From continuing operations	$3.65	$3.59	$3.96
From discontinued operations	0.01	0.21	(0.05)
Basic net income (loss) attributable to Molson Coors Brewing Company per share	$3.66	$3.80	$3.91
Diluted net income (loss) attributable to Molson Coors Brewing Company per share:
From continuing operations	$3.62	$3.57	$3.92
From discontinued operations	0.01	0.21	(0.05)
Diluted net income (loss) attributable to Molson Coors Brewing Company per share	$3.63	$3.78	$3.87
Weighted average shares—basic	184.9	185.9	184.4
Weighted average shares—diluted	186.4	187.3	185.9
Amounts attributable to Molson Coors Brewing Company
Net income (loss) from continuing operations	$674.0	$668.1	$729.4
Income (loss) from discontinued operations, net of tax	2.3	39.6	(9.0)
Net income (loss) attributable to Molson Coors Brewing Company	$676.3	$707.7	$720.4

See notes to consolidated financial statements

MOLSON COORS BREWING COMPANY AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

(IN MILLIONS)

	As of
	December 31, 2011	December 25, 2010
Assets
Current assets:
Cash and cash equivalents	$1,078.9	$1,217.6
Accounts and notes receivable:
Trade, less allowance for doubtful accounts of $10.3 and $7.4, respectively	529.9	503.8
Affiliates	58.9	67.0
Current notes receivable and other receivables, less allowance for doubtful accounts of $1.8 and $2.5, respectively	137.2	158.7
Inventories:
Finished	140.7	134.3
In process	15.3	16.6
Raw materials	41.8	32.1
Packaging materials	9.4	12.0
Total inventories	207.2	195.0
Maintenance and operating supplies, less allowance for obsolete supplies of $5.9 and $4.1, respectively	22.0	20.2
Other current assets	72.0	58.0
Deferred tax assets	11.6	—
Discontinued operations	0.3	0.6
Total current assets	2,118.0	2,220.9
Properties, less accumulated depreciation of $1,020.1 and $926.5, respectively	1,430.1	1,388.7
Goodwill	1,453.3	1,489.1
Other intangibles, less accumulated amortization of $442.7 and $406.8, respectively	4,586.0	4,655.1
Investment in MillerCoors	2,487.9	2,574.1
Deferred tax assets	149.9	188.2
Notes receivable, less allowance for doubtful accounts of $4.4 and $6.6, respectively	32.7	43.0
Other assets	165.9	138.5
Total assets	$12,423.8	$12,697.6

MOLSON COORS BREWING COMPANY AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS (Continued)

(IN MILLIONS, EXCEPT PAR VALUE)

	As of
	December 31, 2011	December 25, 2010
Liabilities and equity
Current liabilities:
Accounts payable:
Trade	$268.5	$227.8
Affiliates	32.7	40.4
Accrued expenses and other liabilities	646.8	804.6
Derivative hedging instruments	107.6	26.4
Deferred tax liabilities	161.3	219.6
Current portion of long-term debt and short-term borrowings	46.9	1.1
Discontinued operations	13.4	14.0
Total current liabilities	1,277.2	1,333.9
Long-term debt	1,914.9	1,959.6
Pension and post-retirement benefits	697.5	458.6
Derivative hedging instruments	212.5	404.8
Deferred tax liabilities	455.6	466.7
Unrecognized tax benefits	76.4	80.8
Other liabilities	77.5	126.4
Discontinued operations	22.0	24.2
Total liabilities	4,733.6	4,855.0
Commitments and contingencies (Note 20)
Molson Coors Brewing Company stockholders’ equity
Capital stock:
Preferred stock, non-voting, no par value (authorized: 25.0 shares; none issued)	—	—
Class A common stock, voting, $0.01 par value (authorized: 500.0 shares; issued and outstanding: 2.6 shares and 2.6 shares, respectively)	—	—
Class B common stock, non-voting, $0.01 par value (authorized: 500.0 shares; issued: 162.7 shares and 162.0 shares, respectively)	1.6	1.6
Class A exchangeable shares, no par value (issued and outstanding: 2.9 shares and 3.0 shares, respectively)	110.5	111.2
Class B exchangeable shares, no par value (issued and outstanding: 19.3 shares and 19.2 shares, respectively)	724.8	725.0
Paid-in capital	3,572.1	3,548.4
Retained earnings	3,689.7	3,241.5
Accumulated other comprehensive income (loss)	(129.7)	171.1
Class B common stock held in treasury at cost (7.5 shares and zero shares at December 31, 2011 and December 25, 2010, respectively)	(321.1)	—
Total Molson Coors Brewing Company stockholders’ equity	7,647.9	7,798.8
Noncontrolling interests	42.3	43.8
Total equity	7,690.2	7,842.6
Total liabilities and equity	$12,423.8	$12,697.6

See notes to consolidated financial statements.

MOLSON COORS BREWING COMPANY AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS

(IN MILLIONS)

	For the Years Ended
	December 31, 2011	December 25, 2010	December 26, 2009
Cash flows from operating activities:
Net income (loss) including noncontrolling interests	$677.1	$709.9	$723.2
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	217.1	202.3	208.0
Amortization of debt issuance costs and discounts	22.5	20.6	19.4
Share-based compensation	24.7	27.4	22.8
Loss (gain) on sale or impairment of properties and intangibles	8.6	19.1	(38.1)
Excess tax benefits from share-based compensation	(2.0)	(4.8)	(21.7)
Deferred income taxes	38.9	68.0	127.8
Loss (gain) on foreign currency fluctuations and derivative instruments	9.1	(9.9)	(0.1)
Equity income in MillerCoors	(457.9)	(456.1)	(382.0)
Distributions from MillerCoors	457.9	456.1	401.1
Equity in net income of other unconsolidated affiliates	(23.2)	(18.2)	(6.9)
Distributions from other unconsolidated affiliates	28.4	14.0	16.6
Change in current assets and liabilities (net of assets acquired and liabilities assumed in business combinations) and other:
Receivables	(29.0)	(7.8)	(63.3)
Inventories	(17.1)	(10.1)	1.8
Payables	(16.4)	45.3	21.0
Other assets and other liabilities	(68.3)	(266.5)	(180.3)
(Gain) loss from discontinued operations	(2.3)	(39.6)	9.0
Net cash provided by operating activities	868.1	749.7	858.3
Cash flows from investing activities:
Additions to properties and intangible assets	(235.4)	(177.9)	(158.8)
Proceeds from sales of businesses and other assets, includes $53.3 in 2009 on related party transaction, see Note 4.	4.6	5.2	58.0
Acquisition of businesses, net of cash acquired	(41.3)	(19.8)	(41.7)
Change in restricted cash balances	6.7	(10.8)	—
Payment on discontinued operations	—	(96.0)	—
Investment in MillerCoors	(800.1)	(1,071.2)	(514.5)
Return of capital from MillerCoors	782.7	1,060.3	448.2
Deconsolidation of Brewers’ Retail, Inc.	—	—	(26.1)
Investment in and advances to an unconsolidated affiliate	(83.2)	—	—
Trade loan repayments from customers	22.4	16.6	32.1
Trade loans advanced to customers	(9.9)	(9.1)	(25.5)
Proceeds from settlements of derivative instruments	15.4	35.1	—
Other	—	0.2	0.1
Net cash used in investing activities	(338.1)	(267.4)	(228.2)

MOLSON COORS BREWING COMPANY AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS (Continued)

(IN MILLIONS)

	For the Years Ended
	December 31, 2011	December 25, 2010	December 26, 2009
Cash flows from financing activities:
Exercise of stock options under equity compensation plans	11.6	38.5	43.1
Excess tax benefits from share-based compensation	2.0	4.8	21.7
Payments for purchase of treasury stock	(321.1)	—	—
Dividends paid	(228.1)	(201.1)	(170.4)
Dividends paid to noncontrolling interest holders	(2.3)	(3.7)	(2.9)
Proceeds from issuances of long-term debt	—	488.4	—
Debt issuance costs	(2.2)	(3.3)	—
Payments on long-term debt and capital lease obligations	(0.3)	(300.0)	(0.4)
Proceeds from short-term borrowings	6.8	12.1	14.7
Payments on short-term borrowings	(18.3)	(8.1)	(17.0)
Net proceeds from (payments on) revolving credit facilities	2.1	—	—
Payments on settlements of debt-related derivatives	(104.5)	(42.0)	—
Change in overdraft balances and other	(10.8)	6.8	(6.0)
Net cash used in financing activities	(665.1)	(7.6)	(117.2)
Cash and cash equivalents:
Net increase (decrease) in cash and cash equivalents	(135.1)	474.7	512.9
Effect of foreign exchange rate changes on cash and cash equivalents	(3.6)	8.7	5.1
Balance at beginning of year	1,217.6	734.2	216.2
Balance at end of year	$1,078.9	$1,217.6	$734.2

See notes to consolidated financial statements. See Note 1 for supplementary cash flow data.

MOLSON COORS BREWING COMPANY AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF STOCKHOLDERS’ EQUITY

AND NONCONTROLLING INTERESTS

(IN MILLIONS)

		MCBC Shareholders
						Common
			Accumulated			stock
			other	Common stock		held in	Exchangeable			Non
		Retained	comprehensive	issued		treasury	shares issued		Paid-in-	controlling
	Total	earnings	income (loss)	Class A	Class B	Class B	Class A	Class B	capital	interest
Balance at December 28, 2008	$6,039.4	$2,184.9	$(371.4)	$—	$1.6	$—	$119.4	$786.3	$3,334.6	$(16.0)
Exchange of shares	—	—	—	—	—	—	(0.3)	(24.5)	24.8	—
Shares issued under equity compensation plan	61.0	—	—	—	—	—	—	—	61.0	—
Amortization of stock based compensation	21.1	—	—	—	—	—	—	—	21.1	—
Acquisition of a business	9.6	—	—	—	—	—	—	—	—	9.6
Deconsolidation of Brewers’ Retail, Inc.	(5.7)	—	—	—	—	—	—	—	—	(5.7)
Comprehensive income (loss):
Net income (loss) including noncontrolling interests	723.2	720.4	—	—	—	—	—	—	—	2.8
Other comprehensive income (loss), net of tax:
Foreign currency translation adjustments	614.7	—	614.7	—	—	—	—	—	—	—
Unrealized gain (loss) on derivative instruments, net	(28.7)	—	(28.7)	—	—	—	—	—	—	—
Realized gain (loss) on derivative instruments reclassified to net income, net	(10.6)	—	(10.6)	—	—	—	—	—	—	—
Ownership share of equity method investees other comprehensive loss	56.7	—	56.7	—	—	—	—	—	—	—
Pension and other postretirement benefit adjustments	(214.6)	—	(240.0)	—	—	—	—	—	—	25.4
Other comprehensive income (loss), net of tax:	417.5	—	392.1	—	—	—	—	—	—	—
Comprehensive income (loss), net of tax:	1,140.7
Dividends declared and paid	(173.3)	(170.4)	—	—	—	—	—	—	—	(2.9)
Balance at December 26, 2009	$7,092.8	$2,734.9	$20.7	$—	$1.6	$—	$119.1	$761.8	$3,441.5	$13.2
Exchange of shares	—	—	—	—	—	—	(7.9)	(36.8)	44.7	—
Shares issued under equity compensation plan	39.6	—	—	—	—	—	—	—	39.6	—
Amortization of stock based compensation	22.6	—	—	—	—	—	—	—	22.6	—
Acquisition of a business	32.1	—	—	—	—	—	—	—	—	32.1
Comprehensive income (loss):
Net income (loss) including noncontrolling interests	709.9	707.7	—	—	—	—	—	—	—	2.2
Other comprehensive income (loss), net of tax:
Foreign currency translation adjustments	121.5	—	121.5	—	—	—	—	—	—	—
Unrealized gain (loss) on derivative instruments, net	(16.0)	—	(16.0)	—	—	—	—	—	—	—
Realized gain (loss) on derivative instruments reclassified to net income, net	8.4	—	8.4	—	—	—	—	—	—	—

MOLSON COORS BREWING COMPANY AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF STOCKHOLDERS’ EQUITY

AND NONCONTROLLING INTERESTS

(IN MILLIONS)

		MCBC Shareholders
						Common
			Accumulated			stock
			other	Common stock		held in	Exchangeable			Non
		Retained	comprehensive	issued		treasury	shares issued		Paid-in-	controlling
	Total	earnings	income (loss)	Class A	Class B	Class B	Class A	Class B	capital	interest
Ownership share of equity method investees other comprehensive loss	(71.7)	—	(71.7)	—	—	—	—	—	—	—
Pension and other postretirement benefit adjustments	108.2	—	108.2	—	—	—	—	—	—	—
Other comprehensive income (loss), net of tax:	150.4		150.4
Comprehensive income (loss), net of tax:	860.3
Dividends declared and paid	(204.8)	(201.1)	—	—	—	—	—	—	—	(3.7)
Balance at December 25, 2010	$7,842.6	$3,241.5	$171.1	$—	$1.6	$—	$111.2	$725.0	$3,548.4	$43.8
Exchange of shares	—	—	—	—	—	—	(0.7)	(0.2)	0.9	—
Shares issued under equity compensation plan	6.9	—	—	—	—	—	—	—	6.9	—
Amortization of stock based compensation	15.9	—	—	—	—	—	—	—	15.9	—
Comprehensive income (loss):						—
Net income (loss) including noncontrolling interests	677.1	676.3	—	—	—	—	—	—	—	0.8
Other comprehensive income (loss), net of tax:
Foreign currency translation adjustments	(67.7)	—	(67.7)	—	—	—	—	—	—	—
Unrealized gain (loss) on derivative instruments, net	(6.1)	—	(6.1)	—	—	—	—	—	—	—
Realized gain (loss) on derivative instruments reclassified to net income, net	19.4	—	19.4	—	—	—	—	—	—	—
Ownership share of equity method investees other comprehensive income	(67.0)	—	(67.0)	—	—	—	—	—	—	—
Pension and other postretirement benefit adjustments	(179.4)	—	(179.4)	—	—	—	—	—	—	—
Other comprehensive income (loss), net of tax:	(300.8)		(300.8)
Comprehensive income (loss), net of tax:	376.3
Repurchase of common stock	(321.1)	—	—	—	—	(321.1)	—	—	—	—
Dividends declared and paid	(230.4)	(228.1)	—	—	—	—	—	—	—	(2.3)
Balance at December 31, 2011	$7,690.2	$3,689.7	$(129.7)	$—	$1.6	$(321.1)	$110.5	$724.8	$3,572.1	$42.3

See notes to consolidated financial statements

MOLSON COORS BREWING COMPANY AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

1. Basis of Presentation and Summary of Significant Accounting Policies

Unless otherwise noted in this report, any description of “we”, “us” or “our” includes Molson Coors Brewing Company (“MCBC” or the “Company”), principally a holding company, and its subsidiaries: Molson Coors Canada (“MCC”), formerly referred to as Molson Canada (“Molson”), operating in Canada; Coors Brewing Company (“CBC”), operating in the United States (“U.S.”) until June 30, 2008 when MCBC and SABMiller plc (“SABMiller”) combined the U.S. and Puerto Rico operations of their respective subsidiaries, CBC and Miller Brewing Company (“Miller”) and the results and financial position of U.S. operations, which had historically comprised substantially all of our U.S. reporting segment were, in all material respects, deconsolidated from MCBC prospectively upon formation of MillerCoors LLC (“MillerCoors”), see Note 4, “Investments”; Molson Coors Brewing Company (UK) Limited (“MCBC-UK”), formerly referred to as Coors Brewers Limited (“CBL”), operating in the United Kingdom (“U.K.”) and the Republic of Ireland; Molson Coors International (“MCI”) operating in various other countries; and our other non-operating subsidiaries. Any reference to “Coors” means the Adolph Coors Company prior to the 2005 merger with Molson Inc. (the “Merger”). Any reference to Molson Inc. or Molson means MCC prior to the Merger. Any reference to “Molson Coors” means MCBC after the Merger.

Unless otherwise indicated, information in this report is presented in U.S. dollars (“USD” or “$”).

Our Fiscal Year

We follow a 52/53 week fiscal reporting calendar. Unless otherwise indicated, fiscal year 2011 refers to the 53 weeks ended December 31, 2011, and fiscal years 2010 and 2009 refer to the 52 weeks ended December 25, 2010, and December 26, 2009, respectively.

MillerCoors follows a monthly reporting calendar. Fiscal years 2011, 2010 and 2009 refer to the 12 months ended December 31, 2011, December 31, 2010, and December 31, 2009, respectively. Additionally, the results from Brewers’ Retail, Inc. (“BRI”), a consolidated subsidiary through February 28, 2009, and an equity method investment thereafter, are reported one month in arrears. Our policy is to accelerate recording the effect of events occurring in the lag period that significantly affect our consolidated financial statements.

Principles of Consolidation

Our consolidated financial statements include our accounts and our majority-owned and controlled domestic and foreign subsidiaries, as well as certain variable interest entities (“VIEs”) for which we are the primary beneficiary. All significant intercompany accounts and transactions have been eliminated in consolidation. Due to a change in our ownership level of BRI, we deconsolidated this entity from our financial statements as of March 1, 2009, and began to prospectively account for it under the equity method of accounting. See Note 4, “Investments” for further information.

Use of Estimates

Our consolidated financial statements are prepared in accordance with accounting principles generally accepted in the United States of America (“U.S. GAAP”). These accounting principles require us to make certain estimates, judgments and assumptions. We believe that the estimates, judgments and assumptions used to determine certain amounts that affect the financial statements are reasonable, based on information available at the time they are made. To the extent there are differences between these estimates and actual results, our consolidated financial statements may be materially affected.

Revenue Recognition

Revenue is recognized when the significant risks and rewards of ownership are transferred to the customer or distributor depending upon the method of distribution and shipping terms, which is either at the time of shipment to distributors or upon delivery of product to retail customers. The cost of various programs, such as price promotions, rebates and coupon programs are treated as a reduction of sales. Sales of products are for cash or otherwise agreed upon credit terms. Sales are stated net of incentives, discounts and returns.

Outside of unusual circumstances, if product is returned, it is generally for failure to meet our quality standards, not caused by customer actions. Products that do not meet our high quality standards are returned and destroyed. We do not have standard terms that permit return of product. We estimate the costs for product returns and record them in Cost of goods sold each period. We reduce revenue at the value of the original sales price in the period that the product is returned.

In addition to supplying our own brands, the U.K. segment sells other beverage companies’ products to on-premise customers to provide them with a full range of products for their retail outlets. We refer to this as the “factored brand business.”

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NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

Sales from this business are included in our Net sales and Cost of goods sold when ultimately sold, but the related volume is not included in our reported sales volumes. In the factored brand business, we normally purchase inventory, which includes excise taxes charged by the vendor, take orders from customers for such brands, and invoice customers for the product and related costs of delivery. In accordance with guidance pertaining to reporting revenue gross as a principal versus net as an agent, sales under the factored brands are reported on a gross income basis.

Excise Taxes

Excise taxes collected from customers and remitted to tax authorities are government-imposed excise taxes on beer shipments. Excise taxes on beer shipments are shown in a separate line item in the consolidated statements of operations as a reduction of sales. Sales taxes collected from customers are recognized as a liability, with the liability subsequently reduced when the taxes are remitted to the tax authority.

Cost of Goods Sold

Our Cost of goods sold includes raw materials, packaging materials (including promotional packaging), manufacturing costs, plant administrative support and overheads, inbound and outbound freight charges, purchasing and receiving costs, inspection costs, warehousing, and internal transfer costs.

Marketing, General and Administrative Expenses

Our Marketing, general and administrative expenses consist of advertising, sales costs, intangible amortization, share-based compensation, non-manufacturing administrative, and overhead costs. The creative portion of our advertising activities is expensed as incurred. Production costs of advertising and promotional materials are expensed when the advertising is first run. Advertising expense was $398.8 million, $361.6 million, and $349.3 million for fiscal years 2011, 2010, and 2009, respectively. Prepaid advertising costs of $21.6 million and $13.4 million, were included in Other current assets in the consolidated balance sheets at December 31, 2011, and December 25, 2010, respectively.

Share-based compensation is recognized straight line over the vesting period of the awards. Certain share-based compensation plans contain provisions that accelerate vesting of awards upon retirement, disability, or death of eligible employees and directors. Our share-based awards are considered vested when the employee’s retention of the award is no longer contingent on providing service. Accordingly, we recognize share-based compensation cost for awards granted to retirement-eligible individuals immediately. Also, if less than the stated vesting period, we recognize these costs over the period from the grant date to the date retirement eligibility is achieved. We report the benefits of tax deductions in excess of recognized compensation cost as a financing cash flow, thereby reducing net operating cash flows and increasing net financing cash flows.

Special Items

Our special items represent charges incurred or benefits realized that we do not believe to be indicative of our core operations; specifically, such items are considered to be one of the following:

•                  infrequent or unusual items,

•                  impairment or asset abandonment-related losses, or

•                  restructuring charges and other atypical employee-related costs.

Although we believe these items are not indicative of our core operations, the items classified as Special Items are not necessarily non-recurring.

Income Taxes

Deferred income taxes are provided for the temporary differences between the financial reporting basis and the tax basis of our assets, liabilities, and certain unrecognized gains and losses recorded in accumulated other comprehensive earnings. We provide for taxes that may be payable if undistributed earnings of overseas subsidiaries were to be remitted to the U.S., except for those earnings that we consider to be permanently reinvested.

Cash and Cash Equivalents

Cash consists of cash on hand and bank deposits. Cash equivalents represent highly liquid investments with original maturities of 90 days or less. Our cash deposits may be redeemed upon demand and are maintained with multiple, reputable financial institutions. The following presents our supplemental cash flow information:

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NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

	For the fiscal years ended
	December 31, 2011	December 25, 2010	December 26, 2009
	(In millions)
Cash paid for interest	$102.3	$87.0	$76.0
Cash paid for taxes	$62.7	$38.4	$50.9
Receipt of note upon sale of property	$—	$5.3	$—
Issuance of restricted stock, net of forfeitures	$9.3	$9.8	$8.9
Issuance of performance shares, net of forfeitures	$7.0	$7.4	$14.1

Accounts Receivable and Notes Receivable

We record accounts and notes receivable at net realizable value. This carrying value includes an appropriate allowance for estimated uncollectible amounts to reflect any loss anticipated on the accounts and notes receivable balances.

Canada’s distribution channels are highly regulated by provincial regulation and experience few collectability problems. However, we do have direct sales to retail customers in Canada for which an allowance is recorded based upon expected collectability and historical experience.

The U.K. segment extends loans to a portion of the retail outlets that sell our brands. Some of these loans provide for no interest to be payable, and others provide for payment of a below market interest rate. In return, the retail outlets receive smaller discounts on beer and other beverage products purchased from us, with the net result being the U.K. segment attaining a market return on the outstanding loan balance. We therefore reclassify a portion of beer revenue into interest income to reflect a market rate of interest on these loans. In fiscal years 2011, 2010 and 2009, these amounts were $6.3 million, $6.7 million, and $8.3 million, respectively and this interest income is included in the U.K. segment.

Trade loan receivables are classified as either current notes receivable and other receivables or non-current notes receivable in our consolidated balance sheets. At December 31, 2011, and December 25, 2010, total loans outstanding, net of allowances, were $42.6 million and $48.4 million, respectively.

An allowance for credit losses is maintained to provide for loan losses deemed to be probable related to specifically identified loans and for losses in the loan portfolio that have been incurred at the balance sheet date. We establish our allowance through a provision for loan losses charged against earnings and recorded in Marketing, general & administrative expenses. Loan balances that are written off are recorded against the allowance as a write-off.

Total loans that may not be recoverable at December 31, 2011, and December 25, 2010, were $12.1 million and $12.5 million, respectively. In fiscal years 2011 and 2010, total loans written off were $7.2 million and $6.2 million, respectively. Any subsequent loan recovery is recorded as a gain upon collection within Marketing, general and administrative expenses. A rollforward of the allowance for the year ended December 31, 2011, is as follows (in millions):

Balance at December 26, 2009	$10.1
Additions charged to expense, net of recoveries	5.4
Write-offs	(6.2)
Foreign currency and other adjustments	(0.2)
Balance at December 25, 2010	$9.1
Additions charged to expense, net of recoveries	4.1
Write-offs	(7.2)
Foreign currency and other adjustments	0.2
Balance at December 31, 2011	$6.2

Inventories

Inventories are stated at the lower of cost or market. Cost is determined by the first-in, first-out (“FIFO”) method. We regularly assess the shelf-life of our inventories and reserve for those inventories when it becomes apparent the product will not be sold within our freshness specifications. We did not have a material allowance for obsolete finished goods or packaging

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NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

materials at December 31, 2011, or at December 25, 2010, respectively. In the fourth quarter of 2010, we reclassified our returnable bottles and pallets from Inventories, Packaging materials, to Properties as discussed below.

Properties

Properties are stated at original cost less accumulated depreciation. Depreciation is recorded using the straight-line method over the estimated useful lives of the assets. Costs of enhancements or modifications that substantially extend the capacity or useful life of an asset are capitalized and depreciated accordingly. Start-up costs associated with manufacturing facilities, but not related to construction, are expensed as incurred. Ordinary repairs and maintenance are expensed as incurred. When property is retired or otherwise disposed of, the cost and accumulated depreciation are removed from our consolidated balance sheets and the resulting gain or loss, if any, is reflected in our consolidated statements of operations. Long-lived assets are evaluated for impairment whenever events or changes in circumstances indicate the carrying value of an asset (or asset group) may not be recoverable.

Returnable containers are recorded at acquisition cost and are classified within Properties. Returnable containers consist of returnable bottles, kegs and pallets that are both in our direct control within our breweries, warehouses and distributions facilities and those that we indirectly control in the market through our agreements with our customers and other brewers and for which a deposit is received. The deposits received on our returnable containers in the market are recorded as deposit liabilities, included as current liabilities within Accrued Expenses and other liabilities in the Consolidated Balance Sheets.

The costs of acquiring or developing internal-use computer software, including directly-related payroll costs, are capitalized and classified within Properties. Software maintenance and training costs are expensed in the period incurred.

Properties held under capital lease are depreciated using the straight-line method over the estimated useful life or the lease term, whichever is shorter, and the related depreciation is included in depreciation expense.

Goodwill and Other Intangible Assets

Goodwill is allocated to the reporting unit in which the business that created the goodwill resides. A reporting unit is an operating segment, or a business unit one level below that operating segment, for which discrete financial information is prepared and regularly reviewed by segment management. The Canada and the U.K. reporting units are consistent with our operating segments. However, for our China and India businesses, the reporting unit is one level below the MCI operating segment. We evaluate the carrying value of our goodwill and indefinite-lived intangible assets for impairment at the reporting unit level at least annually or when an interim triggering event occurs that would indicate that impairment may have taken place. We evaluate our other definite-lived intangible assets for impairment when evidence exists that certain events or changes in circumstances indicate that the carrying amount of these assets may not be recoverable. Significant judgments and assumptions are required in such impairment evaluations. We completed the required annual impairment testing as of June 26, 2011, the first day of our fiscal third quarter, and concluded there were no impairments. Finite-lived intangible assets are stated at cost less accumulated amortization. Amortization is recorded using the straight-line method over the estimated lives of the assets.

Equity Method Investments

We generally apply the equity method of accounting to 20% to 50% owned investments where we exercise significant influence or VIEs for which we are not the primary beneficiary. Equity method investments include our equity ownership in MillerCoors in the U.S. and Tradeteam, Ltd (“Tradeteam”) (a transportation and logistics services company) in the U.K., along with Modelo Molson Imports, L.P. (“MMI”), BRI, Brewers’ Distributor Ltd. (“BDL”) and our former interest in the Montréal Canadiens in Canada. See Note 4, “Investments.”

There are no related parties that own interests in our equity method investments as of December 31, 2011.

Derivative Hedging Instruments

We use derivatives as part of our normal business operations to manage our exposure to fluctuations in interest, foreign currency exchange, commodity, production and packaging material costs and for other strategic purposes related to our core business. We enter into derivatives for risk management purposes only, including derivatives designated in hedge accounting relationships as well as those derivatives utilized as economic hedges. We do not enter into derivatives for trading or speculative purposes. We recognize our derivatives on the consolidated balance sheet as assets or liabilities at fair value and are classified in either current or non-current assets or liabilities based on each contract’s respective unrealized gain or loss position and each contract’s respective maturity. Our policy is to present all derivative balances on a gross basis, without regard to

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NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

counterparty master netting agreements or similar arrangements.

Changes in fair values (to the extent of hedge effectiveness) of outstanding cash flow and net investment hedges are recorded in other comprehensive income, until earnings are affected by the variability of cash flows of the underlying hedged item or the sale of the underlying net investment, respectively. Effective hedges offset the gains or losses recognized on the underlying exposure in the consolidated statement of operations. Any ineffectiveness is recorded directly into earnings.

We record realized gains and losses from derivative instruments in the same financial statement line item as the hedged item/forecasted transaction. Changes in unrealized gains and losses for derivatives not designated in a hedge accounting relationship are recorded directly in earnings each period and are recorded in the same financial statement line item as the associated realized (cash settled) gains and losses. Cash flows from the settlement of derivatives appear in the consolidated statement of cash flows in the same categories as the cash flows of the hedged item.

In accordance with authoritative accounting guidance, we do not record the fair value of derivatives for which we have elected the Normal Purchase Normal Sale (“NPNS”) exemption. We account for these contracts on an accrual basis, recording realized settlements related to these contracts in the same financial statement line items as the corresponding transaction.

Pension and Postretirement Benefits

We have defined benefit plans that cover certain current and former employees in Canada and the U.K. We also have unfunded post-retirement plans in Canada and the U.S. that provide medical benefits for retirees and eligible dependents and life insurance for certain retirees. All retirement plans for MCBC employees in the United States are defined contribution pension plans. MillerCoors, BRI and BDL maintain pension and postretirement plans as well. Each plan is managed locally and in accordance with respective local laws and regulations.

We recognize the underfunded or overfunded status of a defined benefit postretirement plan as an asset or liability in the consolidated balance sheets and recognize changes in the funded status in the year in which the changes occur within other comprehensive income. The funded status of a plan, measured as the difference between the fair value of plan assets and the projected or accumulated benefit obligation, and the related net periodic pension cost are calculated using a number of significant actuarial assumptions. Changes in net periodic pension cost and funding status may occur in the future due to changes in these assumptions.

Projected benefit obligation is the actuarial present value as of the measurement date of all benefits attributed by the plan benefit formula to employee service rendered before the measurement date using assumptions as to future compensation levels if the plan benefit formula is based on those future compensation levels. Accumulated benefit obligation is the actuarial present value of benefits (whether vested or unvested) attributed by the plan benefit formula to employee service rendered before the measurement date and based on employee service and compensation, if applicable, prior to that date. Accumulated benefit obligation differs from projected benefit obligation in that it includes no assumption about future compensation levels and years of service.

Fair Value Measurements

The carrying amounts of our cash and cash equivalents, accounts receivable, accounts payable and accrued liabilities approximate fair value as recorded due to the short-term maturity of these instruments. In addition, the carrying amounts of our trade loan receivables, net of allowances, approximate fair value. The fair value of derivatives was estimated by discounting the future cash flows utilizing observable market interest, foreign exchange and commodity rates adjusted for non-performance credit risk associated with our counterparties (assets) or with MCBC (liabilities). See Note 18, “Derivative Instruments and Hedging Activities.” Based on current market rates for similar instruments, the fair value of long-term debt is presented in Note 13, “Debt.”

U.S. GAAP guidance for fair value includes a hierarchy that prioritizes fair value measurements based on the types of inputs used for the various valuation techniques (market approach, income approach and cost approach). Our financial assets and liabilities are measured using inputs from the three levels of the fair value hierarchy.

The three levels of the hierarchy are as follows:

Level 1—Inputs are unadjusted quoted prices in active markets for identical assets or liabilities that we have the ability to access at the measurement date.

Level 2—Inputs include quoted prices for similar assets and liabilities in active markets, quoted prices for identical or

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NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

similar assets or liabilities in markets that are less active, inputs other than quoted prices that are observable for the asset or liability (i.e., interest rates, yield curves, etc.), and inputs that are derived principally from or corroborated by observable market data by correlation or other means (market corroborated inputs).

Level 3—Unobservable inputs that reflect the assumptions that we believe market participants would use in pricing the asset or liability. We develop these inputs based on the best information available, including our own data.

Foreign Currency

Assets and liabilities recorded in foreign currencies that are the functional currencies for the respective operations are translated at the prevailing exchange rate at the balance sheet date. Revenue and expenses are translated at the average exchange rates during the period. Translation adjustments resulting from this process are reported as a separate component of other comprehensive income. Gains and losses from foreign currency transactions are included in earnings for the period.

2. New Accounting Pronouncements

Adoption of New Accounting Pronouncements

Goodwill Impairment Analysis

In December 2010, the Financial Accounting Standards Board (“FASB”) issued authoritative guidance related to the evaluation of goodwill impairment testing for reporting units with zero or negative carrying amounts. Upon adoption of the guidance and annually thereafter, an entity with reporting units that have carrying amounts that are zero or negative is required to assess whether it is more likely than not that the reporting units’ goodwill is impaired. If the entity determines that it is more likely than not that the goodwill of one or more of its reporting units is impaired, the entity should perform Step 2 of the goodwill impairment test for those reporting units. The guidance was effective for our first quarter 2011. The adoption of this guidance did not impact our financial position or results from operations.

New Accounting Pronouncements Not Yet Adopted

Fair Value Measurement

In May 2011, the FASB issued authoritative guidance related to fair value measurement and disclosure requirements. The new guidance results in a consistent definition of fair value and convergence between U.S. GAAP and International Financial Reporting Standards (“IFRS”) on both how to measure fair value and on what disclosures to provide about fair value measurements. The guidance is effective for our quarter ending March 31, 2012. We do not anticipate that this guidance will have an impact on our financial position or results from operations.

Presentation of Other Comprehensive Income

In June 2011, the FASB issued authoritative guidance related to the presentation of other comprehensive income, which was later amended in December 2011. Upon adoption of the guidance, as amended, an entity has the option to present the total of comprehensive income, the components of net income and the components of other comprehensive income either in a single continuous statement of comprehensive income or in two separate but consecutive statements. The guidance is effective for our quarter ending March 31, 2012. The impact of this guidance is limited to a change in the presentation of our results.

Testing Goodwill for Impairment

In September 2011, the FASB issued authoritative guidance related to goodwill impairment testing. The new guidance permits an entity to first assess qualitative factors to whether it is more likely than not that the fair value of a reporting unit is less than its carrying amount. If it is concluded that this is the case, it is necessary to perform the two-step goodwill impairment test. Otherwise, the two-step goodwill impairment test is not required. The guidance is effective for annual and interim goodwill impairment tests performed for our fiscal years beginning January 1, 2012. We do not anticipate that this guidance will have an impact on our financial position or results from operations.

Disclosure about Offsetting Assets and Liabilities

In December 2011, the FASB issued authoritative guidance enhancing the disclosure requirements related to offsetting asset and liability positions. The update creates new disclosure requirements about the nature of an entity’s rights of offset and related arrangements associated with its financial instruments and derivative instruments. The new disclosures are designed to better facilitate comparison between financial statements prepared under U.S. GAAP and IFRS by requiring entities to provide

MOLSON COORS BREWING COMPANY AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

financial statement users information about both gross and net exposures. The guidance is effective for annual reporting periods beginning on or after January 1, 2013, and interim periods thereafter. We do not anticipate that this guidance will have an impact on our financial position or results from operations. However, we are currently evaluating the impact of this guidance on our existing disclosures.

3. Segment Reporting

Our reporting segments are based on the key geographic regions in which we operate, which are the basis on which our chief operating decision maker evaluates the performance of the business.

Reporting Segments

Canada

The Canada segment consists of our production, marketing and sales of the Molson family of brands, Coors Light and other brands, principally in Canada; BRI, our joint venture arrangement related to the distribution and retail sale of beer in Ontario and BDL, our joint venture arrangement related to the distribution of beer in the western provinces, both accounted for as equity method investments. The Canada segment also includes our equity interest in MMI, our joint venture with Grupo Modelo S.A.B. de C.V. (“Modelo”).

We have an agreement with Heineken N.V. (“Heineken”) that grants us the right to import, market, and sell Heineken products throughout Canada and with SABMiller to brew, market, and sell several SABMiller brands, and to distribute and sell imported SABMiller brands. We also contract brew and package Labatt Blue and Asahi for the U.S. market.

United States (U.S.)

As discussed in Note 1, “Basis of Presentation and Summary of Significant Accounting Policies,” effective July 1, 2008, MillerCoors began operations. The results and financial position of our U.S. segment operations were deconsolidated upon contribution to the joint venture, and our interest in MillerCoors is being accounted for and reported by us under the equity method of accounting. MCBC’s equity investment in MillerCoors represents our U.S. segment beginning July 1, 2008.

United Kingdom (U.K.)

The U.K. segment consists of our production, marketing and sales of our brands (the largest of which is Carling), principally in the U.K.; our consolidated joint venture relating to the production and distribution of the Grolsch brands in the U.K. and the Republic of Ireland; our consolidated joint venture to produce and distribute the Cobra beer brands in the U.K. and the Republic of Ireland; factored brand sales (beverage brands owned by other companies, but sold and delivered to retail by us), in the U.K.; and our equity method joint venture arrangement (“Tradeteam”) for the physical distribution of products throughout the U.K.

Molson Coors International (MCI)

MCI includes results of operations in our non-core and emerging markets, including Asia, Mexico, Latin America, the Caribbean (not including Puerto Rico as it is a part of the U.S. segment) and continental Europe. This includes our joint venture agreement in China with Hebei Si’hai Beer Company, Molson Coors Si’hai Brewing (China) Co., Ltd. (“MC Si’hai”) and our joint venture agreement in India with Cobra India, Molson Coors Cobra India (“MC Cobra India”).

Beginning in 2011, we are separately presenting the MCI operating segment that was previously combined with our Corporate results. We have also revised our historical segment presentation to be consistent with this presentation.

Corporate

Corporate is not a segment and includes interest and certain other general and administrative costs that are not allocated to any of the operating segments. The majority of these corporate costs relate to worldwide administrative functions, such as corporate affairs, legal, human resources, finance and accounting, treasury, insurance and risk management. Additionally, the results of our water resources and energy operations in Colorado are included in Corporate. Corporate also includes certain royalty income and administrative costs related to the management of intellectual property.

Summarized Financial Information

No single customer accounted for more than 10% of our sales. Net sales represent sales to third party external customers. Inter-segment sales revenues other than sales to MillerCoors are insignificant and eliminated in consolidation.

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NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

The following tables represent consolidated net sales, consolidated interest expense, consolidated interest income, and reconciliations of amount shown as income (loss) from continuing operations before income taxes to income from continuing operations attributable to MCBC.

	Year ended December 31, 2011
	Canada	U.S.	U.K.	MCI	Corporate	Eliminations(1)	Consolidated
	(In millions)
Net sales	$2,067.3	$—	$1,333.5	$122.6	$1.3	$(9.0)	$3,515.7
Interest expense	—	—	—	—	(118.7)	—	(118.7)
Interest income	—	—	6.3	—	4.4	—	10.7
Income (loss) from continuing operations before income taxes	$474.9	$457.9	$99.3	$(33.3)	$(224.6)	$—	$774.2
Income tax benefit (expense)							(99.4)
Net income (loss) from continuing operations							674.8
Less: Net (income) loss attributable to noncontrolling interests							(0.8)
Net income (loss) from continuing operations attributable to MCBC							$674.0

(1)      Represents intersegment sales from the U.K. segment to the MCI segment, which began in 2011.

	Year ended December 25, 2010
	Canada	U.S.	U.K.	MCI	Corporate	Consolidated
	(In millions)
Net sales	$1,938.2	$—	$1,234.9	$80.0	$1.3	$3,254.4
Interest expense	—	—	—	—	(110.2)	(110.2)
Interest income	—	—	6.7	—	4.1	10.8
Income (loss) from continuing operations before income taxes	$454.0	$456.1	$95.3	$(25.7)	$(170.7)	$809.0
Income tax benefit (expense)						(138.7)
Net income (loss) from continuing operations						670.3
Less: Net (income) loss attributable to noncontrolling interests						(2.2)
Net income (loss) from continuing operations attributable to MCBC						$668.1

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NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

	Year ended December 26, 2009
	Canada	U.S.	U.K.	MCI	Corporate	Consolidated
	(In millions)
Net sales	$1,732.3	$—	$1,226.2	$72.9	$1.0	$3,032.4
Interest expense	—	—	—	—	(96.6)	(96.6)
Interest income	—	—	8.3	—	2.4	10.7
Income (loss) from continuing operations before income taxes	$462.6	$382.0	$90.8	$(21.6)	$(196.3)	$717.5
Income tax benefit (expense)						14.7
Net income (loss) from continuing operations						732.2
Less: Net (income) loss attributable to noncontrolling interests						(2.8)
Net income (loss) from continuing operations attributable to MCBC						$729.4

The following table presents total assets by segment:

	As of
	December 31, 2011	December 25, 2010
	(In millions)
Canada	$6,541.6	$6,548.9
U.S.(1)	2,487.9	2,574.1
U.K.	2,293.4	2,276.2
MCI(1)	151.7	86.7
Corporate(1)	948.9	1,211.1
Discontinued operations	0.3	0.6
Consolidated total assets	$12,423.8	$12,697.6

(1)                                 The decrease in Corporate is primarily due to the reduction in cash balances. The decrease in the U.S. is driven primarily by our share of the change in MillerCoors accumulated other comprehensive income (“AOCI”) thereby decreasing our Investment in MillerCoors. These decreases are partially offset by the increase in MCI, which is primarily due to our increased investment in our International markets, such as our acquisition of a controlling stake in MC Cobra India.

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NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

The following table presents select cash flow information by segment:

	For the years ended
	December 31, 2011	December 25, 2010	December 26, 2009
	(In millions)
Depreciation and amortization(1):
Canada	$125.0	$122.3	$120.6
United Kingdom	75.6	67.5	77.6
MCI	3.2	0.8	0.2
Corporate	13.3	11.7	9.6
Consolidated depreciation and amortization	$217.1	$202.3	$208.0
Capital expenditures(2):
Canada	$138.8	$97.8	$77.6
United Kingdom	80.3	70.0	64.6
MCI	12.4	4.2	0.1
Corporate	3.9	5.9	16.5
Consolidated capital expenditures	$235.4	$177.9	$158.8

(1)           Depreciation and amortization amounts do not reflect amortization of bond discounts, fees, or other debt-related items.

(2)           Capital expenditures increased in 2011 driven by the addition of a high-speed can line in our Montréal brewery.

The following table presents sales by geography, based on the location of the customer:

	For the years ended
	December 31, 2011	December 25, 2010	December 26, 2009
	(In millions)
Net sales to unaffiliated customers:
Canada	$1,987.4	$1,894.9	$1,687.0
United States and its territories	81.3	44.6	46.3
United Kingdom	1,313.9	1,217.7	1,180.3
Other foreign countries	133.1	97.2	118.8
Consolidated net sales	$3,515.7	$3,254.4	$3,032.4

The following table presents properties by geography:

	As of
	December 31, 2011	December 25, 2010
	(In millions)
Properties(1):
Canada	$877.5	$864.7
United States and its territories	35.7	41.8
United Kingdom	456.3	441.9
Other foreign countries	60.6	40.3
Consolidated net properties	$1,430.1	$1,388.7

(1)                                 Includes net properties based on geographic location. The increase to Other foreign countries is primarily attributable to our acquisition of a controlling stake in MC Cobra India.

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NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

4. Investments

Our investments include both equity method and consolidated investments. Those entities identified as VIEs have been evaluated to determine whether we are the primary beneficiary. The VIEs included under Consolidated Investments below are those for which we have concluded that we are the primary beneficiary and accordingly, consolidate these entities. We have not provided any financial support to any of our VIEs during the year that we were not previously contractually obligated to provide except for the capital contribution to BRI discussed below.

Authoritative guidance related to the consolidation of VIEs requires that we continually reassess whether we are the primary beneficiary of VIEs in which we have an interest. As such, the conclusion regarding the primary beneficiary status is subject to change and we continually evaluate circumstances that could require consolidation or deconsolidation.

Equity Investments

Investment in MillerCoors

MillerCoors has a Board of Directors consisting of five MCBC-appointed and five SABMiller-appointed directors. The percentage interests in the profits of MillerCoors are 58% for SABMiller and 42% for MCBC, and voting interests are shared 50%-50%. Each party to the MillerCoors joint venture agreed not to transfer its economic or voting interests in the joint venture for a period of five years from July 1, 2008, and certain rights of first refusal will apply to any subsequent assignment of such interests. Our interest in MillerCoors is accounted for under the equity method of accounting.

Summarized financial information for MillerCoors is as follows (in millions):

Condensed Balance Sheet

	As of
	December 31, 2011	December 31, 2010
Current assets	$810.9	$815.9
Non-current assets	8,861.7	8,972.1
Total assets	$9,672.6	$9,788.0
Current liabilities	$922.7	$932.9
Non-current liabilities	1,471.3	1,273.4
Total liabilities	2,394.0	2,206.3
Noncontrolling interests	36.7	30.5
Owners’ equity	7,241.9	7,551.2
Total liabilities and equity	$9,672.6	$9,788.0

Results of Operations

	For the years ended
	December 31, 2011	December 31, 2010	December 31, 2009
Net sales	$7,550.2	$7,570.6	$7,574.3
Cost of goods sold	(4,647.9)	(4,686.3)	(4,720.9)
Gross profit	$2,902.3	$2,884.3	$2,853.4
Operating income(1)	$1,020.3	$1,078.9	$866.1
Net income attributable to MillerCoors(1)	$1,003.8	$1,057.0	$842.8

(1)                                 Fiscal year 2011 includes special charges of $60.0 million for a write-down in the value of the Sparks brand and a $50.9 million charge resulting from the planned assumption of the Milwaukee Brewery Worker’s Pension Plan, an underfunded multi-employer pension plan. Fiscal year 2010 and fiscal year 2009 include special charges of $30.3

MOLSON COORS BREWING COMPANY AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

million and $49.4 million, respectively, primarily driven by pension curtailment losses and integration costs.

The following represents MCBC’s proportional share in MillerCoors’ net income, reported under the equity method (in millions):

	For the years ended
	December 31, 2011	December 31, 2010	December 31, 2009
Net income attributable to MillerCoors	$1,003.8	$1,057.0	$842.8
MCBC economic interest	42%	42%	42%
MCBC proportionate share of MillerCoors net income	421.6	443.9	354.0
MillerCoors accounting policy elections(1)	—	—	7.3
Amortization of the difference between MCBC contributed cost basis and proportional share of the underlying equity in net assets of MillerCoors(2)	35.4	6.9	11.7
Share-based compensation adjustment(3)	0.9	5.3	9.0
Equity income in MillerCoors	$457.9	$456.1	$382.0

(1)

MillerCoors made its initial accounting policy elections upon formation, impacting certain asset and liability balances contributed by MCBC. Our investment basis in MillerCoors is based on the book value of the net assets we contributed to it. These adjustments reflect the impact on our investment in MillerCoors as a result of the differences resulting from accounting policy elections, the most significant of which was MillerCoors’ election to value our contributed inventories using the first in, first out (FIFO) method, rather than the last in, first out (LIFO) method, which had been applied by us prior to the formation of MillerCoors, the impact of which was fully amortized in early 2009.

(2)

Our net investment in MillerCoors is based on the carrying values of the net assets contributed to the joint venture which is less than our proportional share of underlying equity (42%) of MillerCoors (contributed by both CBC and Miller) by approximately $589 million as of December 31, 2011. This difference, with the exception of goodwill and land, is being amortized as additional equity income over the remaining useful lives of the contributed long-lived amortizing assets. During the third quarter of 2011, MillerCoors recognized an impairment charge of $60.0 million associated with its Sparks brand intangible asset. Our portion, $25.2 million, or 42% of the charge, is offset by an adjustment to our basis amortization above. This adjustment represents accelerated amortization attributable to our proportionate share of the underlying basis of the asset class in which Sparks was contributed. The current basis difference combined with the $35.0 million recorded in 2008 and 2009 related to differences resulting from accounting policy elections must be considered to reconcile MillerCoors equity to our investment in MillerCoors.

(3)

The net adjustment is to record all share-based compensation associated with pre-existing equity awards to be settled in Class B common stock held by former CBC employees now employed by MillerCoors and to eliminate all share-based compensation impacts related to pre-existing SABMiller plc equity awards held by former Miller employees now employed by MillerCoors. As of the end of the second quarter of 2011, the share-based awards granted to former CBC employees now employed by MillerCoors became fully vested. As such, no further adjustments will be recorded related to these awards.

During fiscal year 2011, we recorded $28.2 million of beer sales to MillerCoors and $11.5 million of beer purchases from MillerCoors. In addition, we recorded $6.0 million of service agreement and other charges to MillerCoors and $1.3 million of service agreement costs from MillerCoors. As of December 31, 2011, we had $2.0 million net receivables due from MillerCoors. During fiscal year 2010, we recorded $35.1 million of beer sales to MillerCoors and $9.3 million of beer purchases from MillerCoors. In addition, we recorded $4.1 million of service agreement and other charges to MillerCoors and $1.2 million of service agreement costs from MillerCoors. As of December 25, 2010, we had $1.3 million net receivables due from MillerCoors. During fiscal year 2009, we recorded $38.1 million of beer sales to MillerCoors and $10.6 million of beer purchases from MillerCoors. In addition, we recorded $12.7 million of service agreement and other charges to MillerCoors and $1.6 million of service agreement costs from MillerCoors.

MCBC assigned the United States and Puerto Rican rights to the legacy Coors brands, including Coors Light, Coors Banquet, Keystone Light and the Blue Moon brands, to MillerCoors. We retained all ownership rights of these brands outside of

MOLSON COORS BREWING COMPANY AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

the United States and Puerto Rico. In addition, we retained numerous water rights in Colorado. We lease these water rights to MillerCoors at no cost for use at its Golden, Colorado brewery.

There were no undistributed earnings in MillerCoors as of December 31, 2011, or December 31, 2010.

Other Equity Investments

Tradeteam Ltd.

Tradeteam, a joint venture between us and DHL in which we have a 49.9% interest, has a contract with us which gives them exclusive rights to provide our transportation and logistics services in the U.K. until 2018. Our approximate financial commitments under the distribution contract with Tradeteam based on foreign exchange rates as of December 31, 2011, are as follows:

Amount
(In millions)
2012	$135.1
2013	139.1
2014	143.3
2015	147.6
2016	152.0
Thereafter	277.6
Total	$994.7

The financial commitments on termination of the distribution agreement are to essentially take over property, assets and people used by Tradeteam to deliver the service to us, paying Tradeteam’s net book value for assets acquired which approximates $35.5 million as of December 31, 2011.

Services provided under the Tradeteam contract were approximately $130.7 million, $117.6 million, and $118.4 million for the fiscal years ended 2011, 2010 and 2009, respectively, and are included in Cost of goods sold. As of December 31, 2011, and December 25, 2010, we had $15.6 million and $14.2 million due to Tradeteam for services provided.

Montréal Canadiens

Molson Hockey Holdings, Inc. (“MHHI”), a wholly-owned subsidiary of the Company, owned a 19.9% indirect common ownership in the Montréal Canadiens professional hockey team, the Gillett Entertainment Group and certain related assets (collectively, the “Club”). An independent party owned the controlling 80.1% common ownership interest in the Club. During the fourth quarter of 2009, CH Group Limited Partnership / Société en commandite Group CH (“CH Group”) purchased the controlling 80.1% common ownership interest in the Club, as well as the interest in the ground lease of the Bell Centre arena in Montréal (the “Bell Centre”) from the majority owner of the Club, an independent third-party. The general partner of CH Group and one of its limited partners are entities affiliated with Andrew Molson and Geoff Molson, who are both members of the Board of Directors of the Company.

In connection with CH Group’s purchase of the controlling common ownership interest in the Club and the Bell Centre, effective December 1, 2009, MHHI sold its 19.9% common ownership interest in the Club to CH Group. We received net proceeds of CAD 56.3 million ($53.3 million), which is equal to the sale price for our interest reduced by a portion of the debt obligations of the Club assumed by the CH Group, and recognized a gain of CAD 48.7 million ($46.0 million) in Other income (expense) related to this transaction. The selling price of our interest in the Club was based on the price at which CH Group purchased the 80.1% controlling interest in the Club from the majority owner, an independent third party.

Brewers’ Retail Inc.

BRI, a VIE, is a beer distribution and retail network for the Ontario region of Canada, owned by MCBC, Anheuser-Busch InBev (“ABI”) and Sleeman. BRI charges its owners administrative fees that are designed so the entity operates at break-even profit levels. This administrative fee is based on costs incurred, net of other revenues earned, and is allocated in accordance with the operating agreement to its owners based on volume of products. Contractual provisions cause our interests to fluctuate

MOLSON COORS BREWING COMPANY AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

based on this calculated market share requiring frequent primary beneficiary evaluations. Acquisition activity by ABI caused our variable interest to decrease to a level indicating that we were no longer the primary beneficiary and, as such, we deconsolidated BRI from our financial statements during the first quarter of 2009. Subsequent to deconsolidation we continue to regularly evaluate the primary beneficiary; however, based on the existing structure, control is shared and therefore we do not anticipate becoming the primary beneficiary in the foreseeable future.

BRI’s liabilities exceeded its assets at the date of deconsolidation (negative book value), by $90.3 million. We recorded a liability of $74.3 million associated with the recognition of the fair value of our proportionate share of the guarantee we maintained with regard to BRI’s debt obligations (see Note 20, Commitments and Contingencies for discussion of guarantee release in 2011). Because we have an obligation to proportionately fund BRI’s obligations, the difference between net carrying value and the fair value of our retained equity interest in BRI was recorded as an adjustment to our BRI investment, effectively resulting in a negative equity method balance of $16 million. Additionally, because of our continued obligation, we continue to record our proportional share of BRI’s net income or loss, despite our negative equity method balance. As of December 31, 2011, and December 25, 2010, we had a negative equity method balance of $28.5 million and $85.1 million, respectively. The decrease in our negative balance was primarily driven by historical corrections of immaterial errors identified during 2011 related to changes since our 2009 deconsolidation, including decreases in ownership, and a 2005 historical purchase accounting correction of $55.7 million related to the minority interest held by Molson at merger resulting in an equivalent offsetting decrease to goodwill at acquisition. This decrease was partially offset by our proportionate share in the increase of the BRI underfunded defined benefit and postretirement plans in fiscal year 2011. As a result of these immaterial errors we also recognized a non-cash benefit of approximately $4 million in Cost of goods sold and a credit to Other comprehensive income (“OCI”) of $15.0 million related to tax impacts of historical pension and postretirement adjustments during 2011. Administrative fees under the agreement with BRI were approximately $99.5 million, $93.9 million and $89.2 million for fiscal years 2011, 2010 and 2009, respectively. As of December 31, 2011, and December 25, 2010, we had $40.9 million and $37.9 million due from BRI related to services under the administrative fees agreement, respectively.

Brewers’ Distributor Ltd.

BDL, a VIE, is a distribution operation owned by MCBC and ABI and pursuant to an operating agreement, acts as an agent for the distribution of their products in the western provinces of Canada. The two owners share 50%/50% voting control of this business.

BDL charges the owners administrative fees that are designed so the entity operates at break-even profit levels. This administrative fee is based on costs incurred, net of other revenues earned, and is allocated in accordance with the operating agreement to the owners based on volume of products. No other parties are allowed to sell beer through BDL, which does not take legal title to the beer distributed for the owners. As of December 31, 2011, and December 25, 2010, our investment in BDL was $12.6 million and negative $0.4 million, respectively. The increase in our investment was primarily related to a reclassification of $11.9 million from trade accounts receivable based on our assessment of the receivable as a long-term investment. Administrative fees under the contract were approximately $41.6 million, $38.5 million, and $43.9 million for the fiscal years 2011, 2010 and 2009, respectively. As of December 31, 2011, and December 25, 2010, we had $13.5 million and $19.9 million due from BDL, respectively, related to services under the administrative fees agreement.

Modelo Molson Imports, L.P.

MMI, a 50%/50% joint venture with Modelo, imports, distributes, and markets the Modelo beer brand portfolio across all Canadian provinces and territories. Our sales team is responsible for selling the brands across Canada on behalf of the joint venture. We account for MMI, a VIE, under the equity method of accounting. During fiscal years 2011, 2010 and 2009, we incurred $15.4 million, $12.3 million and $7.6 million, respectively, of fees due to MMI. As of December 31, 2011, and December 25, 2010, we had $11.0 million and $15.5 million due to MMI, respectively, related to activities under the operating agreement.

MOLSON COORS BREWING COMPANY AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

Summarized financial information for our other equity method investments combined is as follows (in millions):

Results of Operations

	For the years ended
	December 31, 2011	December 25, 2010	December 26, 2009
Net sales	$840.5	$810.4	$996.9
Cost of goods sold(1)	(747.7)	(700.9)	(704.6)
Gross profit	$92.8	$109.5	$292.3
Operating income	$51.1	$48.8	$47.0
Net Income	$42.4	$40.7	$22.0

(1)           Historical amounts adjusted to reflect current presentation.

Condensed Combined Balance sheets

	As of
	December 31, 2011	December 25, 2010
Current assets	$311.2	$410.9
Non-current assets	370.8	358.1
Total assets	$682.0	$769.0
Current liabilities	$379.4	$670.2
Non-current liabilities	271.6	99.3
Total liabilities	651.0	769.5
Owners’ equity	31.0	(0.5)
Total liabilities and owners’ equity	$682.0	$769.0

There were no significant undistributed earnings as of December 31, 2011, or December 25, 2010, for any of the companies included in other equity investments above.

Consolidated Variable Interest Entities

Grolsch

Grolsch is a joint venture between us and Royal Grolsch N.V. in which we hold a 49% interest. The Grolsch joint venture markets Grolsch branded beer in the United Kingdom and the Republic of Ireland. The majority of the Grolsch branded beer is produced by us under a contract brewing arrangement with the joint venture. MCBC and Royal Grolsch N.V. sell beer to the joint venture, which sells the beer back to MCBC (for onward sale to customers) for a price equal to what it paid, plus a marketing and overhead charge and a profit margin. Grolsch is a taxable entity in the U.K. Accordingly, income tax expense in our consolidated statements of operations includes taxes related to the entire income of the joint venture. We consolidate the results and financial position of Grolsch and it is reported within our U.K. operating segment.

Cobra Beer Partnership, Ltd

During the second quarter of 2009, we purchased 50.1% of Cobra Beer Partnership, Ltd. (“Cobra U.K.”), which owns the worldwide rights to the Cobra beer brand (with the exception of the Indian sub-continent owned by Cobra India). The non-controlling interest is held by the founder of the Cobra beer brand. We consolidate the results and financial position of Cobra U.K. and it is reported within our U.K. operating segment.

The following summarizes the assets and results of operations of our consolidated joint ventures (including noncontrolling interests). None of our consolidated VIEs held debt as of December 31, 2011, or December 25, 2010.

MOLSON COORS BREWING COMPANY AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

	For the years ended/As of
	December 31, 2011			December 25, 2010			December 26, 2009
	Total Assets (1)	Revenues(2)	Pre-tax income	Total Assets(1)	Revenues(2)	Pre-tax income	Revenues(2)	Pre-tax income
	(In millions)
BRI	$—	$—	$—	$—	$—	$—	$40.4	$—
Grolsch	$20.4	$27.3	$3.9	$14.1	$30.1	$4.3	$37.8	$5.7
Cobra U.K.	$31.6	$40.1	$6.9	$32.7	$39.2	$6.9	$21.2	$1.9
Granville Island(3)	$—	$—	$—	$—	$—	$—	$4.6	$0.2

(1)	Excludes receivables from the Company.

(2)

Substantially all such sales for Grolsch are made to the Company, and as such, are eliminated in consolidation. The BRI revenues for 2009 represent the first two months prior to deconsolidation. Revenues for Cobra U.K. for the fiscal year 2009 reflect 6 months of activity.

(3)	During the second quarter of 2010, we acquired 100% of the outstanding stock and, as a result, Granville Island is no longer classified as a VIE.

5. Discontinued Operations

In 2006, we sold our entire equity interest in our Brazilian unit, Cervejarias Kaiser Brasil S.A. (“Kaiser”), to FEMSA Cerveza S.A. de C.V. (“FEMSA”). The terms of the sale agreement require us to indemnify FEMSA for exposures related to certain tax, civil and labor contingencies arising prior to FEMSA’s purchase of Kaiser (See Note 20, “Commitments and Contingencies”).The table below summarizes the income (loss) from discontinued operations, net of tax, presented on our consolidated statements of operations:

	For the years ended
	December 31, 2011	December 25, 2010	December 26, 2009
	(In millions)
Gain related to settlement of a portion of our indemnity liabilities to FEMSA (See “Note 20”)	$—	$42.6	$—
Loss related to adjustment in legal reserves due to changes in estimates and foreign exchange gains and losses	(0.4)	(1.5)	—
Adjustments to indemnity liabilities due to changes in estimates and foreign exchange gains and losses	2.7	(1.5)	(9.0)
Income (loss) from discontinued operations, net of tax	$2.3	$39.6	$(9.0)

As of December 31, 2011, and December 25, 2010, included in current assets of discontinued operations on the balance sheet are $0.3 million and $0.6 million of deferred tax assets associated with these indemnity liabilities, respectively. Current liabilities of discontinued operations include current legal reserves of $4.8 million and $4.4 million as of December 31, 2011, and December 25, 2010, respectively.

MOLSON COORS BREWING COMPANY AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

6. Other Income and Expense

The table below summarizes other income and expense:

	For the years ended
	December 31, 2011	December 25, 2010	December 26, 2009
	(In millions)
Gain from Foster’s swap and related financial instruments(1)	$0.8	$47.9	$0.7
Gain (loss) from foreign exchange and derivatives	(6.9)	(3.4)	5.4
Gain on sale of Montréal Canadiens(2)	—	—	46.0
Equity income (loss) of Montréal Canadiens	—	—	(1.2)
Environmental reserve	(0.2)	0.2	(1.5)
Loss on non-operating leases	(0.9)	(1.0)	(3.6)
Loss related to the change in designation of cross currency swaps(3)	(6.7)	—	—
Other, net(4)	2.9	0.2	3.6
Other income (expense), net	$(11.0)	$43.9	$49.4

(1)

During the third quarter of 2008, we entered into a cash settled total return swap with Deutsche Bank in order to gain an economic interest exposure to Foster’s Group Limited’s (“Foster’s”) stock (ASX:FGL) (see Note 18, “Derivative Instruments and Hedging Activities”). During the third quarter of 2010, we accelerated the maturity dates of our total return swaps related to Foster’s stock, and the majority of these swaps were settled prior to year end 2010. Simultaneously, we entered into a series of option contracts to limit our exposure to future changes in Foster’s stock price, effectively fixing a range of settlement values for our remaining open swap positions. The remaining total return swaps and related options matured in January of 2011. Proceeds from these settlements are included within Cash flows from investing activities.

(2)	See Note 4, “Investments” under the “Montreal Canadiens” sub-heading for further discussion.

(3)	See Note 18, “Derivative Instruments and Hedging Activities” under “Cross Currency Swaps” sub-heading for further discussion.

(4)

This includes gains of $1.0 million in 2011 and $0.5 million in 2010 related to sales of non-core real estate to related but unconsolidated parties. During 2010, we sold the historic Coors family home in Golden, Colorado, to the Adolph Coors Company LLC for $0.5 million and during 2011, we sold non-core real estate in Golden to MillerCoors for $1.0 million. The selling price in both instances was based on a market appraisal by an independent third party.

7. Income Tax

The pre-tax income on which the provision for income taxes was computed is as follows:

	For the years ended
	December 31, 2011	December 25, 2010	December 26, 2009
	(In millions)
Domestic	$767.2	$779.3	$477.1
Foreign	7.0	29.7	240.4
Total	$774.2	$809.0	$717.5

Income tax expense (benefit) includes the following current and deferred provisions:

MOLSON COORS BREWING COMPANY AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

	For the years ended
	December 31, 2011	December 25, 2010	December 26, 2009
	(In millions)
Current:
Federal	$16.0	$7.5	$(51.3)
State	3.9	24.6	9.6
Foreign	24.0	38.7	(100.8)
Total current tax expense (benefit)	$43.9	$70.8	$(142.5)
Deferred:
Federal	$72.6	$86.9	$87.0
State	3.9	5.2	14.7
Foreign	(21.0)	(24.2)	26.1
Total deferred tax expense (benefit)	$55.5	$67.9	$127.8
Total income tax expense (benefit) from continuing operations	$99.4	$138.7	$(14.7)

Our income tax expense varies from the amount expected by applying the statutory federal corporate tax rate to income as follows:

	For the years ended
	December 31, 2011	December 25, 2010	December 26, 2009
Statutory Federal income tax rate	35.0%	35.0%	35.0%
State income taxes, net of federal benefits	1.6%	2.0%	2.0%
Effect of foreign tax rates	(21.4)%	(20.2)%	(21.7)%
Effect of foreign tax law and rate changes	(0.4)%	0.7%	(2.7)%
Effect of unrecognized tax benefits	(1.1)%	0.8%	(18.8)%
Other, net	(0.9)%	(1.2)%	4.2%
Effective tax rate	12.8%	17.1%	(2.0)%

Our deferred tax assets and liabilities are composed of the following:

	As of
	December 31, 2011	December 25, 2010
	(In millions)
Current deferred tax assets:
Compensation related obligations	$3.5	$0.6
Accrued liabilities and other	47.3	46.5
Tax credit carryforward	—	5.4
Valuation allowance	(6.1)	—
Other	2.2	0.2
Total current deferred tax assets	46.9	52.7
Current deferred tax liabilities:
Partnership investments	192.6	259.3
Balance sheet reserves and accruals	4.0	13.0
Total current deferred tax liabilities	196.6	272.3
Net current deferred tax assets(1)	—	—
Net current deferred tax liabilities(1)	$149.7	$219.6

MOLSON COORS BREWING COMPANY AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

	As of
	December 31, 2011	December 25, 2010
	(In millions)
Non-current deferred tax assets:
Compensation related obligations	$12.7	$20.0
Postretirement benefits	191.5	149.9
Foreign exchange losses	152.0	212.1
Convertible debt	1.0	1.3
Tax loss carryforwards	32.5	79.9
Intercompany financing	13.2	14.9
Partnership investments	13.1	23.0
Accrued liabilities and other	21.8	20.5
Valuation allowance	(22.5)	(39.0)
Total non-current deferred tax assets	415.3	482.6
Non-current deferred tax liabilities:
Fixed assets	117.8	119.8
Partnership investments	19.8	49.7
Intangibles	579.5	589.1
Other	3.9	2.5
Total non-current deferred tax liabilities	721.0	761.1
Net non-current deferred tax asset(1)	$—	$—
Net non-current deferred tax liability(1)	$305.7	$278.5

(1)                   Our net deferred tax assets and liabilities are presented and composed of the following:

	As of
	December 31, 2011	December 25, 2010
	(In millions)
Domestic net current deferred tax liabilities	$161.3	$152.6
Foreign net current deferred tax assets	11.6	—
Foreign net current deferred tax liabilities	—	67.0
Net current deferred tax liabilities	$149.7	$219.6
Domestic net non-current deferred tax assets	$149.9	$188.2
Foreign net non-current deferred tax liabilities	455.6	466.7
Net non-current deferred tax liabilities	$305.7	$278.5

Our fiscal year effective tax rate was approximately 13% in 2011, 17% in 2010, and (2)% in 2009. Our effective tax rates were significantly lower than the federal statutory rate of 35% primarily due to the impact of lower effective income tax rates applicable to our Canadian and U.K. businesses.

We have U.S. federal and state net operating losses. The tax effect of these attributes is $4.8 million at December 31, 2011, and $4.3 million at December 25, 2010, which will expire between 2012 and 2029. The measurement of deferred tax assets is reduced by a valuation allowance if, based upon available evidence, it is more likely than not that some or all of the deferred tax assets will not be realized. As a result, we have established a valuation allowance in the amount of $1.0 million and $1.0 million at December 31, 2011, and December 25, 2010, respectively. In addition, we have Canadian federal and provincial net operating loss and capital loss carryforwards. The tax effect of these attributes is $27.8 million at December 31, 2011, and $72.2 million at December 25, 2010. The Canadian loss carryforwards will expire between 2014 and 2031. We believe, based upon available evidence, it is more likely than not that some or all of the deferred tax assets will not be realized, and we have established a valuation allowance in the amount of $12.4 million and $12.4 million at December 31, 2011, and December 25, 2010, respectively. In addition, we have U.K. capital loss carryforwards. The tax effect of these attributes was $8.2 million at

MOLSON COORS BREWING COMPANY AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

December 31, 2011, and $8.7 million at December 25, 2010. The U.K. capital loss carryforwards do not expire.

Annual tax provisions include amounts considered sufficient to pay assessments that may result from examination of prior year tax returns; however, the amount ultimately paid upon resolution of issues may differ materially from the amount accrued. As of December 25, 2010, we had $84.1 million of unrecognized tax benefits. Since December 25, 2010, unrecognized tax benefits decreased by $13.4 million. This decrease represents the net of increases due to fluctuation in foreign exchange rates, additional unrecognized tax benefits, accrued penalties, and interest accrued for the current year, and decreases primarily due to tax years closing or being effectively settled and payments made to tax authorities with regard to unrecognized tax benefits during 2011, resulting in total unrecognized tax benefits of $70.7 million as of December 31, 2011. If recognized, the full amount of the unrecognized tax benefits would affect the effective tax rate as of December 31, 2011, compared with $84.1 million as of December 25, 2010. During 2012, we do not expect any significant increases or decreases to unrecognized tax benefits. We recognize interest and penalties related to unrecognized tax benefits as a component of income tax expense. Anticipated interest and penalty payments of $8.6 million and $8.4 million were accrued in unrecognized tax benefits as of December 31, 2011, and December 25, 2010, respectively. We recognized an income tax expense of $0.3 million and $2.6 million for the net increase and net reduction of interest and penalties on unrecognized tax benefits as of December 31, 2011, and December 25, 2010, respectively.

A reconciliation of the beginning and ending amount of unrecognized tax benefits is as follows:

	For the years ended
	December 31, 2011	December 25, 2010	December 26, 2009
	(In millions)
Balance at beginning of year	$84.9	$72.3	$206.1
Additions for tax positions related to the current year	9.6	6.9	26.0
Additions for tax positions of prior years	4.3	6.5	1.8
Reductions for tax positions of prior years	(0.1)	(1.0)	(74.1)
Settlements	(1.5)	(0.8)	(11.4)
Release due to statute expiration	(25.6)	(1.6)	(92.1)
Foreign currency adjustment	(0.9)	2.6	16.0
Balance at end of year	$70.7	$84.9	$72.3

We file income tax returns in most of the federal, state, and provincial jurisdictions in the U.S., U.K., and Canada. Tax years through 2006 are closed in the U.S., while exam years 2007 and 2008 have been effectively settled and only remain open pending finalization of an advanced pricing agreement. Tax years through fiscal year ended 2006 are closed or have been effectively settled through examination in Canada. Tax years through 2008 are closed or have been effectively settled through examination in the U.K.

We have elected to treat our portion of all foreign subsidiary earnings through December 31, 2011, as permanently reinvested under the accounting guidance and accordingly, have not provided any U.S. federal or state tax thereon. As of December 31, 2011, approximately $920.0 million of retained earnings attributable to foreign subsidiaries was considered to be indefinitely invested. Our intention is to reinvest the earnings permanently or to repatriate the earnings when it is tax effective to do so. It is not practicable to determine the amount of incremental taxes that might arise were these earnings to be remitted. However, we believe that U.S. foreign tax credits would largely eliminate any U.S. taxes and offset any foreign withholding taxes due on remittance.

8. Special Items

We have incurred charges or gains that we do not believe to be indicative of our core operations. As such, we have separately classified these costs as special items.

Summary of Special Items

MOLSON COORS BREWING COMPANY AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

	For the years ended
	December 31, 2011	December 25, 2010	December 26, 2009
	(In millions)
Canada—Restructuring, exit and other related costs associated with the Montréal and Edmonton breweries(1)	$0.6	$1.0	$7.6
Canada—Special termination benefits(2)	5.2	3.2	—
Canada—Software abandonment(3)	—	12.8	—
Canada—Pension curtailment(4)	—	—	5.3
Canada—Flood related costs, net(5)	0.2	—	—
Canada—BRI Loan Guarantee Adjustment(6)	(2.0)	—	—
Canada—Fixed asset adjustment(7)	7.6	—	—
U.K.—Release of non-income-related tax reserve(8)	(2.3)	0.4	10.4
U.K.—Restructuring charges and related exit costs(9)	2.1	2.6	2.8
U.K.—Other, net	(0.1)	0.1	—
U.K.—Costs associated with Cobra acquisition	—	—	5.7
MCI —Costs associated with other strategic initiatives	1.0	1.1	—
Corporate —Costs associated with other strategic initiatives	—	0.1	0.9
Total special items	$12.3	$21.3	$32.7

(1)                                 During 2011, 2010, and 2009, we recognized expenses for restructuring costs associated with the employee terminations and impairment of assets at the Montréal and Edmonton breweries.

(2)                                 During 2011, we recognized charges related to special termination benefits offered to eligible employees upon election for early retirement as collective bargaining agreements were ratified with MCC impacting the Quebec Hourly Defined Benefit pension plan. Additionally, during the first quarter of 2011 and the first half of 2010, we recognized expenses for special termination benefits related to the Ontario-Atlantic Hourly Defined Benefit pension plan.

(3)                                 During 2010, a capital asset write-off and associated costs were recorded related to the abandonment of sales support software, which had been under development, as a result of a change in strategic direction relative to the use of the software.

(4)                                 During 2009, we recognized a pension curtailment loss and restructuring costs associated with employee terminations at the Montréal brewery, driven by MillerCoors’ decision to produce Blue Moon products at its breweries in the U.S.

(5)                                 During 2011, we incurred expenses related to flood damages at our Toronto offices, which was partially offset by insurance proceeds.

(6)                                 During the second quarter of 2011, we recognized a $2.0 million gain resulting from a reduction of our guarantee of BRI debt obligations, which is discussed further in Note 20 “Commitments and Contingencies”.

(7)                                 During the second quarter of 2011, we recognized a $7.6 million loss related to the correction of an immaterial error in prior periods to reduce Properties in the Canada segment, resulting from the performance of a fixed asset count. The impact of the error and the related correction this year is not material to any prior annual or interim financial statements and is not material to the fiscal year results for 2011.

(8)                                 During 2009, we established a non-income-related tax reserve of $10.4 million that was recorded as a special item. Our current estimates indicate a range of possible loss relative to this reserve of $0 million to $22.3 million, inclusive of potential penalties and interest. The amount recorded in 2011 represents a release of a portion of this reserve as a result of a change in estimate.

(9)                                 During 2011, 2010 and 2009, we recognized employee termination costs primarily related to supply chain restructuring activity resulting from on-going company-wide efforts to increase efficiency throughout the segment.

MOLSON COORS BREWING COMPANY AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

We have restructuring accruals for Canada and the U.K. of $0.1 million and $1.8 million, respectively, as of December 31, 2011, and $0.2 million and $2.2 million as of December 25, 2010, respectively.

9. Stockholders’ Equity

Changes to the number of shares of capital stock issued were as follows:

	Common stock issued		Exchangeable shares issued
	Class A	Class B(1)	Class A	Class B
	(Share amounts in millions)
Balance at December 28, 2008	2.7	157.1	3.2	20.9
Shares issued under equity compensation plans	—	1.5	—	—
Shares exchanged for common stock	(0.1)	0.8	—	(0.7)
Balance at December 26, 2009	2.6	159.4	3.2	20.2
Shares issued under equity compensation plans	—	1.4	—	—
Shares exchanged for common stock	—	1.2	(0.2)	(1.0)
Balance at December 25, 2010	2.6	162.0	3.0	19.2
Shares issued under equity compensation plans	—	0.7	—	—
Shares exchanged for common stock	—	—	—	—
Shares exchanged for Class B exchangeable shares	—	—	(0.1)	0.1
Balance at December 31, 2011	2.6	162.7	2.9	19.3

(1)                                 During 2011, we repurchased Class B common shares which results in a lower number of outstanding shares compared to issued shares. See “Share Repurchase Program” below for further discussion. For all other classes, issued shares equal outstanding shares.

Preferred Stock

At December 31, 2011, and December 25, 2010, 25.0 million shares of no par value preferred stock were authorized but not issued.

Class A and Class B Common Stock

Dividend Rights

Subject to the rights of the holders of any series of preferred stock, holders of our Class A common stock (“Class A common stock”) are entitled to receive, from legally available funds, dividends when and as declared by the Board of Directors of Molson Coors, except that so long as any shares of our Class B common stock (“Class B common stock”) are outstanding, no dividend will be declared or paid on the Class A common stock unless at the same time a dividend in an amount per share (or number per share, in the case of a dividend paid in the form of shares) equal to the dividend declared or paid on the Class A common stock is declared or paid on the Class B common stock.

Voting Rights

Except in limited circumstances, including the right of the holders of the Class B common stock and our special Class B voting stock (through which holders of Class B exchangeable shares vote) voting together as a single class to elect  three directors to the Molson Coors Board of Directors, the right to vote for all purposes is vested exclusively in the holders of the Class A common stock and our special Class A voting stock, voting together as a single class. The holders of Class A common stock are entitled to one vote for each share held, without the right to cumulate votes for the election of directors.

An affirmative vote of a majority of the votes entitled to be cast by the holders of the Class A common stock and special Class A voting stock (through which holders of Class A exchangeable shares vote), voting together as a single class, is required prior to the taking of certain actions, including:

•                                          the issuance of any shares of Class A common stock or securities convertible into Class A common stock

MOLSON COORS BREWING COMPANY AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

(other than upon the conversion of Class B common stock under circumstances provided in the Restated Certificate of Incorporation (“Certificate of Incorporation”) or the exchange or redemption of Class A exchangeable shares in accordance with the terms of those exchangeable shares) or securities (other than Class B common stock) convertible into or exercisable for Class A common stock;

•                                          the issuance of shares of Class B common stock (other than upon the conversion of Class A common stock under circumstances provided in our Certificate of Incorporation or the exchange or redemption of Class B exchangeable shares in accordance with the terms of those exchangeable shares) or securities (other than Class A common stock) that are convertible into or exercisable for Class B common stock, if the number of shares to be issued is equal to or greater than 20% of the number of outstanding shares of Class B common stock;

•                                          the issuance of any preferred stock having voting rights other than those expressly required by Delaware law;

•                                          the sale, transfer or other disposition of any capital stock (or securities convertible into or exchangeable for capital stock) of subsidiaries;

•                                          the sale, transfer or other disposition of all or substantially all of the assets of the Company; and

•                                          any decrease in the number of members of the Molson Coors Board of Directors to a number below 15.

Pentland Securities (1981) Inc. (the “Pentland Trust”) and Adolph Coors, Jr. Trust (the “Coors Trust”), which together control more than 90% of our Class A common stock and Class A exchangeable shares, have voting trust agreements through which they have combined their voting power over the shares of our Class A common stock and the Class A exchangeable shares that they own. However, in the event that these two stockholders do not agree to vote in favor of a matter submitted to a stockholder vote (other than the election of directors), the voting trustees will be required to vote all of the Class A common stock and Class A exchangeable shares deposited in the voting trusts against the matter. There is no other mechanism in the voting trust agreements to resolve a potential deadlock between these stockholders.

The Certificate of Incorporation provides the holders of Class B common stock and special Class B voting stock, voting together as a single class, the right to elect three directors to the Molson Coors Board of Directors. In addition, the holders of Class B common stock and special Class B voting stock, voting together as a single class, have the right to vote on specified transactional matters. The holders of Class B common stock are entitled to one vote for each share held with respect to each matter on which holders of the Class B common stock are entitled to vote, without the right to cumulate votes for the election of directors.

Rights Upon Dissolution or Wind Up

If Molson Coors liquidates, dissolves or winds up its affairs, the holders of Class A common stock, together with the holders of the Class B common stock, would be entitled to receive, after Molson Coors’ creditors have been paid and the holders of any then outstanding series of preferred stock have received their liquidation preferences, all of the remaining assets of Molson Coors in proportion to their share holdings. Holders of Class A and Class B common stock do not have pre-emptive rights to acquire any securities of Molson Coors. The outstanding shares of Class A and Class B common stock are fully paid and non-assessable.

Conversion Rights

The Certificate of Incorporation provides for the right of holders of Class A common stock to convert their stock into Class B common stock on a one-for-one basis at any time.

Share Repurchase Program

In July 2011, the Board of Directors authorized a new program to repurchase up to $1.2 billion of outstanding shares of Class B common stock in the open market or in privately negotiated transactions over an expected term of 3 years. We have purchased a total of 7.5 million shares of our Class B common stock under the share repurchase program as of December 31, 2011, for $321.1 million. During the third quarter of 2011, our Board of Directors expanded this program to include the repurchase of our Class A common stock. There are fewer Class A shares available to repurchase on the open market, so the repurchases will continue to be primarily of Class B shares.

Exchangeable Shares

The Class A exchangeable shares and Class B exchangeable shares were issued by Molson Coors Canada Inc. (“MCCI”)

MOLSON COORS BREWING COMPANY AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

a wholly-owned subsidiary. The exchangeable shares are substantially the economic equivalent of the corresponding shares of Class A and Class B common stock that a Molson shareholder would have received in the Merger if the holder had elected to receive shares of Molson Coors common stock. Holders of exchangeable shares also receive, through a voting trust, the benefit of Molson Coors voting rights, entitling the holder to one vote on the same basis and in the same circumstances as one corresponding share of Molson Coors common stock.

The exchangeable shares are exchangeable at any time, at the option of the holder on a one-for-one basis for corresponding shares of Molson Coors common stock.

Holders of exchangeable shares are entitled to receive, subject to applicable law, dividends as follows:

•                                          in the case of a cash dividend declared on a corresponding share of Molson Coors common stock, an amount in cash for each exchangeable share corresponding to the cash dividend declared on each corresponding share of Molson Coors common stock in USD or in an equivalent amount in CAD;

•                                          in the case of a stock dividend declared on a corresponding share of Molson Coors common stock to be paid in shares of Molson Coors common stock, in the number of exchangeable shares of the relevant class for each exchangeable share that is equal to the number of shares of corresponding Molson Coors common stock to be paid on each corresponding share of Molson Coors common stock; or

•                                          in the case of a dividend declared on a corresponding share of Molson Coors common stock in any other type of property, in the type and amount of property as is economically equivalent as determined by MCCI’s Board of Directors to the type and amount of property to be paid on each corresponding share of Molson Coors common stock.

The declaration dates, record dates and payment dates for dividends on the exchangeable shares are the same as the relevant dates for the dividends on the shares of corresponding Molson Coors common stock.

10. Earnings Per Share

Basic net income per share was computed using the weighted average number of shares of common stock outstanding during the period. Diluted net income per share includes the additional dilutive effect of our potentially dilutive securities, which includes stock options (“options”), stock-only stock appreciation rights (“SOSARs”), restricted stock units (“RSUs”), deferred stock units (“DSUs”) and performance units (“PUs”). The dilutive effects of our potentially dilutive securities are calculated using the treasury stock method. Diluted income per share could also be impacted by our convertible debt and related warrants outstanding if they were in the money.

The following summarizes the effect of dilutive securities on diluted EPS:

MOLSON COORS BREWING COMPANY AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

	For the years ended
	December 31, 2011	December 25, 2010	December 26, 2009
	(In millions, except per share amounts)
Amount attributable to MCBC
Net income (loss) from continuing operations	$674.0	$668.1	$729.4
Income (loss) from discontinued operations, net of tax	2.3	39.6	(9.0)
Net income (loss) attributable to MCBC	$676.3	$707.7	$720.4
Weighted average shares for basic EPS	184.9	185.9	184.4
Effect of dilutive securities:
Options and SOSARs	0.9	0.9	1.0
RSUs, PUs and DSUs	0.6	0.5	0.5
Weighted average shares for diluted EPS	186.4	187.3	185.9
Basic net income (loss) per share:
Continuing operations attributable to MCBC	$3.65	$3.59	$3.96
Discontinued operations attributable to MCBC	0.01	0.21	(0.05)
Basic net income (loss) attributable to MCBC	$3.66	$3.80	$3.91
Diluted net income (loss) per share:
Continuing operations attributable to MCBC	$3.62	$3.57	$3.92
Discontinued operations attributable to MCBC	0.01	0.21	(0.05)
Diluted net income (loss) attributable to MCBC	$3.63	$3.78	$3.87
Dividends declared and paid per share	$1.24	$1.08	$0.92

Our calculation of weighted average shares includes Class A common stock and Class B common stock, and Class A exchangeable shares and Class B exchangeable shares. All classes of stock have in effect the same dividend rights and share equitably in undistributed earnings. Holders of Class A common stock receive dividends only to the extent dividends are declared and paid to holders of Class B common stock. See Note 9, “Stockholders’ Equity,” for further discussion of the features of the Class A common stock and Class B common stock and Class A exchangeable shares and Class B exchangeable shares.

The following anti-dilutive securities were excluded from the computation of the effect of dilutive securities on diluted earnings per share:

	For the years ended
	December 31, 2011	December 25, 2010	December 26, 2009
	(In millions)
Options, SOSARs and RSUs(1)	0.9	0.7	0.6
Shares of Class B common stock issuable upon assumed conversion of the 2.5% Convertible Senior Notes(2)	10.8	10.5	10.5
Warrants to issue shares of Class B common stock(2)	10.8	10.5	10.5
	22.5	21.7	21.6

(1)                                 Exercise prices exceed the average market price of the common shares or are anti-dilutive due to the impact of the unrecognized compensation cost on the calculation of assumed proceeds in the application of the treasury stock method. See Note 14, “Share-Based Payments,” for further discussion of these items.

(2)                                 As discussed in Note 13, “Debt,” we issued $575 million of senior convertible notes in June 2007. The impact of a net share settlement of the conversion amount at maturity will begin to dilute earnings per share if and when our stock price reaches $53.40. The impact of stock that could be issued to settle share obligations we could have under the warrants we issued simultaneously with the convertible notes issuance will begin to dilute earnings per share when our stock price reaches $67.82. The potential receipt of MCBC stock from counterparties under our purchased call options

MOLSON COORS BREWING COMPANY AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

when and if our stock price is between $53.40 and $67.82 would be anti-dilutive and excluded from any calculations of earnings per share.

We have no outstanding equity share awards that contain non-forfeitable rights to dividends on unvested shares.

11. Properties

The cost of properties and related accumulated depreciation consists of the following:

	As of
	December 31, 2011	December 25, 2010
	(In millions)
Land and improvements	$105.4	$102.0
Buildings and improvements	351.9	341.8
Machinery and equipment	1,259.6	1,243.9
Returnable containers	203.2	202.2
Furniture and fixtures	277.4	309.2
Software	112.0	47.9
Natural resource properties	3.0	3.0
Construction in progress	137.7	65.2
Total properties cost	2,450.2	2,315.2
Less: accumulated depreciation	(1,020.1)	(926.5)
Net properties	$1,430.1	$1,388.7

Depreciation expense was $177.0 million, $159.6 million and $167.5 million for fiscal years 2011, 2010 and 2009, respectively. We estimate that the loss, breakage and deterioration of our returnable containers (including returnable bottles, kegs and pallets) is comparable to the depreciation calculated on an estimated useful life of approximately 4 years for returnable bottles, 15 years for returnable kegs and 2 years for pallets. Loss and breakage expense, included in the depreciation expense amounts noted above, was $33.7 million, $31.2 million and $30.3 million for fiscal years 2011, 2010 and 2009, respectively, and is classified within Cost of goods sold in the consolidated statements of operations.

As a result of a fixed asset count performed in Canada, Properties were reduced by $13.9 million in 2011 for a correction of an immaterial error in prior periods. A $7.6 million charge was recognized in Specials as discussed in Note 8, “Special Items” and Goodwill was increased by $6.3 million for the assets identified as not present as of the Merger date as discussed in Note 12, “Goodwill and Intangible Assets.”

In the U.K., we own and maintain the dispensing equipment in on-premise retail outlets. Dispensing equipment that transfers the beer from the keg in the cellar to the glass is capitalized at cost upon installation and depreciated on a straight-line basis over lives of up to 7 years, depending on the nature and usage of the equipment. Labor and materials used to install dispensing equipment are capitalized and depreciated over 2 years. Dispensing equipment awaiting installation is held in inventory and valued at the lower of cost or market. Ordinary repairs and maintenance are expensed as incurred.

MOLSON COORS BREWING COMPANY AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

The following table details the ranges of the useful economic lives assigned to depreciable property, plant and equipment for the periods presented:

Useful Economic Lives as of December 31, 2011
Buildings and improvements	20 - 40 years
Machinery and equipment	3 - 25 years
Furniture and fixtures	3 - 10 years
Returnable containers	2 - 15 years
Software	3 - 5 years

12. Goodwill and Intangible Assets

The following summarizes the changes in goodwill:

	As of
	December 31, 2011	December 25, 2010
	(In millions)
Balance at beginning of year	$1,489.1	$1,475.0
Foreign currency translation	(6.1)	5.2
Business acquisitions	19.7	8.6
Historical corrections (1)	(49.4)	0.3
Balance at end of year	$1,453.3	$1,489.1

(1)                                 As a result of the 2011 correction of an immaterial error in prior periods related to BRI, goodwill decreased $55.7 million. See Note 4, “Investments” under the “Brewers’ Retail Inc.” sub-heading for further discussion. In addition, as a result of a fixed asset count performed in Canada, goodwill was increased by $6.3 million for the assets identified as not present as of the Merger date. See Note 11, “Properties,” for further discussion.

Goodwill was allocated between our segments as follows:

	As of
	December 31, 2011	December 25, 2010
	(In millions)
Canada	$689.5	$748.6
United Kingdom	746.1	731.4
MCI	17.7	9.1
Consolidated	$1,453.3	$1,489.1

The following table presents details of our intangible assets, other than goodwill, as of December 31, 2011:

MOLSON COORS BREWING COMPANY AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

	Useful life	Gross	Accumulated amortization	Net
	(Years)	(In millions)
Intangible assets subject to amortization:
Brands	3 - 40	$316.9	$(179.0)	$137.9
Distribution rights	2 - 23	342.0	(234.0)	108.0
Patents and technology and distribution channels	3 - 10	34.9	(28.9)	6.0
Land use rights and other	2 - 42	6.5	(0.8)	5.7
Intangible assets not subject to amortization:
Brands	Indefinite	3,322.4	—	3,322.4
Distribution networks	Indefinite	990.5	—	990.5
Other	Indefinite	15.5	—	15.5
Total		$5,028.7	$(442.7)	$4,586.0

The following table presents details of our intangible assets, other than goodwill, as of December 25, 2010:

	Useful life	Gross	Accumulated amortization	Net
	(Years)	(In millions)
Intangible assets subject to amortization:
Brands	3 - 40	$297.3	$(159.6)	$137.7
Distribution rights	2 - 23	345.8	(221.6)	124.2
Patents and technology and distribution channels	3 - 10	34.6	(25.5)	9.1
Land use rights and other	2 - 42	6.2	(0.1)	6.1
Intangible assets not subject to amortization:
Brands	Indefinite	3,359.2	—	3,359.2
Distribution networks	Indefinite	1,003.3	—	1,003.3
Other	Indefinite	15.5	—	15.5
Total		$5,061.9	$(406.8)	$4,655.1

The change in the gross carrying amounts of intangibles from December 25, 2010, to December 31, 2011, is primarily due to the impact of foreign exchange rate fluctuations, as a significant amount of intangibles are denominated in foreign currencies, slightly offset by the 2011 acquisition of Sharp’s Brewery Ltd. in the U.K. ($20.4 million).

Based on foreign exchange rates as of December 31, 2011, the estimated future amortization expense of intangible assets is as follows:

Fiscal Year

Amount
(In millions)
2012	$34.6
2013	$33.7
2014	$33.7
2015	$31.1
2016	$34.1

Amortization expense of intangible assets was $40.1 million, $42.7 million, and $40.5 million for the years ended December 31, 2011, December 25, 2010, and December 26, 2009, respectively, and is presented within Marketing, general and administrative expenses.

MOLSON COORS BREWING COMPANY AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

We are required to perform goodwill and indefinite-lived intangible asset impairment tests on at least an annual basis and more frequently in certain circumstances. We performed the required annual impairment testing as of June 26, 2011, the first day of the third quarter, and determined that there were no impairments of goodwill or other indefinite-lived intangible assets. There were no impairment losses recognized during the fiscal years 2011 or 2010.

Through our annual impairment testing in 2011, it was determined that the fair value of our China reporting unit, included in MCI, was not significantly in excess of its carrying value (of which $9.6 million is goodwill as of December 31, 2011). In the fifteen months since our investment, the performance of MC Si’hai (included in our China reporting unit) did not meet our expectations due to delays in executing our business plans. While we continue to work at resolving the delays, no guarantee can be made that our efforts will be successful. As a consequence, the fair value of our China reporting unit only exceeded its carrying value by4% and a future goodwill impairment charge related to the China reporting unit may be required.

We use a combination of discounted cash flow analyses and evaluations of values derived from earnings multiples of comparable public companies and market comparable transactions to determine the fair value of reporting units. Our cash flow projections are based on various long-range financial and operational plans of the Company. In 2011, the discount rate used for fair value estimates for reporting units was 9.0% for Canada, 9.5% for the U.K. and 16% for China. These rates are based on weighted average cost of capital, driven by, among other factors, the prevailing interest rates in geographies where these businesses operate, as well as the credit ratings and financing abilities and opportunities of each reporting unit. We use an excess earnings approach to determine the fair values of our indefinite-lived intangible assets. Discount rates used for testing of indefinite-lived intangibles ranged from 9% to 15%. These rates largely reflect the rates for the overall reporting unit valuations, with some level of premium associated with the specificity of the intangibles themselves. Our reporting units operate in relatively mature beer markets, where we are reliant on a major brand for a high percentage of sales. Changes in the factors used in the estimates, including declines in industry or company-specific beer volume sales, margin erosion, termination of brewing and/or distribution agreements with other brewers, and discount rates used, could have a significant impact on the fair values of the reporting units and, consequently, may result in goodwill or indefinite-lived intangible asset impairment charges in the future.

Regarding definite-lived intangibles, we continuously monitor the performance of the underlying asset for potential triggering events suggesting an impairment review should be performed. No such triggering events were identified in 2011.

13. Debt

Our total long-term borrowings as of December 31, 2011, and December 25, 2010, were composed of the following:

	As of
	December 31, 2011	December 25, 2010
	(In millions)
Senior notes:
$850 million 6.375% notes due 2012(1)	$44.6	$44.6
CAD 900 million 5.0% notes due 2015(2)	881.2	892.6
$575 million 2.5% convertible notes due 2013(3)	575.0	575.0
CAD 500 million 3.95% Series A notes due 2017(4)	489.6	495.9
Credit facility(5)	—	—
Less: unamortized debt discounts and other	(30.8)	(48.5)
Total long-term debt (including current portion)	1,959.6	1,959.6
Less: current portion of long-term debt	(44.7)	—
Total long-term debt	$1,914.9	$1,959.6
Total fair value	$2,133.6	$2,137.6

(1)                                 On May 7, 2002, CBC completed a private placement of $850 million of 6.375% senior notes, due 2012, with interest payable semi-annually. Net proceeds from the sale of the notes, after deducting estimated expenses and underwriting fees, were approximately $841 million. The notes were subsequently exchanged for publicly registered notes with the same terms. On July 11, 2007, we repurchased $625 million aggregate principal amount of those notes. On February 7,

MOLSON COORS BREWING COMPANY AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

2008, we announced a tender for repurchase of any and all of the remaining principal amount of $225 million, with the tender period running through February 14, 2008. The net costs of $12.4 million related to this extinguishment of debt and termination of related interest rate swaps was recorded in the first quarter of 2008. The amount actually repurchased was $180.4 million with $44.7 million outstanding as of December 31, 2011, which, in addition to the remaining principal amount of $44.6 million, also includes $0.1 million related to interest rate swaps transacted around this debt issuance in 2002, but were cash settled in 2008 in conjunction with the tender offer. This remaining balance relates to the outstanding principal amount and is being amortized over the remaining term of this debt.

(2)                                 On September 22, 2005, Molson Coors Capital Finance ULC, a Nova Scotia entity, and Molson Coors International, LP, a Delaware partnership, both wholly owned subsidiaries of MCBC, issued 10-year and 5-year private placement debt securities totaling CAD 900 million in Canada and $300 million in the United States, bearing interest at 5.0% and at 4.85%, respectively paid semi-annually. The U.S. $300 million issue matured and was repaid on September 22, 2010. The remaining CAD 900 million offering is guaranteed by MCBC, and certain of our U.S. and Canadian subsidiaries. The securities have certain restrictions on secured borrowing, sale-leaseback transactions and the sale of assets, all of which we were in compliance at December 31, 2011, and December 25, 2010. The CAD 900 million issue was subsequently exchanged for Canadian publicly registered notes maturing on September 22, 2015.

Prior to issuing the bonds, we entered into a bond forward transaction for a portion of the Canadian offering. The bond forward transaction effectively established, in advance, the yield of the government of Canada bond rates over which the Company’s private placement was priced. At the time of the private placement offering and pricing, the government of Canada bond rates were trading at a yield lower than that locked in with the Company’s interest rate lock. This resulted in a loss of $4.0 million on the bond forward transaction. Per authoritative accounting guidance pertaining to derivatives and hedging, the loss is being amortized over the life of the Canadian issued private placement and will serve to increase our effective cost of borrowing by 0.05% compared to the stated coupon on the issue.

(3)                                 On June 15, 2007, MCBC issued in a public offering $575 million of 2.5% Convertible Senior Notes (the “Notes”) payable semi-annually in arrears. The Notes are senior unsecured obligations and rank equal in rights of payment with all of our other senior unsecured debt and senior to all of our future subordinated debt. The Notes are guaranteed by MCBC and certain of our U.S. and Canadian subsidiaries. The Notes mature on July 30, 2013, unless earlier converted or terminated, subject to certain conditions, as noted below. The Notes contain certain customary anti-dilution and make-whole provisions to protect holders of the Notes as defined in the Indenture.

Holders may surrender their Notes for conversion prior to the close of business on January 30, 2013, if any of the following conditions are satisfied:

•                                          during any calendar quarter, if the closing sales price of our Class B common stock for at least 20 trading days in the period of 30 consecutive trading days ending on the last trading day of the calendar quarter preceding the quarter in which the conversion occurs is more than 130% of the conversion price of the Notes in effect on that last trading day;

•                                          during the ten consecutive trading day period following any five consecutive trading day period in which the trading price for the Notes for each such trading day was less than 95% of the closing sale price of our Class B common stock on such date multiplied by the then current conversion rate; or

•                                          if we make certain significant distributions to holders of our Class B common stock, we enter into specified corporate transactions or our Class B common stock ceases to be approved for listing on the New York Stock Exchange and is not listed for trading purposes on a U.S. national securities exchange.

After January 30, 2013, holders may surrender their Notes for conversion any time prior to the close of business on the business day immediately preceding the maturity date regardless of whether any of the conditions listed above have been satisfied. Upon conversion of the Notes, holders of the Notes will receive the par value amount of each note in cash and the shares of our Class B common stock (subject to our right to deliver cash in lieu of all or a portion of those shares) in satisfaction of the conversion feature if, on the day of conversion, the MCBC stock price exceeds the conversion price. The original conversion price for each $1,000 aggregate principal amount of notes was $54.76 per share of our Class B common stock, which represented a 25% premium above the stock price on the day of the issuance of the Notes and corresponded to the initial conversion ratio of 18.263 shares per each $1,000 aggregate principal amount of notes. The conversion ratio and conversion price are subject to adjustments for certain events and provisions, as defined in the Indenture. As a result of our announcement of a dividend increase in June 2011, our

MOLSON COORS BREWING COMPANY AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

conversion price and ratio are $53.40 and 18.7251 shares respectively. If, upon conversion, the MCBC stock price is below the conversion price, adjusted as necessary, a cash payment for the par value amount of the Notes will be made. As of December 31, 2011, the convertible debt’s if-converted value did not exceed the principal.

We initially accounted for the Notes pursuant to guidance pertaining to convertible bonds with issuer option to settle for cash upon conversion, that is, we did not separate and assign values to the conversion feature of the Notes but rather accounted for the entire agreement as one debt instrument as the conversion feature met the requirements of guidance pertaining to accounting for derivative financial instruments indexed to, and potentially settled in, a company’s own stock. The amounts in the table above have been reduced by the unamortized discount related to our convertible debt in the amounts of $28.9 million and $46.3 million for the years ended December 31, 2011, and December 25, 2010, respectively, included in the unamortized debt discount balances above. The remaining $1.9 million and $2.2 million as of December 31, 2011, and December 25, 2010, respectively, within these balances relates to unamortized debt premiums, discounts and other on the additional debt balances.

During the fiscal years 2011, 2010 and 2009, we incurred additional non-cash interest expense of $17.5 million, $16.9 million, and $16.4 million, respectively. The additional non-cash interest expense impact (net of tax) to net income per share was a decrease of $0.06, $0.06 and $0.06 for the fiscal years 2011, 2010 and 2009, respectively. We also incurred interest expense related to the 2.5% coupon rate of $14.6 million, $14.3 million, and $14.4 million for the fiscal years 2011, 2010 and 2009, respectively. The combination of non-cash and cash interest resulted in an effective interest rate of 5.90%, 5.91% and 6.01% for the fiscal years 2011, 2010 and 2009, respectively. We also expect to record additional non-cash interest expense of $18 million and $11 million in 2012 and 2013, respectively, representing the remaining amortization of the debt discount on the Notes and thereby increasing the carrying value of the long-term debt to its $575 million face value at maturity in July 2013.

In connection with the issuance of the Notes, we incurred approximately $10 million of deferred debt issuance costs which are being amortized as interest expense over the life of the Notes.

Convertible Note Hedge and Warrants:

In connection with the issuance of the Notes, we entered into a privately negotiated convertible note hedge transaction. The convertible note hedge (the “purchased call options”) will cover up to approximately 10.8 million shares of our Class B common stock. The purchased call options, if exercised by us, require the counterparty to deliver to us shares of Class B common stock adequate to meet our net share settlement obligations under the Notes and are expected to reduce the potential dilution to our Class B common stock to be issued upon conversion of the Notes, if any. Separately and concurrently, we also entered into warrant transactions with respect to our Class B common stock pursuant to which we may be required to issue to the counterparty up to approximately 10.8 million shares of our Class B common stock. The warrant price is $67.82 which represents a 60% premium above the stock price on the date of the warrant transaction. The warrants expire on February 20, 2014.

We used a portion of the net proceeds from the issuance of the Notes to pay for the cost of the purchased call options, which was partially offset by the proceeds received from the warrant transaction, resulting in a net use of proceeds of $50 million. The net cost of these transactions, net of tax, was recorded in the Stockholders’ Equity section of the balance sheet.

The purchased call options and warrants are separate transactions entered into by the Company, and they are not part of the terms of the Notes and do not affect the holders’ rights under the Notes.

(4)                                 During the fourth quarter of 2010, our wholly owned subsidiary, Molson Coors International LP, completed a 7-year CAD 500 million 3.95% fixed rate Series A Notes private placement in Canada. These notes resulted in net proceeds of CAD 496.6 million after underwriting fees and being issued at a discount of CAD 1.6 million. The Series A Notes will mature on October 6, 2017. The notes are guaranteed by MCBC and certain U.S. and Canadian subsidiaries of the Company and rank equally with the Company’s other outstanding notes and credit facility.

Prior to issuing the bonds, we entered into a forward starting interest rate swap transaction for a portion of the Canadian offering. The forward starting interest rate swap transaction effectively established, in advance, an average fixed rate of 3.3% for the benchmark Canadian yield on the CAD 200 million we hedged. At the time of the private placement offering and pricing, the government of Canada bond rates were trading at a yield lower than that locked in with the Company’s interest rate lock. This resulted in a loss of CAD 7.9 million on the forward starting interest rate swap transaction. Per authoritative accounting guidance pertaining to derivatives and hedging, the loss is being

MOLSON COORS BREWING COMPANY AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

amortized over the life of the Canadian issued private placement and will serve to increase our effective cost of borrowing by approximately 0.23% compared to the stated coupon on the issue.

(5)                                 During the second quarter of 2011, we terminated our $750 million revolving multicurrency bank credit facility, which was scheduled to expire in August 2011. Additionally, in connection with this termination, we entered into an agreement for a 4-year revolving multicurrency credit facility of $400 million, which provides a $100 million sub-facility available for the issuance of letters of credit. We incurred $2.2 million of issuance costs and up-front fees related to this agreement, which are being amortized over the term of the facility. There were no outstanding borrowings on the $400 million credit facility as of December 31, 2011.

Short-term Borrowings

Our total short-term borrowing facilities consist of an overdraft facility of CAD $30.0 million at either USD Prime or CAD Prime depending on the borrowing currency, a line of credit for GBP $10.0 million and an overdraft facility for GBP 10.0 million, both at GBP LIBOR +1.5%, and a line of credit for Japanese Yen 1.5 billion (of which Japanese Yen 575.0 million is committed under an outstanding letter of credit, at a base rate of less than 1.0%). As of December 31, 2011 we had outstanding borrowings of $2.2 million under the Japanese Yen line of credit, and no borrowings under any of the other facilities. As of December 25, 2010, we had no borrowings under any of these facilities. See Note 20, “Commitments and Contingencies” for discussion related to letters of credit.

Additionally, in the fourth quarter of 2010, MC Si’hai opened a short-term borrowing facility for Chinese Renminbi (“RMB”) 7.0 million. In 2011, we repaid this amount and closed the facility.

As of December 31, 2011, the aggregate principal debt maturities of long-term debt and short-term borrowings for the next five fiscal years are as follows:

Amount
(In millions)
2012	$46.9
2013	575.0
2014	—
2015	881.2
2016	—
Thereafter	489.6
Total	$1,992.7

Under the terms of some of our debt facilities, we must comply with certain restrictions. These include restrictions on priority indebtedness (certain threshold percentages of secured consolidated net tangible assets), leverage thresholds, liens, and restrictions on certain types of sale lease-back transactions. As of December 31, 2011, we were in compliance with all of these restrictions.

Interest

Interest incurred, capitalized and expensed were as follows:

	For the years ended
	December 31, 2011	December 25, 2010	December 26, 2009
	(In millions)
Interest incurred(1)	$121.0	$111.4	$99.3
Interest capitalized	(2.3)	(1.2)	(2.7)
Interest expensed	$118.7	$110.2	$96.6

(1)                                 Interest incurred includes non-cash interest of $17.5 million, $16.9 million and $16.4 million for the fiscal years 2011, 2010 and 2009, respectively.

MOLSON COORS BREWING COMPANY AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

14. Share-Based Payments

At December 31, 2011, we had three share-based compensation plans.

The 1990 Equity Incentive Plan

The 1990 Equity Incentive Plan (“EI Plan”) generally provides for two types of grants for our employees: stock options for shares of Class B common stock and restricted stock awards of Class B common stock. The stock options have a term of 10 years and one-third of the stock option award vests in each of the three successive years after the date of grant. There were no awards granted under the EI Plan in 2011, 2010 or 2009 and we are not expecting to grant any new awards under this plan.

Equity Compensation Plan for Non-Employee Directors

The Equity Compensation Plan for Non-Employee Directors (“EC Plan”) provides for awards of shares of Class B common stock or options for shares of Class B common stock. Awards vest after completion of the director’s annual term. The compensation cost associated with the EC plan is amortized over the directors’ term. There were no awards granted under the EC Plan in 2011, 2010 or 2009 and we are not expecting to grant any new awards under this plan.

Molson Coors Brewing Company Incentive Compensation Plan

During 2011, 2010 and 2009, we issued the following awards related to shares of Class B common stock to certain directors, officers, and other eligible employees, pursuant to the Molson Coors Brewing Company Incentive Compensation Plan (“MCBC IC Plan”): restricted stock units (“RSUs”), deferred stock units (“DSUs”), performance units (“PUs”), stock options, and stock-only stock appreciation rights (“SOSARs”).

RSU awards are issued at the market value equal to the price of our stock at the date of the grant and vest over a period of three years. In 2011, 2010 and 2009, we granted 0.3 million, 0.3 million and 0.2 million RSUs with a weighted-average market value of $44.27, $43.61 and $42.07 each, respectively. Prior to issuance, RSUs have no voting rights.

DSU awards, under the Directors’ Stock Plan pursuant to the MCBC IC Plan, are elections made by non-employee directors of MCBC that enable them to receive all or one-half of their annual cash retainer payments in our stock. The deferred stock unit awards are issued at the market value equal to the average day’s price on the date of the grant. The DSUs are paid in shares of stock upon termination of service. Prior to issuance, DSUs have no voting or dividend rights. In 2011, 2010 and 2009, we granted a small number of DSUs with a weighted-average market value of $43.53, $45.25 and $42.82 per share, respectively.

PUs are granted based on a target value established at the date of grant and vest upon completion of a service requirement. The payout value can range from zero to two times the target value based on achievement of specified adjusted earnings per share targets. Adjusted earnings per share is an internal measure calculated from our actual diluted earnings per share adjusted for special items and other significant benefits or charges as approved by the Company’s compensation committee. The PU award value is calculated by multiplying the number of PUs granted by actual cumulative adjusted earnings per share over the specific performance period. The PU award value can be settled in cash or shares, or partly in cash and partly in shares, at the discretion of the Company. If settled in shares, it will be based on the closing Class B common stock price on the date of vesting. Prior to vesting, no shares are issued and PUs have no voting or dividend rights. We are unable to predict the vesting date share price and as a result, account for the PUs as liabilities, resulting in variable compensation expense until settled. The variability of compensation expense arises primarily from changing estimates of adjusted earnings per share. Changes in the price of Class B common stock during the vesting period do not impact compensation expense but will impact the number of shares ultimately issued if the awards are settled in stock. Compensation expense is determined based upon the estimated fair value and recognized over the requisite service period of the grant once we have determined that achievement of the performance condition is probable. If in the future it becomes improbable that the performance condition will be met, previously recognized compensation cost will be reversed, and no compensation cost will be recognized. The service condition vesting periods range from one to three years. In 2011, we granted 0.6 million PUs, all of which were outstanding as of December 31, 2011. In 2010 and 2009, we granted 0.7 million and 2.4 million PUs, respectively. The aggregate intrinsic value of PUs outstanding at December 31, 2011, and December 25, 2010 was $22.9 million and $20.6 million, respectively.

Stock options are granted with an exercise price equal to the market value of a share of common stock on the date of grant. Stock options have a term of 10 years and generally vest over three years. During 2011, we granted 0.7 million options with a weighted-average fair value of $9.60 each. During 2010, we granted 0.7 million options with a weighted-average fair value of $10.95 each. During 2009, we granted 0.7 million options with a weighted-average fair value of $10.33 each.

SOSARs were granted with an exercise price equal to the market value of a share of common stock on the date of grant.

MOLSON COORS BREWING COMPANY AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

The SOSARs entitle the award recipient to receive shares of the Company’s stock with a fair value equal to the excess of the trading price over the exercise price of such shares on the date of the exercise. SOSARs have a term of ten years and generally vest over three years. No SOSARs were granted in 2011, 2010 or 2009.

We record the fair value impact related to share-based compensation for our former employees, now employed by MillerCoors who hold previously granted MCBC share-based awards, on a quarterly basis. The additional mark-to-market cost is related to stock awards to be settled in Class B common stock. The mark-to-market share-based compensation before tax, related to MCBC equity awards, during the fiscal years 2011, 2010 and 2009, was a benefit of $0.1 million, and expenses of $2.6 million and $3.0 million, respectively. These amounts are included in the table below. As of the end of the second quarter of 2011, the share-based awards granted to former CBC employees now employed by MillerCoors became fully vested, as such; we recorded no such adjustment in the second half of 2011, and no further adjustments will be recorded related to these awards.

The following table summarizes components of the share-based compensation recorded as expense:

	For the years ended
	December 31, 2011	December 25, 2010	December 26, 2009
	(In millions)
Options and SOSARs
Pre-tax compensation expense	$5.6	$6.4	$5.9
Tax benefit	(1.6)	(1.9)	(1.8)
After-tax compensation expense	4.0	4.5	4.1
RSUs and DSUs
Pre-tax compensation expense	10.3	16.2	15.1
Tax benefit	(2.6)	(4.6)	(4.1)
After-tax compensation expense	7.7	11.6	11.0
PUs
Pre-tax compensation expense	8.7	7.4	4.8
Tax benefit	(2.6)	(2.1)	(1.2)
After-tax compensation expense	6.1	5.3	3.6
Total after-tax compensation expense	$17.8	$21.4	$18.7

Included in the restricted stock pre-tax compensation expense was the DSU amortization of $0.7 million, $0.6 million, and $0.6 million for the fiscal years 2011, 2010 and 2009, respectively.

MOLSON COORS BREWING COMPANY AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

The summary of activity of unvested RSUs, DSUs and PUs during 2011 is presented below:

	RSUs and DSUs		PUs
	Units	Weighted-average grant date fair value	Units	Weighted-average grant date fair value
	(In millions, except per share amounts)
Non-vested as of December 25, 2010	0.9	$48.62	2.2	$9.45
Granted	0.3	$44.27	0.6	$13.51
Vested	(0.5)	$48.05	(0.7)	$6.98
Forfeited	(0.1)	$44.40	(0.1)	$11.32
Non-vested as of December 31, 2011	0.6	$43.35	2.0	$11.67

The total fair values of RSUs, DSUs, and PUs vested during 2011, 2010 and 2009 were $29.3 million, $15.0 million and $11.4 million, respectively.

As of December 31, 2011, there was approximately $25.1 million of total unrecognized compensation cost from all share-based compensation arrangements granted under the plans, related to unvested shares. This compensation is expected to be recognized over a weighted-average period of approximately 1.1 years.

The fair value of each option granted in 2011, 2010 and 2009 was determined on the date of grant using the Black-Scholes option-pricing model with the following weighted-average assumptions:

	For the years ended
	December 31, 2011	December 25, 2010	December 26, 2009
Risk-free interest rate	2.57%	2.95%	2.46%
Dividend yield	2.57%	2.22%	2.28%
Volatility range	25.3% - 29.4%	27.2% - 29.5%	28.7% - 28.9%
Weighted-average volatility	26.29%	27.86%	28.88%
Expected term (years)	4.0 - 7.7	5.0 - 7.0	5.0 - 7.0
Weighted-average fair value	$9.60	$10.95	$10.33

The risk-free interest rates utilized for periods throughout the contractual life of the options are based on a zero-coupon U.S. Treasury security yield at the time of grant. Expected volatility is based on historical volatility of our stock. The expected term of options is estimated based upon observations of historical employee option exercise patterns and trends. The range on the expected term results from separate groups of employees who exhibit different historical exercise behavior.

Options and SOSARs outstanding at December 31, 2011, changes during 2011, and shares available for grant under all of our plans are presented below:

	Shares outstanding				Shares exercisable at year-end
	Shares	Weighted- average exercise price	Weighted- average remaining contractual life (years)	Aggregate intrinsic value	Shares	Weighted- average exercise price	Weighted- average remaining contractual life (years)	Aggregate intrinsic value
Outstanding as of December 25, 2010	6.8	$37.92	4.89	$91.6	5.5	$36.41	4.02	$82.7
Granted	0.7	$44.18
Exercised	(0.4)	$33.87
Forfeited	—	$43.46
Outstanding as of December 31, 2011	7.1	$38.69	4.31	$43.1	5.7	$37.58	3.34	$42.6

MOLSON COORS BREWING COMPANY AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

The total intrinsic values of options exercised during 2011, 2010 and 2009 were $3.9 million, $16.0 million and $22.9 million, respectively. During 2011, 2010 and 2009, cash received from stock options exercises was $11.6 million, $38.5 million and $43.1 million, respectively, and the total tax benefit to be realized for the tax deductions from these option exercises was $4.5 million, $3.9 million and $21.7 million, respectively.

As of December 31, 2011, there were 3.7 million shares of the Company’s stock available for the issuance as option, SOSAR, RSU, DSU, PSU, and PU awards under the MCBC IC Plan.

15. Accumulated Other Comprehensive Income (Loss)

	MCBC shareholders
	Foreign currency translation adjustments	Gain (loss) on derivative instruments	Pension and Postretirement Benefits adjustments	Equity Method Investments	Accumulated other comprehensive income (loss)	Noncontrolling interest
	(In millions)
As of December 28, 2008	$170.1	$35.3	$(365.6)	$(211.2)	$(371.4)	$(25.4)
Foreign currency translation adjustments	468.3	—	—	—	468.3	—
Unrealized gain (loss) on derivative instruments	—	(42.3)	—	—	(42.3)	—
Reclassification adjustment on derivative instruments	—	(15.7)	—	—	(15.7)	—
Pension and other postretirement benefit adjustments	—	—	(360.3)	—	(360.3)	—
Contribution to MillerCoors	—	—	—	143.8	143.8	—
Ownership share of MillerCoors, other comprehensive income (loss)	—	—	—	(32.2)	(32.2)	—
Pension and other postretirement benefit adjustments related to BRI deconsolidation	—	—	33.3	—	33.3	36.5
Tax benefit (expense)	146.4	18.7	87.0	(54.9)	197.2	(11.1)
As of December 26, 2009	$784.8	$(4.0)	$(605.6)	$(154.5)	$20.7	$—
Foreign currency translation adjustments	53.8	—	—	—	53.8	—
Unrealized gain (loss) on derivative instruments	—	(18.6)	—	—	(18.6)	—
Reclassification adjustment on derivative instruments	—	7.1	—	—	7.1	—
Pension and other postretirement benefit adjustments	—	—	147.5	—	147.5	—
Ownership share of MillerCoors, other comprehensive loss	—	—	—	(52.8)	(52.8)	—
Ownership share of other unconsolidated subsidiaries’ other comprehensive income (loss)	—	—	—	(39.2)	(39.2)	—
Tax benefit (expense)	67.7	3.9	(39.3)	20.3	52.6	—
As of December 25, 2010	$906.3	$(11.6)	$(497.4)	$(226.2)	$171.1	$—
Foreign currency translation adjustments	(49.6)	—	—	—	(49.6)	—
Unrealized gain (loss) on derivative instruments	—	(2.0)	—	—	(2.0)	—
Reclassification adjustment on derivative instruments	—	14.9	—	—	14.9	—
Pension and other postretirement benefit adjustments	—	—	(242.0)	—	(242.0)	—
Ownership share of MillerCoors, other comprehensive loss	—	—	—	(103.4)	(103.4)	—
Ownership share of other unconsolidated subsidiaries’ other comprehensive income (loss)	—	—	—	(2.8)	(2.8)	—
Tax benefit (expense)	(18.1)	0.4	62.6	39.2	84.1	—
As of December 31, 2011	$838.6	$1.7	$(676.8)	$(293.2)	$(129.7)	$—

The significant fluctuations to other comprehensive income due to foreign currency translation adjustments resulted from

MOLSON COORS BREWING COMPANY AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

the weakening of both the CAD and GBP versus the USD during 2011, compared to the strengthening of the CAD and weakening of the GBP in 2010, and the weakening of both in 2009. We have significant levels of net assets denominated in these currencies due to our operations in those countries, and therefore other comprehensive income increases and/or decreases when those items are translated to our reporting currency, which is USD.

The decrease in other comprehensive income due to pension and other post retirement benefit adjustments is due to an increase in our pension obligations in 2011, driven by actuarial losses due to fluctuations in discount rate assumptions, while we experienced actuarial gains to pension obligations in 2010. The decrease in other comprehensive income associated with our equity method investments in 2011 is related to our 42% share of the unrealized gains on MillerCoors derivative instruments and unrealized losses on pension obligations, along with changes to BRI and BDL pension obligations.

16. Employee Retirement Plans

The Company maintains retirement plans in Canada, the U.K., the U.S. and MCI. Depending on the benefit program, we provide either defined benefit or defined contribution plans to our employees in Canada and the U.K. Each plan is managed locally and in accordance with respective local laws and regulations. All retirement plans for MCBC employees in the United States are defined contribution pension plans. MillerCoors, BRI and BDL maintain defined benefit pension plans as well; however, those plans are excluded from this disclosure as they are equity method investments and not consolidated.

Defined Benefit Plans

Net Periodic Pension Cost

The following represents our net periodic pension cost:

	For the year ended December 31, 2011
	Canada plans	U.S. plan	U.K. plan	MCI plan	Consolidated
	(In millions)
Components of net periodic pension cost (benefit):
Service cost—benefits earned during the year	$18.8	$—	$—	—	$18.8
Interest cost on projected benefit obligation	72.4	—	108.1	—	180.5
Expected return on plan assets	(73.9)	—	(125.5)	—	(199.4)
Amortization of prior service cost	0.8	—	—	—	0.8
Amortization of net actuarial loss	9.4	—	10.8	—	20.2
Less expected participant contributions	(1.6)	—	—	—	(1.6)
Net periodic pension cost (benefit)	$25.9	$—	$(6.6)	$—	$19.3

MOLSON COORS BREWING COMPANY AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

	For the year ended December 25, 2010
	Canada plans	U.S. plan	U.K. plan	MCI plan	Consolidated
	(In millions)
Components of net periodic pension cost (benefit):
Service cost—benefits earned during the year	$17.4	$—	$—	$—	$17.4
Interest cost on projected benefit obligation	71.8	0.4	116.1	—	188.3
Expected return on plan assets	(70.1)	—	(109.8)	—	(179.9)
Amortization of prior service cost	0.8	(0.1)	—	—	0.7
Amortization of net actuarial loss	1.3	—	12.3	—	13.6
Curtailment loss	1.8	—	—	—	1.8
Less expected participant and National Insurance contributions	(2.0)	—	—	—	(2.0)
Net periodic pension cost (benefit)	$21.0	$0.3	$18.6	$—	$39.9

	For the year ended December 26, 2009
	Canada plans	U.S. plan	U.K. plan	MCI plan	Consolidated
	(In millions)
Components of net periodic pension cost (benefit):
Service cost—benefits earned during the year	$15.0	$—	$4.6	—	$19.6
Interest cost on projected benefit obligation	69.5	0.4	107.6	—	177.5
Expected return on plan assets	(68.3)	—	(122.3)	—	(190.6)
Amortization of prior service cost	0.7	—	—	—	0.7
Amortization of net actuarial loss	0.1	0.4	—	—	0.5
Special termination benefits	5.3	—	—	—	5.3
Less expected participant and National Insurance contributions	(1.9)	—	(0.5)	—	(2.4)
Net periodic pension cost	$20.4	$0.8	$(10.6)	$—	$10.6

Changes in Funded Status:

The changes in the projected benefit obligation, plan assets and the funded status of the pension plans are as follows:

MOLSON COORS BREWING COMPANY AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

	As of December 31, 2011
	Underfunded					Overfunded
	Canada plans	U.S. plan	U.K. plan	MCI plan	Total	Canada plans	Consolidated
	(In millions)

Change in projected benefit obligation:
Prior year projected benefit obligation	$777.4	$7.8	$2,000.9	—	$2,786.1	$584.9	$3,371.0
Changes in current year (Underfunded)/Overfunded position	235.6	—	—	—	235.6	(235.6)	—
Service cost, net of expected employee contributions	14.7	—	—	—	14.7	2.6	17.3
Interest cost	54.8	—	108.1	—	162.9	17.6	180.5
Actual employee contributions	1.5	—	—	—	1.5	—	1.5
Actuarial loss (gain)	98.8	—	118.6	1.5	218.9	24.4	243.3
Benefits paid	(62.3)	—	(99.1)	—	(161.4)	(30.4)	(191.8)
Adjustment due to change in historical accounting	—	(7.8)	—	2.0	(5.8)	—	(5.8)
Foreign currency exchange rate change	(16.4)	—	8.9	0.3	(7.2)	(4.9)	(12.1)
Projected benefit obligation at end of year	$1,104.1	$—	$2,137.4	$3.8	$3,245.3	$358.6	$3,603.9
Actuarial present value of accumulated benefit obligation	$1,103.0	$—	$2,137.5	$3.1	$3,243.6	$357.7	$3,601.3
Change in plan assets:
Prior year fair value of assets	$642.9	$—	$1,821.1	—	$2,464.0	$656.8	$3,120.8
Changes in current year (Underfunded)/Overfunded position	242.0	—	—	—	242.0	(242.0)	—
Actual return on plan assets	45.0	—	111.9	—	156.9	50.2	207.1
Employer contributions	9.0	—	—	—	9.0	4.3	13.3
Actual employee contributions	1.5	—	—	—	1.5	—	1.5
Benefits and plan expenses paid	(62.3)	—	(105.5)	—	(167.8)	(30.4)	(198.2)
Foreign currency exchange rate change	(11.0)	—	11.5	—	0.5	(6.1)	(5.6)
Fair value of plan assets at end of year	$867.1	$—	$1,839.0	—	$2,706.1	$432.8	$3,138.9
Funded status:
Projected benefit obligation at end of year	$(1,104.1)	$—	$(2,137.4)	$(3.8)	$(3,245.3)	$(358.6)	$(3,603.9)
Fair value of plan assets at end of year	867.1	—	1,839.0	—	2,706.1	432.8	3,138.9
Funded status—(Underfunded)/Overfunded	(237.0)	—	(298.4)	(3.8)	(539.2)	74.2	(465.0)
Less: noncontrolling interests	—	—	—	—	—	—	—
Funded status after noncontrolling interests—(Underfunded)/Overfunded	$(237.0)	$—	$(298.4)	$(3.8)	$(539.2)	$74.2	$(465.0)
Amounts recognized in the Consolidated Balance Sheet:
Other assets	$—	$—	$—	$—	$—	$74.2	$74.2
Accrued expenses and other liabilities	(1.9)	—	—	(0.5)	(2.4)	—	(2.4)
Pension and postretirement benefits	(235.1)	—	(298.4)	(3.3)	(536.8)	—	(536.8)
Net amounts recognized	$(237.0)	$—	$(298.4)	(3.8)	$(539.2)	$74.2	$(465.0)
Amounts in Accumulated Other Comprehensive Loss (Income) not yet recognized as components of net periodic pension cost or (benefit), pre-tax:
Net actuarial loss (gain)	$295.9	$—	$731.2	$1.6	$1,028.7	$(29.4)	$999.3
Net prior service cost	3.7	—	—	—	3.7	—	3.7
Total not yet recognized	$299.6	$—	$731.2	$1.6	$1,032.4	$(29.4)	$1,003.0

Changes in plan assets and benefit obligations recognized in other comprehensive loss, pre-tax were as follows:

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NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

	Canada plans	U.S. plan	U.K. plan	MCI plan	Total
	(In millions)
Accumulated other comprehensive loss as of December 26, 2009	$175.4	$0.2	$740.9	$—	$916.5
Amortization of prior service costs	(0.8)	—	—	—	(0.8)
Amortization of net actuarial loss	(1.3)	—	(12.3)	—	(13.6)
Current year actuarial loss	6.0	—	(118.6)	—	(112.6)
Foreign currency exchange rate change	(2.0)	—	(1.2)	—	(3.2)
Accumulated other comprehensive loss as of December 25, 2010	$177.3	$0.2	$608.8	$—	$786.3
Amortization of prior service costs	(0.8)	—	—	—	(0.8)
Amortization of net actuarial loss	(9.4)	—	(10.8)	—	(20.2)
Current year actuarial loss (gain)	103.3	—	128.5	1.5	233.3
Adjustment due to change in historical accounting	—	(0.2)	—	—	(0.2)
Foreign currency exchange rate change	(0.2)	—	4.7	0.1	4.6
Accumulated other comprehensive loss as of December 31, 2011	$270.2	$—	$731.2	$1.6	$1,003.0

Amortization Amounts Expected to be Recognized in Net Periodic Pension Cost During Fiscal Year 2012 , pre-tax:

Amount
(In millions)
Amortization of net prior service cost	$0.8
Amortization of actuarial net loss	$38.5

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NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

	As of December 25, 2010
	Underfunded				Overfunded
	Canada plans	U.S. plan	U.K. plan	Total	Canada plans	Consolidated
	(In millions)
Change in projected benefit obligation:
Prior year projected benefit obligation	$904.5	$7.4	$2,153.4	$3,065.3	$343.5	$3,408.8
Changes in current year (Underfunded)/Overfunded position	(209.7)	—	—	(209.7)	209.7	—
Service cost, net of expected employee contributions	9.8	—	—	9.8	5.8	15.6
Interest cost	40.7	0.4	116.1	157.2	31.0	188.2
Actual employee contributions	1.9	—	—	1.9	—	1.9
Special termination benefits	—	—	—	—	1.8	1.8
Actuarial loss (gain)	42.8	—	(94.2)	(51.4)	11.6	(39.8)
Benefits paid	(42.5)	—	(104.1)	(146.6)	(41.5)	(188.1)
Foreign currency exchange rate change	29.9	—	(70.3)	(40.4)	23.0	(17.4)
Projected benefit obligation at end of year	$777.4	$7.8	$2,000.9	$2,786.1	$584.9	$3,371.0
Actuarial present value of accumulated benefit obligation	$776.7	$7.8	$2,000.9	$2,785.4	$583.1	$3,368.5
Change in plan assets:
Prior year fair value of assets	$748.6	$—	$1,645.6	$2,394.2	$388.5	$2,782.7
Changes in current year (Underfunded)/Overfunded position	(205.3)	—	—	(205.3)	205.3	—
Actual return on plan assets	56.9	—	140.2	197.1	53.8	250.9
Employer contributions	60.1	—	198.9	259.0	25.4	284.4
Actual employee contributions	1.9	—	—	1.9	—	1.9
Benefits and plan expenses paid	(42.5)	—	(107.2)	(149.7)	(41.5)	(191.2)
Foreign currency exchange rate change	23.2	—	(56.4)	(33.2)	25.3	(7.9)
Fair value of plan assets at end of year	$642.9	$—	$1,821.1	$2,464.0	$656.8	$3,120.8
Funded status:
Projected benefit obligation at end of year	$(777.4)	$(7.8)	$(2,000.9)	$(2,786.1)	$(584.9)	$(3,371.0)
Fair value of plan assets at end of year	642.9	—	1,821.1	2,464.0	656.8	3,120.8
Funded status—(Underfunded)/Overfunded	(134.5)	(7.8)	(179.8)	(322.1)	71.9	(250.2)
Less: noncontrolling interests	—	—	—	—	—	—
Funded status after noncontrolling interests—(Underfunded)/Overfunded	$(134.5)	$(7.8)	$(179.8)	$(322.1)	$71.9	$(250.2)
Amounts recognized in the Consolidated Balance Sheet:
Other assets	$—	$—	$—	$—	$71.9	$71.9
Accrued expenses and other liabilities	(1.6)	—	—	(1.6)	—	(1.6)
Pension and postretirement benefits	(132.9)	(7.8)	(179.8)	(320.5)	—	(320.5)
Net amounts recognized	$(134.5)	$(7.8)	$(179.8)	$(322.1)	$71.9	$(250.2)
Amounts in Accumulated Other Comprehensive Loss (Income) not yet recognized as components of net periodic pension cost or (benefit), pre-tax:
Net actuarial loss (gain)	$149.2	$0.4	$608.8	$758.4	$23.9	$782.3
Net prior service cost	0.7	(0.2)	—	0.5	3.5	4.0
Total not yet recognized	$149.9	$0.2	$608.8	$758.9	$27.4	$786.3

Pension expense is actuarially calculated annually based on data available at the beginning of each year. Assumptions used in the calculation include the settlement discount rate selected and disclosed at the end of the previous year as well as other assumptions detailed in the table below.

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NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

	For the years ended
	December 31, 2011				December 25, 2010
	Canada plans	U.S. plan	U.K. plan	MCI plan	Canada plans	U.S. plan	U.K. plan	MCI plan
Weighted average assumptions:
Settlement discount rate(1)	4.56%	N/A	4.65%	1.30%	5.28%	3.60%	5.35%	N/A
Rate of compensation increase(2)	2.50%	N/A	N/A	2.00%	3.00%	N/A	N/A	N/A
Expected return on plan assets	4.62%	N/A	6.25%	N/A	5.50%	N/A	6.65%	N/A

(1)                                 Rate utilized at year-end for the following year’s pension expense and related balance sheet amounts at current year- end.

(2)                                 U.K. plan was closed to future accrual during 2009.

Investment Strategy

The obligations of our defined benefit plans are supported by assets held in trust for the payment of future benefits. The Company is obligated to adequately fund these asset trusts. The underlying investments within our defined benefit plans include: cash and short term instruments, debt securities, equity securities, investment funds, real estate and other investments including hedge fund of funds. Relative allocations reflect the demographics of the respective plans.

We use a liability driven investment strategy in managing all of our defined benefits. For all of our defined benefit plan assets we have the following primary investment objectives:

(1)                                 optimize the long-term return on plan assets at an acceptable level of risk;

(2)                                 maintain a broad diversification across asset classes and among investment managers;

(3)                                 manage the risk level within each asset class and in relation to the plans’ liabilities

Each plan’s respective allocation targets promote optimal expected return and volatility characteristics given a focus on a long-term time horizon for fulfilling the plans’ obligations. All assets are managed by external investment managers with a mandate to either match or outperform their benchmark. We use different asset managers in the U.K. and Canada.

Our investment strategies for our defined benefit plans also consider the funding status for each plan. For defined benefit plans that are highly funded, assets are invested primarily in fixed income holdings that have a similar duration to the associated liabilities. For plans with lower funding levels, the fixed income component is managed in a similar manner to the highly funded plans. In addition to this liability-matching fixed income allocation, these plans also contain exposure to return generating assets including: equities, real estate, debt, and other investments held with the goal of producing higher returns, which may also have a higher risk profile. These investments are diversified by investing globally with limitations placed on issuer concentration.

For both our U.K. and Canadian plans, we hedge a portion of our foreign exchange exposure between plan assets which are not denominated in the local plan currency and the local currency as our Canadian and U.K. pension liabilities will be settled in CAD and GBP, respectively.

Target Allocations

The following compares target asset allocation percentages with actual asset allocations at December 31, 2011:

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NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

	Canada plans assets		U.K. plan assets
	Target	Actual	Target	Actual
	allocations	allocations	allocations	allocations
Equities	33.4%	31.5%	30.0%	26.6%
Fixed income	66.6%	67.8%	40.0%	46.1%
Hedge funds	0.0%	0.0%	16.0%	17.4%
Real estate	0.0%	0.0%	7.0%	4.6%
Other	0.0%	0.7%	7.0%	5.3%

Long Term Expected Return on Assets Assumption:

We develop our long term expected return on assets (EROA) assumptions annually with input from independent investment specialists including our actuaries, investment consultants and other specialists. Each EROA assumption is based on historical data, including historical returns, historical market rates and is calculated for each plan’s individual asset class. The calculation includes inputs for interest, inflation, credit, and risk premium (active investment management) rates and fees paid to service providers.

We consider our EROA to be a significant management estimate. Any material changes in the inputs to our methodology used in calculating our EROA could have a significant impact on our reported defined benefit plans’ expense.

Significant Concentration Risks:

We periodically evaluate our defined benefit plan assets for concentration risks. As of period end, we did not have any individual asset positions that comprised greater than 10% of each plan’s overall assets. However, we currently have significant plan assets invested in U.K., U.S. and Canadian government fixed income holdings. A provisional credit rating downgrade for any of these governments, could impact the asset values in a negative manner.

Further, as both our U.K. and Canadian plans maintain exposure to non-government investments, a significant system-wide increase in credit spreads would also negatively impact the reported plan asset values. In general, equity and fixed income risks have been mitigated by company-specific concentration limits and by utilizing multiple equity managers. We do have significant amounts of assets invested with individual fixed income and hedge fund managers and so we use outside investment consultants to aid in the oversight of these managers and fund performance.

Valuation Techniques

We use a variety of industry accepted valuation techniques to value our plan assets. The techniques vary depending upon instrument type. Whenever possible, we prioritize the use of observable market data in our valuation processes. We use market, income and cost approaches to value our plan assets as of period end. See Note 1 “Basis of Presentation and Summary of Significant Accounting Policies” for additional information on our fair value methodologies and accounting policies. We have not changed our fair value techniques used to value plan assets this year.

Major Categories of Plan Assets

As of December 31, 2011, our major categories of plan assets included the following:

•                                          Cash and Short Term Instruments—Includes cash, trades awaiting settlement, bank deposits, short term bills and short term notes. Our “trades awaiting settlement” category includes payables and receivables associated with asset purchases and sales that are awaiting final cash settlement as of year-end due to the use of trade date accounting for our pension plans assets. These payables normally settle within a few business days of the purchase or sale of the respective asset. The respective assets are included in or removed from our year end plan assets and categorized in their respective asset categories in the fair value hierarchy below. We include these items in level 1 of this hierarchy, as the values are derived from quoted prices in active markets. Short term instruments are included in level 2 of the fair value hierarchy as these are highly liquid instruments that are valued using observable inputs but their asset values are not publicly quoted.

•                                          Debt Securities—Includes various government and corporate fixed income securities, interest and inflation-linked assets such as bonds and swaps, collateralized securities, and other debt securities. The majority of the plans’ fixed income assets trade on “over the counter” exchanges, which provides observable inputs that are

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NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

the primary input used to determine each individual investment’s fair value. We also use independent pricing vendors as well as matrix pricing techniques. Matrix pricing uses observable data from other similar investments as the primary input to determine the individual security’s fair value. Assets included in our collateralized securities include mortgage backed securities and collateralized mortgage obligations, which are considered level 3 due to the use of the significant unobservable inputs used in deriving these assets’ fair values.

•                                          Equities—Includes publicly traded common and other equity-like holdings, primarily publicly traded common stock, including real estate investment trusts, certain comingled funds investing in equities and other fund holdings. Equity assets are well diversified between international and domestic investments. We consider equities quoted on public exchanges as level 1 while other assets that are not quoted on public exchanges but valued using significant observable inputs as level 2 depending on the individual asset’s characteristics.

•                                          Investment Funds—This category includes our debt funds, equity funds, hedge fund of funds, and real estate fund holdings. The market values for these funds are based on the net asset values multiplied by the number of shares owned. For some of our hedge fund of funds we have the ability to liquidate without material delays at their net asset value and have recorded these assets at level 2 as the values were based upon significant observable inputs.

Other hedge fund of funds and real estate funds, where we do not have this flexibility to liquidate the entire portfolio, are considered level 3. This category does not directly hold physical real estate assets. For our real estate funds, these investment managers employ third party appraisers to value each fund’s underlying real estate holdings, which include apartments, office space, hotels and industrial holdings. Each property is valued at least once a year but not all assets are valued by the independent appraiser during the same quarter. The highest and best use of each holding is used to determine the value of the holding. The independent appraisers use a combination of comparable sales methods and discounted cash flow techniques to value these holdings.

•                                          Other—Includes credit default swaps, repurchase agreements, recoverable taxes for taxes paid and awaiting reclaim due to the tax exempt nature of the pension plan, venture capital, and private equity. Repurchase agreements are agreements where our plan has purchased assets using borrowed funds, creating a repurchase agreement liability, to facilitate the trade. The assets associated with the repurchase agreement are included in the respective asset’s category in the fair value hierarchy and the repurchase agreement liability is classified as level 1 in the hierarchy as the liability is valued using quoted prices in active markets. We are viewing the asset type as opposed to the investment vehicle in determining the presentation of our asset allocations. We include recoverable tax items in level 1 of this hierarchy, as the values are derived from quoted prices in active markets. Our credit default swaps are included in level 2 as the values were based upon significant observable inputs and our venture capital and private equity are included in level 3 as the values are based upon the use of unobservable inputs.

Fair Value Hierarchy

The following presents our fair value hierarchy for our defined benefit pension plan assets by location.

		Fair value measurements as of December 31, 2011
	Total at December 31, 2011	Quoted prices in active markets (Level 1)	Significant observable inputs (Level 2)	Significant unobservable inputs (Level 3)
Canada
Cash and cash equivalents
Cash	49.4	$49.4	$—	$—
Trades awaiting settlement	1.1	1.1	—	—
Bank deposits, short-term bills and notes	41.7	0.5	41.2	—
Debt

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NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

Government securities	699.2	—	699.2	—
Corporate debt securities	97.0	—	97.0	—
Collateralized debt securities	2.6	—	—	2.6
Other debt securities	0.1	—	0.1	—
Equities
Common stock	95.8	95.8	—	—
Other equity securities	2.8	2.8	—	—
Investment funds
Equity funds	309.8	—	309.8	—
Other
Recoverable taxes	—	—	—	—
Venture capital	0.4	—	—	0.4
Total—Canada	1,299.9	149.6	1,147.3	3.0
U.K.
Cash and cash equivalents
Cash	25.6	25.6	—	—
Trades awaiting settlement	(7.5)	(7.5)	—	—
Bank deposits, short-term bills and notes	20.5	—	20.5	—
Debt
Government securities	152.1	—	152.1	—
Corporate debt securities	434.4	—	434.4	—
Interest and inflation linked assets	212.1	—	213.3	(1.2)
Collateralized debt securities	3.2	—	—	3.2
Equities
Common stock	392.5	390.6	—	1.9
Other equity securities	4.8	4.8	—	—
Investment funds
Debt funds	201.8	—	123.6	78.2
Equity funds	79.7	—	79.7	—
Real estate funds	61.9	—	—	61.9
Hedge funds of funds	321.3	—	153.2	168.1
Other
Repurchase agreements	(66.6)	(66.6)	—	—
Credit default swaps	(14.5)	—	(14.5)	—
Private equity	19.8	—	—	19.8
Recoverable taxes	0.5	0.5	—	—
Total—U.K.	1,841.6	347.4	1,162.3	331.9
Total	$3,141.5	$497.0	$2,309.6	$334.9

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NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

		Fair value measurements as of December 25, 2010
	Total at December 25, 2010	Quoted prices in active markets (Level 1)	Significant observable inputs (Level 2)	Significant unobservable inputs (Level 3)
Canada
Cash and cash equivalents
Cash	$51.8	$51.8	$—	$—
Trades awaiting settlement	—
Bank deposits, short-term bills and notes	64.0	1.5	62.5	—
Debt
Government securities	658.6	—	658.6	—
Corporate debt securities	93.3	—	93.3	—
Collateralized debt securities	5.0	—	—	5.0
Other debt securities	0.2	—	0.2	—
Equities
Common stock	88.3	88.3	—	—
Other equity securities	2.0	2.0	—	—
Investment funds
Equity funds	335.7	—	335.7	—
Other
Recoverable taxes	0.2	0.2	—	—
Venture capital	0.6	—	—	0.6
Total—Canada	1,299.7	143.8	1,150.3	5.6
U.K.
Cash and cash equivalents
Cash	161.3	161.3	—	—
Trades awaiting settlement	(8.4)	(8.4)	—	—
Bank deposits, short-term bills and notes	34.2	—	34.2	—
Debt
Government securities	75.4	—	75.4	—
Corporate debt securities	371.0	—	369.5	1.5
Interest and inflation linked assets	238.5	—	231.6	6.9
Collateralized debt securities	4.6	—	—	4.6
Equities
Common stock	487.3	487.3	—	—
Other equity securities	10.1	10.1	—	—
Investment funds
Debt funds	139.7	—	139.7	—
Equity funds	85.6	—	85.6	—
Real estate funds	72.7	—	6.9	65.8
Hedge funds of funds	253.2	—	120.2	133.0
Other
Repurchase agreements	(101.5)	(101.5)	—	—
Credit default swaps	(3.2)	—	(3.2)	—
Recoverable taxes	0.6	0.6	—	—
Total—U.K.	1,821.1	549.4	1,059.9	211.8
Total	$3,120.8	$693.2	$2,210.2	$217.4

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NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

Fair Value: Level Three Rollforward

The following presents our Level 3 Rollforward for our defined pension plan assets by location.

	Canada	U.K.	Total
Balance at December 26, 2009	$7.0	$211.4	$218.4
Total gain or loss (realized/unrealized):
Realized loss	—	(0.7)	(0.7)
Unrealized (loss)/gain included in AOCI	(0.3)	18.8	18.5
Purchases, issuances, settlements	(1.4)	(8.4)	(9.8)
Transfers in/(out) of Level 3	—	(2.4)	(2.4)
Foreign exchange translation (loss)/gain	0.3	(6.9)	(6.6)
Balance at December 25, 2010	5.6	211.8	217.4
Total gain or loss (realized/unrealized):
Realized loss	—	(7.5)	(7.5)
Unrealized (loss)/gain included in AOCI	(0.2)	(7.0)	(7.2)
Purchases, issuances, settlements	(2.4)	141.1	138.7
Transfers in/(out) of Level 3	—	(4.1)	(4.1)
Foreign exchange translation loss	—	(2.4)	(2.4)
Balance at December 31, 2011	$3.0	$331.9	$334.9

Expected Cash Flows

In 2012, we expect to make contributions to our plans totaling approximately $50 million to $70 million. MillerCoors, BRI and BDL contributions to their respective defined benefit pension plans are excluded here, as they are not consolidated in our financial statements. Plan funding strategies are influenced by employee benefits and tax laws.

Information about expected cash flows, based on foreign exchange rates at December 31, 2011, for the consolidated retirement plans follows:

Expected benefit payments	Amount
(In millions)
2012	$189.4
2013	$194.0
2014	$199.0
2015	$203.5
2016	$207.6
2017-2022	$1,175.7

U.K. Plan Curtailment

The U.K. defined benefit plan was closed to new employees in April 2006, and was closed to all additional service credit effective in April 2009. During October 2008, we announced a plan for the cessation of employee service credit with regard to retirement benefits in the U.K. pension plan. It was subsequently announced in December 2008 that employee service credit would cease with regard to the earning of pension benefits, effective April 4, 2009. This cessation of benefits was a curtailment event. As a result, we recognized a pension gain of $10.4 million in 2009, representing the immediate recognition of previously unamortized prior service benefit. The $6.2 million reduction of the projected benefit obligation as a result of the curtailment was netted against actuarial losses reflected in the plan’s remeasurement, and therefore was not recognized as a gain on the income statement.

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Defined Contribution Plans

Canadian employees typically participate in the defined contribution portion of the registered pension plans. The employer contributions range from 3% to 8.5% of employee compensation. Our contributions in 2011, 2010 and 2009 were $7.2 million, $6.4 million and $5.1 million, respectively. The investment strategy for defined contribution plans in the U.S, Canada and the U.K. are determined by each individual participant.

During 2011, U.S. employees were eligible to participate in the Molson Coors Savings and Investment Plan, a qualified defined contribution plan, which provides for employer contributions ranging from 5% to 9% of our hourly and salaried employees’ compensation (certain employees are also eligible for additional employer contributions). Both employee and employer contributions were made in cash in accordance with participant investment elections. Our contributions in 2011, 2010 and 2009 were $2.6 million, $2.7 million and $2.2 million, respectively.

From April 2006, new employees of the U.K. business were not entitled to join the Company’s defined benefit pension plan. Instead these employees were and still are given an opportunity to participate in a defined contribution plan. Company contributions to this plan were $1.0 million, $3.7 million and $2.2 million in 2011, 2010 and 2009, respectively. The majority of the employees in the defined benefit plan closed in 2009 opted to join a new scheme within the existing defined contribution plan. The Company’s contributions to this new scheme within the existing defined contribution plan were $17.0 million, $11.0 million and $8.9 million in 2011, 2010 and 2009, respectively. The defined contribution plan has a number of different schemes within it to accommodate the different employee and employer contribution structures that are available to members.

During 2010 we established for certain U.S. employees a nonqualified defined contribution plan. MCBC has voluntarily funded these liabilities through a Rabbi Trust. These are company assets which are invested in publicly traded mutual funds whose performance is expected to closely match changes in the plan liabilities. As of December 31, 2011, and December 25, 2010, the plan liabilities were equal to the plan assets noted in the table below and were included in Other assets and Other liabilities on our consolidated balance sheets, respectively.

Fair Value Hierarchy

The following presents our fair value hierarchy for our corporate invested plan assets used in the aforementioned “Rabbi Trust” arrangements.

		Fair value measurements as of December 31, 2011
	Total at December 31, 2011	Quoted prices in active markets (Level 1)	Significant observable inputs (Level 2)	Significant unobservable inputs (Level 3)
Corporate
Equities
Mutual funds	$2.4	$2.4	$—	$—
Total—Corporate	$2.4	$2.4	$—	$—

		Fair value measurements as of December 25, 2010
	Total at December 25, 2010	Quoted prices in active markets (Level 1)	Significant observable inputs (Level 2)	Significant unobservable inputs (Level 3)
Corporate
Equities
Mutual funds	$1.9	$1.9	$—	$—
Total—Corporate	$1.9	$1.9	$—	$—

17. Postretirement Benefits

Our Canadian and U.S. employees have postretirement plans that provide medical benefits and life insurance for retirees and eligible dependents. The plans are not funded. MillerCoors, BRI and BDL maintain postretirement plans as well; however,

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NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

those plans are excluded from this disclosure as they are equity method investments and not consolidated.

The obligations under these plans were determined by the application of the terms of medical and life insurance plans, together with relevant actuarial assumptions and health care cost trend rates detailed in the table below.

For the years ended
	December 31, 2011		December 25, 2010
	Canada plans	U.S. plan	Canada plans	U.S. plan
Key assumptions:
Weighted average settlement discount rate	4.67%	4.35%	5.34%	5.05%
Health care cost trend rate	Ranging ratably from 8.0% in 2012 to 5.0% in 2018	Ranging ratably from 8.2% in 2012 to 4.5% in 2028	Ranging ratably from 8.5% in 2011 to 5.0% in 2018	Ranging ratably from 8.2% in 2011 to 4.5% in 2028

Our net periodic postretirement benefit cost and changes in the projected benefit obligation of the postretirement benefit plans are as follows:

	For the year ended December 31, 2011
	Canada plans	U.S. plan	Consolidated
	(In millions)
Components of net periodic postretirement benefit cost:
Service cost—benefits earned during the period	$2.2	$0.2	$2.4
Interest cost on projected benefit obligation	7.6	0.1	7.7
Amortization of prior service gain	(3.8)	—	(3.8)
Amortization of net actuarial gain	(3.5)	0.1	(3.4)
Net periodic postretirement benefit cost	$2.5	$0.4	$2.9

	For the year ended December 25, 2010
	Canada plans	U.S. plan	Consolidated
	(In millions)
Components of net periodic postretirement benefit cost:
Service cost—benefits earned during the period	$2.4	$0.1	$2.5
Interest cost on projected benefit obligation	9.3	0.1	9.4
Amortization of prior service gain	(3.6)	—	(3.6)
Amortization of net actuarial gain	(0.1)	—	(0.1)
Net periodic postretirement benefit cost	$8.0	$0.2	$8.2

	For the year ended December 26, 2009
	Canada plans	U.S. plan	Consolidated
	(In millions)
Components of net periodic postretirement benefit cost:
Service cost—benefits earned during the period	$2.9	$0.1	$3.0
Interest cost on projected benefit obligation	9.3	0.1	9.4
Amortization of prior service cost	(2.5)	—	(2.5)
Amortization of net actuarial loss	(0.9)	—	(0.9)
Net periodic postretirement benefit cost	$8.8	$0.2	$9.0

MOLSON COORS BREWING COMPANY AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

	As of December 31, 2011
	Canada Plans	U.S. Plan	Consolidated
	(In millions)
Change in projected postretirement benefit obligation:
Projected postretirement benefit obligation at beginning of year	$141.3	$2.5	$143.8
Service cost	2.2	0.2	2.4
Interest cost	7.6	0.1	7.7
Actuarial loss (gain)	24.7	—	24.7
Benefits paid, net of participant contributions	(7.5)	—	(7.5)
Foreign currency exchange rate change	(2.7)	—	(2.7)
Projected postretirement benefit obligation at end of year	$165.6	$2.8	$168.4
Funded status—Unfunded:
Accumulated postretirement benefit obligation	$(165.6)	$(2.8)	$(168.4)
Amounts recognized in the Consolidated Balance Sheet:
Accrued expenses and other liabilities	$(7.6)	$(0.1)	$(7.7)
Pension and postretirement benefits	(158.0)	(2.7)	(160.7)
Net amounts recognized	$(165.6)	$(2.8)	$(168.4)
Amounts in Accumulated Other Comprehensive (Income) Loss unrecognized as components of net periodic pension cost, pre-tax:
Net actuarial (gain) loss	$(15.1)	$1.1	$(14.0)
Net prior service credit	(10.6)	—	(10.6)
Total unrecognized	$(25.7)	$1.1	$(24.6)

Changes in plan assets and benefit obligations recognized in other comprehensive loss (income), pre-tax were as follows:

	Canada plans	U.S. plan	Total
	(In millions)
Accumulated other comprehensive income as of December 26, 2009	$(30.0)	$0.4	$(29.6)
Deconsolidation of Brewers’ Retail, Inc.	—	—	—
Amortization of prior service costs	3.6	—	3.6
Amortization of net actuarial loss	0.1	—	0.1
Current year actuarial loss (gain)	(29.3)	0.8	(28.5)
Amendments	—	—	—
Foreign currency exchange rate change	1.9	—	1.9
Accumulated other comprehensive income as of December 25, 2010	$(53.7)	$1.2	$(52.5)
Amortization of prior service costs	3.8	—	3.8
Amortization of net actuarial loss	3.5	(0.1)	3.4
Current year actuarial loss (gain)	24.9	—	24.9
Foreign currency exchange rate change	(4.2)	—	(4.2)
Accumulated other comprehensive income as of December 31, 2011	$(25.7)	$1.1	$(24.6)

Amortization Amounts Expected to be Recognized in Net Periodic Postretirement Cost During Fiscal Year 2012 (pre-tax):

MOLSON COORS BREWING COMPANY AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

Amount
(In millions)
Amortization of net prior service cost (gain)	$(3.7)
Amortization of actuarial net loss (gain)	$(0.2)

	As of December 25, 2010
	Canada Plans	U.S. Plan	Consolidated
	(In millions)
Change in projected postretirement benefit obligation:
Projected postretirement benefit obligation at beginning of year	$158.2	$1.5	$159.7
Service cost	2.4	0.1	2.5
Interest cost	9.3	0.1	9.4
Actuarial loss (gain)	(28.5)	0.8	(27.7)
Benefits paid, net of participant contributions	(6.1)	—	(6.1)
Foreign currency exchange rate change	6.0	—	6.0
Projected postretirement benefit obligation at end of year	$141.3	$2.5	$143.8
Funded status—Unfunded:
Accumulated postretirement benefit obligation	$(141.3)	$(2.5)	$(143.8)
Amounts recognized in the Consolidated Balance Sheet:
Accrued expenses and other liabilities	$(7.2)	$—	$(7.2)
Pension and postretirement benefits	(134.1)	(2.5)	(136.6)
Net amounts recognized	$(141.3)	$(2.5)	$(143.8)
Amounts in Accumulated Other Comprehensive (Income) Loss unrecognized as components of net periodic pension cost, pre-tax:
Net actuarial (gain) loss	$(40.0)	$1.2	$(38.8)
Net prior service credit	(13.7)	—	(13.7)
Total unrecognized	$(53.7)	$1.2	$(52.5)

Expected Cash Flows

Information about expected cash flows, based on foreign exchange rates at December 31, 2011, for the consolidated post-retirement plans follows:

Amount
(In millions)
2012	$7.7
2013	$8.2
2014	$8.7
2015	$8.6
2016	$9.0
2017-2022	$58.8

Assumed health care cost trend rates have a significant effect on the amounts reported for the health care plans. A one-percentage point change in assumed health care cost trend rates would have the following effects:

MOLSON COORS BREWING COMPANY AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

	1% point increase (unfavorable)	1% point decrease favorable
	(In millions)
Canada plans
Effect on total of service and interest cost components	$(1.2)	$1.1
Effect on postretirement benefit obligation	$(18.1)	$16.6
U.S. plan
Effect on total of service and interest cost components	$—	$—
Effect on postretirement benefit obligation	$(0.3)	$0.3

18. Derivative Instruments and Hedging Activities

Overview and Risk Management Policies

We use derivatives as part of our normal business operations to manage our exposure to fluctuations in interest, foreign currency, commodity, production and packaging material costs and for other strategic purposes related to our core business. We have established policies and procedures that govern the risk management of these exposures. Our primary objective in managing these exposures is to decrease the volatility of our earnings and cash flows affected by changes in the underlying rates and prices.

To achieve our objectives, we enter into a variety of financial derivatives, including foreign currency exchange, commodity, interest rate, and cross currency swaps. We also enter into physical hedging agreements directly with our suppliers to manage our exposure to certain commodities.

Counterparty Risk

While, by policy, the counterparties to any of the financial derivatives we enter into are major institutions with investment grade credit ratings of at least A- (Standard & Poor’s), A3 (Moody’s) or better, we are exposed to credit-related losses in the event of non-performance by counterparties. This credit risk is generally limited to the unrealized gains in such contracts, should any of these counterparties fail to perform as contracted.

We have established a counterparty credit policy and guidelines that are monitored and reported to management according to prescribed guidelines to assist in managing this risk. As an additional measure, we utilize a portfolio of institutions either headquartered or operating in the same countries that we conduct our business. In calculating the fair value of our derivative balances, we also record an adjustment to recognize the risk of counterparty credit and MCBC non-performance risk.

Price and Liquidity Risks

We base the fair value of our derivative instruments upon market rates and prices. The volatility of these rates and prices are dependent on many factors that cannot be forecasted with reliable accuracy. The current fair values of our contracts could differ significantly from the cash settled values with our counterparties. As such, we are exposed to price risk related to unfavorable changes in the fair value of our derivative contracts.

We may be forced to cash settle all or a portion of our derivative contracts before the expected settlement date upon the occurrence of certain contractual triggers including a change of control termination event or other breach of agreement. This could have a negative impact on our liquidity. For derivative contracts that we have designated as hedging instruments, early cash settlement would result in the timing of our hedge settlement not being matched to the cash settlement of the forecasted transaction or firm commitment. We may also decide to cash settle all or a portion of our derivative contracts before the expected settlement date through negotiations with our counterparties, which could also impact our cash position.

Due to the nature of our counterparty agreements, we are not able to net positions with the same counterparty across business units. Thus, in the event of default, we may be required to early settle all out-of-the-money contracts, without the benefit of netting the fair value of any in-the-money positions against this exposure.

Collateral

For the majority of our derivative transactions, we do not receive and are not required to post collateral unless a change

MOLSON COORS BREWING COMPANY AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

of control event occurs. This termination event would give either party the right to early terminate all outstanding swap transactions in the event that the other party consolidates, merges with, or transfers all or substantially all its assets to, another entity, and the creditworthiness of the surviving entity that has assumed such party’s obligations is “materially weaker” than that of such party. As of December 31, 2011, we did not have any collateral posted with any of our counterparties.

Derivative Accounting Policies

Overview

The majority of our derivative contracts qualify and are designated in a hedge accounting relationship. Our cross currency swaps, historically designated as a cash flow hedge, are now designated as a net investment hedge. Our other foreign currency and commodity derivative instruments that are designated in hedge accounting relationships are designated as cash flow hedges. In certain situations, we may execute derivatives that do not qualify for hedge accounting but are determined to be important for managing risk. Economic hedges are measured at fair value on the balance sheet with changes in fair value recorded in earnings. We have historically elected to apply the NPNS exemption to certain contracts, as applicable. These contracts are typically transacted with our suppliers and include risk management features that allow us to fix the price on specific volumes of purchases for specified delivery periods. The Company also considers whether any provisions in our contracts represent “embedded” derivative instruments as defined in authoritative accounting guidance. As of December 31, 2011, we have concluded that no “embedded” derivative instruments warrant separate fair value accounting.

Hedge Accounting Policies

We formally document all relationships receiving special hedge accounting treatment between hedging instruments and hedged items, as well as the risk-management objective and strategy for undertaking hedge transactions pursuant to prescribed guidance. We also formally assess effectiveness both at the hedge’s inception and on an ongoing basis, specifically whether the derivatives that are used in hedging transactions have been highly effective in mitigating the risk designated as being hedged and whether those derivatives may be expected to remain highly effective in future periods.

We discontinue hedge accounting prospectively when (1) the derivative is no longer highly effective in offsetting changes in the cash flows of a forecasted future transaction; (2) the derivative expires or is sold, terminated, or exercised; (3) it is no longer probable that the forecasted transaction will occur; (4) management determines that designating the derivative as a hedging instrument is no longer appropriate; or (5) management decides to cease hedge accounting.

When we discontinue hedge accounting prospectively, but it continues to be probable that the forecasted transaction will occur in the originally expected period, the existing gain or loss on the derivative remains in accumulated other comprehensive income (“AOCI”) and is reclassified into earnings when the forecasted transaction affects earnings. However, if it is no longer probable that a forecasted transaction will occur by the end of the originally specified time period or within an additional two-month period of time thereafter, the gains and losses in AOCI are recognized immediately in earnings. In all situations in which hedge accounting is discontinued and the derivative remains outstanding, we carry the derivative at its fair value on the balance sheet until maturity, recognizing future changes in the fair value in current period earnings.

Significant Derivative/Hedge Positions

Cross Currency Swaps

Net investment hedge

As of year-end, we use cross currency swap contracts to hedge our exposure to foreign currency fluctuations related to our investment in our Canadian operations (the “Canadian Subsidiary”). These contracts have been designated as a net investment hedge of our investment in the Canadian Subsidiary. Specifically, upon consolidation of the Canadian Subsidiary each period, we are exposed to fluctuations in the CAD/USD exchange rate when the carrying amount of the investment, a CAD functional entity, is translated at the period-end spot rate to our USD reporting currency. The resulting translation adjustment is recorded in the cumulative translation adjustment (CTA) account within AOCI. As a net investment hedge all changes in fair value of the designated swaps are also recorded to AOCI, to the extent the hedge is effective, partially offsetting the movements resulting from the periodic translation adjustment of the Canadian Subsidiary. Additionally, this fair value is now inclusive of the periodic interest incurred and settled semi-annually; whereas, historically as cash flow hedges the periodic interest was separately accrued as a component of Interest expense on the consolidated statements of operations.

The outstanding swaps consist of a series of contracts with a net position of pay GBP 398 million, receive USD $580 million for the swaps executed in 2002 and a net position of pay CAD 901 million, receive GBP 398 million for the swaps

MOLSON COORS BREWING COMPANY AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

executed in 2007. On an aggregate basis, the GBP pay leg of the 2002 swaps and the GBP receive leg of the 2007 swaps offset leaving a series of net pay CAD, receive USD swaps. As discussed below, these swaps were historically designated as cash flow hedges. The GBP intercompany note discussed below, was transferred between subsidiaries, and a $6.7 million loss was reclassified from AOCI to earnings and recorded in Other income (expense) following the dedesignation.

As of December 31, 2011, all of our cross currency swaps are designated as a net investment hedge.

Cash flow hedges

We historically designated the above-mentioned cross currency swap contracts as cash flow hedges of the variability of cash flows related to GBP-denominated principal and interest payments on intercompany notes of GBP 530 million In September 2011, we cash settled approximately 25% of the existing pay GBP 530 million receive $774 million and pay CAD 1.2 billion, receive GBP 530 million cross currency swaps. Simultaneously with the settlement of the swaps, we paid down an equal portion of the outstanding principal of the GBP 530 million intercompany notes in the amount of GBP 132 million. Prior to settlement, the swaps were in a net liability position of $394.2 million. As a result of the settlement, we extinguished $98.7 million of the outstanding liability. Cash flow hedge accounting was discontinued on the settled swaps and losses of $0.9 million were reclassified from AOCI to Other income (expense), net related to the hedge termination.

In October 2011, we simultaneously extended both the terms of approximately half of the original intercompany notes and cross currency swaps, such that the new maturities are March 2014. The remaining approximate 25%, due in May 2012, was left unadjusted. Following this extension, in November 2011, we dedesignated all of the remaining swaps as cash flow hedges and designated the aggregate swaps as a net investment hedge of our Canadian business as discussed above.

Historically, we have also designated cross currency swaps as cash flow hedges of the variability of cash flows associated with foreign currency denominated interest and principal payments on debt. Specifically, we entered into a cross currency swap transaction simultaneous with the September 22, 2005, U.S. private debt placement, for the entire $300 million issue amount and for the same maturity of September 2010. During the third quarter of 2010, this swap matured and was cash settled in accordance with the terms of the contract.

As of December 31, 2011, we do not hold any cross currency swaps designated as cash flow hedges.

Foreign Currency Forwards

As of year-end, we have financial foreign exchange forward contracts in place to manage our exposure to foreign currency fluctuations. We hedge foreign currency exposure related to certain royalty agreements, exposure associated with the purchase of production inputs and imports that are denominated in currencies other than the functional entity’s local currency, and other foreign exchanges exposures. These contracts have been designated as cash flow hedges of forecasted foreign currency transactions. We use foreign currency forward contracts to hedge these future forecasted transactions up to a 36 month horizon.

Commodity Swaps

As of year-end, we had financial commodity swap contracts in place to hedge certain future expected purchases of natural gas. Essentially, these contracts allow us to swap our floating exposure to natural gas prices for a fixed rate. These contracts have been designated as cash flow hedges of forecasted natural gas purchases. The fair value of these swaps depends upon current market rates in relation to our fixed rate under the swap agreements at period end. MCBC uses these swaps to hedge forecasted purchases up to 24 months in advance.

Additionally, in 2011, we entered into financial commodity swap contracts to hedge our exposure to changes in the prices of aluminum and diesel. These contracts allow us to swap our floating exposure to changes in aluminum or diesel prices for a fixed rate. These contracts are not designated in hedge accounting relationships. As such, changes in fair value of these swaps are recorded in Cost of goods sold in the consolidated statements of operations. We hedge forecasted purchases of aluminum up to 36 months and diesel up to 24 months out in the future for use in our supply chain. For purposes of measuring segment operating performance, the unrealized changes in fair value of the swaps not designated in hedge accounting relationships are reported in Corporate outside of segment specific operating results until such time that the exposure we are managing is realized. At that time we reclassify the gain or loss from Corporate to the operating segment, allowing our operating segments to realize the economic effects of the derivative without the resulting unrealized mark-to-market volatility.

MOLSON COORS BREWING COMPANY AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

Total Return Swaps

In 2008, we entered into a series of cash settled total return swap contracts. We transacted these swaps for the purpose of gaining exposure to Foster’s, a major global brewer. These swaps were marked-to-market each period as these swaps did not qualify for hedge accounting. As such, all unrealized gains and losses related to these swaps were recorded directly to the income statement and were classified as other income (expense) in Corporate. During the third quarter of 2010, we accelerated the maturity dates of our total return swaps related to Foster’s stock, and the majority of these swaps were settled prior to year end. Simultaneously, we entered into a series of option contracts to limit our exposure to future changes in Foster’s stock price, effectively fixing a range of settlement values for our remaining open swap positions. The remaining total return swaps and related options matured in January of 2011.

Forward Starting Interest Rate Swaps

In order to manage our exposure to the volatility of the interest rates associated with the future interest payments on a forecasted debt issuance, we transacted forward starting interest rate swap contracts. These swaps had a total notional value of CAD 200 million with an average fixed rate of 3.3%. The swaps had an effective date which started in September 2010 and a termination date in 2017, mirroring the term of the forecasted debt issuance. Under these agreements we were required to early terminate these swaps in September of 2010, at the approximate time we issued the previously forecasted debt (see Note 14, “Debt” for further discussion of our October 6, 2010 issuance of CAD 500 million 3.95% fixed rate senior notes). We had designated these contracts as cash flow hedges on a portion of the interest payments on a future forecasted debt issuance.

During the third quarter of 2010, our forward starting interest rate swaps matured and were cash settled in accordance with the terms of each contract. At the time of the CAD 500 million private placement offering and pricing, the government of Canada bond rates were trading at a yield lower than that locked in with the Company’s interest rate lock. This resulted in a loss of CAD 7.9 million on the forward starting interest rate swaps. Per authoritative accounting guidance pertaining to derivatives and hedging, the loss is being amortized over the life of the Canadian issued private placement and will serve to increase the Company’s effective cost of borrowing by approximately 0.23% compared to the stated coupon on the issue.

Derivative Fair Value Measurements

We utilize market approaches to estimate the fair value of our derivative instruments by discounting anticipated future cash flows derived from the derivative’s contractual terms and observable market interest, foreign exchange and commodity rates. The fair values of our derivatives also include credit risk adjustments to account for our counterparties’ credit risk, as well as MCBC’s own non-performance risk. As of December 31, 2011, and December 25, 2010, these adjustments resulted in net gains in AOCI of $1.1 million and $2.7 million, respectively, as the fair values of our derivatives were in net liability positions at both period ends.

The table below summarizes our derivative assets and liabilities that were measured at fair value as of December 31, 2011 and December 25, 2010. See Note 1 “Basis of Presentation and Summary of Significant Accounting Policies” for further discussion related to measuring fair value derivative instruments.

		Fair Value Measurements at December 31, 2011 Using
	Total at December 31, 2011	Quoted prices in active markets (Level 1)	Significant Other Observable Inputs (Level 2)	Significant Unobservable Inputs (Level 3)
	(In millions)
Cross currency swaps	$(311.9)	$—	$(311.9)	$—
Foreign currency forwards	2.2	—	2.2	—
Commodity swaps	(6.9)	—	(6.9)	—
Total	$(316.6)	$—	$(316.6)	$—

MOLSON COORS BREWING COMPANY AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

		Fair Value Measurements at December 25, 2010 Using
	Total at December 25, 2010	Quoted prices in active markets (Level 1)	Significant Other Observable Inputs (Level 2)	Significant Unobservable Inputs (Level 3)
	(In millions)
Cross currency swaps	$(412.2)	$—	$(412.2)	$—
Forward starting interest rate swaps	(16.3)	—	(16.3)	—
Foreign currency forwards	(2.0)	—	(2.0)	—
Commodity swaps	1.2	—	1.2	—
Total return swaps	2.9	—	—	2.9
Total	$(426.4)	$—	$(429.3)	$2.9

The table below summarizes derivative valuation activity using significant unobservable inputs (Level 3) (In millions):

Rollforward of Level 3 Inputs
Balance at December 26, 2009	$—
Total gains or losses (realized/unrealized)
Included in earnings (or change in net assets)	—
Included in AOCI	—
Purchases, issuances and settlements	2.9
Transfers In/Out of Level 3	—
Balance at December 25, 2010	$2.9
Total gains or losses (realized/unrealized)
Included in earnings (or change in net assets)	1.5
Included in AOCI	—
Purchases, issuances and settlements	(4.4)
Transfers In/Out of Level 3	—
Balance at December 31, 2011	$—

As of December 31, 2011, we did not hold derivatives classified as Level 3 due to valuations based upon significant unobservable inputs. During the first quarter of 2011, we settled all of our option contracts that were classified as Level 3 as of December 25, 2010. We did not have any significant transfers between Level 1 and Level 2 during the year. New derivative contracts transacted during fiscal year 2011 are all included in Level 2.

During 2010 we entered into option contracts that were classified as Level 3 as the valuations were based upon significant unobservable inputs. We did not have any significant transfers between Level 1 and Level 2 during fiscal year 2010.

Results of Period Derivative Activity

The tables below include the year to date results of our derivative activity in the Consolidated Balance Sheet as of December 31, 2011, and December 25, 2010, and the Consolidated Statement of Operations for the year ended December 31, 2011, December 25, 2010, and December 26, 2009, respectively.

Fair Value of Derivative Instruments in the Consolidated Balance Sheet (in millions, except for certain commodity swaps with notional amounts measured in Metric Tonnes, as noted)

MOLSON COORS BREWING COMPANY AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

	As of December 31, 2011
			Asset derivatives		Liability derivatives
	Notional amount		Balance sheet location	Fair value	Balance sheet location	Fair value
Derivatives designated as hedging instruments:
Cross currency swaps	CAD	901.3	Other current assets	$—	Current derivative hedging instruments	$(103.2)
			Other assets	—	Long term derivative hedging instruments	(208.7)
Foreign currency forwards	USD	464.6	Other current assets	—	Current derivative hedging instruments	(1.3)
			Other assets	3.4	Long term derivative hedging instruments	—
Commodity swaps	Gigajoules	2.2	Other current assets	—	Current derivative hedging instruments	(1.8)
			Other assets	—	Long term derivative hedging instruments	(0.5)
Total derivatives designated as hedging instruments				$3.4		$(315.5)
Derivatives not designated as hedging instruments:
Aluminum swaps	Metric tonnes (actual)	8,825.0	Other current assets	$—	Current derivative hedging instruments	$(1.3)
			Other assets	—	Long term derivative hedging instruments	(3.3)
Diesel swaps	Metric tonnes (actual)	9,668.0	Other current assets	0.1	Current derivative hedging instruments	—
Total derivatives not designated as hedging instruments				$0.1		$(4.6)

MOLSON COORS BREWING COMPANY AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

	As of December 25, 2010
			Asset derivatives		Liability derivatives
	Notional amount		Balance sheet location	Fair value	Balance sheet location	Fair value
Derivatives designated as hedging instruments:
Cross currency swaps	USD	1,637.1	Other current assets	$—	Current derivative hedging instruments	$(11.2)
			Other assets	—	Long term derivative hedging instruments	(401.0)
Forward starting interest rate swaps	USD	—	Other current assets	—	Current derivative hedging instruments	—
Foreign currency forwards	USD	426.0	Other current assets	0.3	Current derivative hedging instruments	(12.4)
			Other assets	0.1	Long term derivative hedging instruments	(3.4)
Commodity swaps	Gigajoules	2.2	Other current assets	0.1	Current derivative hedging instruments	(1.8)
			Other assets	—	Long term derivative hedging instruments	(0.4)
Total derivatives designated as hedging instruments				$0.5		$(430.2)
Derivatives not designated as hedging instruments:
Foreign currency forwards	USD	13.9	Other current assets	$—	Current derivative hedging instruments	$(0.8)
Total return swap	AUD	42.1	Other current assets	1.2	Current derivative hedging instruments	—
Option contracts	FGL.ASX Shares	7.6	Other current assets	3.1	Current derivative hedging instruments	(0.2)
Total derivatives not designated as hedging instruments				$4.3		$(1.0)

MCBC allocates the current and non-current portion of each contract to the corresponding derivative account above.

The Effect of Derivative Instruments on the Consolidated Statement of Operations (in millions)

For the year ended December 31, 2011

Derivatives in cash flow hedge relationships	Amount of gain (loss) recognized in OCI on derivative (effective portion)	Location of gain (loss) reclassified from AOCI into income (effective portion)	Amount of gain (loss) recognized from AOCI on derivative (effective portion)	Location of gain (loss) recognized in income on derivative (ineffective portion and amount excluded from effectiveness testing)	Amount of gain (loss) recognized in income on derivative (ineffective portion and amount excluded from effectiveness testing)
Cross currency contracts(1)	$(0.2)	Other income (expense), net	$3.0	Other income (expense), net	$—
		Interest expense	—	Interest expense	—
Forward starting interest rate swaps	—	Interest expense	(1.6)	Interest expense	—
Foreign currency forwards	(0.4)	Other income (expense), net	(6.7)	Other income (expense), net	—
		Cost of goods sold	(9.6)	Cost of goods sold	—
		Marketing, general and administrative expenses	—	Marketing, general and administrative expenses	—
Commodity swaps	(0.1)	Cost of goods sold	—	Cost of goods sold	—
Total	$(0.7)		$(14.9)		$—

(1)

As cash flow hedges, the foreign exchange gain (loss) component of these cross currency swaps was offset by the corresponding gain (loss) on the hedged forecasted transactions in Other income (expense), net and Interest expense, net. In the fourth quarter of 2011, the cross currency swaps were dedesignated as cash flow hedges and redesignated in net investment hedges.

MOLSON COORS BREWING COMPANY AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

For the year ended December 31, 2011

Derivatives in net investment hedge relationships	Amount of gain (loss) recognized in OCI on derivative (effective portion)	Location of gain (loss) reclassified from AOCI into income (effective portion)	Amount of gain (loss) recognized from AOCI on derivative (effective portion)	Location of gain (loss) recognized in income on derivative (ineffective portion and amount excluded from effectiveness testing)	Amount of gain (loss) recognized in income on derivative (ineffective portion and amount excluded from effectiveness testing)
Cross currency contracts	$0.3	Other income (expense), net	$—	Other income (expense), net	$—
Total	$0.3		$—		$—

Note: Amounts recognized in AOCI related to cash flow and net investment hedges are presented gross of taxes

During the period we recorded no significant ineffectiveness related to these cash flow and net investment hedges.

For the year ended December 25, 2010

Derivatives in cash flow hedge relationships	Amount of gain (loss) recognized in OCI on derivative (effective portion)	Location of gain (loss) reclassified from AOCI into income (effective portion)	Amount of gain (loss) recognized from AOCI on derivative (effective portion)	Location of gain (loss) recognized in income on derivative (ineffective portion and amount excluded from effectiveness testing)	Amount of gain (loss) recognized in income on derivative (ineffective portion and amount excluded from effectiveness testing)
Cross currency contracts(1)	$9.9	Other income (expense), net	$(39.9)	Other income (expense), net	$—
		Interest expense	(12.1)	Interest expense	—
Forward starting interest rate swaps	(13.9)	Interest expense	(0.2)	Interest expense	—
Foreign currency forwards	(6.3)	Other income (expense), net	(5.0)	Other income (expense), net	—
		Cost of goods sold	(1.7)	Cost of goods sold	—
		Marketing, general and administrative expenses	0.1	Marketing, general and administrative expenses	—
Commodity swaps	(1.2)	Cost of goods sold	(1.7)	Cost of goods sold	—
Total	$(11.5)		$(60.5)		$—

Note: Amounts recognized in AOCI are presented gross of taxes

(1)

The foreign exchange gain (loss) component of these cross currency swaps is offset by the corresponding gain (loss) on the hedged forecasted transactions in Other income (expense), net and Interest expense, net.

During the period we recorded no significant ineffectiveness related to these cash flow hedges.

MOLSON COORS BREWING COMPANY AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

For the year ended December 26, 2009

Derivatives in cash flow hedge relationships	Amount of gain (loss) recognized in OCI on derivative (effective portion)	Location of gain (loss) reclassified from AOCI into income (effective portion)	Amount of gain (loss) recognized from AOCI on derivative (effective portion)	Location of gain (loss) recognized in income on derivative (ineffective portion and amount excluded from effectiveness testing)	Amount of gain (loss) recognized in income on derivative (ineffective portion and amount excluded from effectiveness testing)
Cross currency contracts(1)	$(3.2)	Other income (expense), net	$(120.3)	Other income (expense), net	$—
		Interest expense	(5.8)	Interest expense	—
Forward starting interest rate swaps	5.8	Interest expense	—	Interest expense	—
Foreign currency forwards	(61.7)	Other income (expense), net	3.0	Other income (expense), net	—
		Cost of goods sold	13.8	Cost of goods sold	—
		Marketing, general and administrative expenses	(0.5)	Marketing, general and administrative expenses	—
Commodity swaps	1.1	Cost of goods sold	(3.5)	Cost of goods sold	—
Total	$(58.0)		$(113.3)		$—

Note: Amounts recognized in AOCI are presented gross of taxes

(1)

The foreign exchange gain (loss) component of these cross currency swaps is offset by the corresponding gain (loss) on the hedged forecasted transactions in Other income (expense), net and Interest expense, net.

During the period we recorded no significant ineffectiveness related to these cash flow hedges.

Other Derivatives (in millions)

For the year ended December 31, 2011

Derivatives not in hedging relationship	Location of gain (loss) recognized in income on derivative	Amount of gain (loss) recognized in income on derivative
Commodity swaps	Cost of goods sold	$(4.7)
Cash settled total return swap	Other income (expense), net	(0.6)
Option contracts	Other income (expense), net	1.5
Foreign currency forwards	Other income (expense), net	(0.1)
		$(3.9)

MOLSON COORS BREWING COMPANY AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

For the year ended December 25, 2010

Derivatives not in hedging relationship	Location of gain (loss) recognized in income on derivative	Amount of gain (loss) recognized in income on derivative
Cash settled total return swap	Other income (expense), net	$28.3
Option contracts	Other income (expense), net	21.7
Foreign currency forwards	Other income (expense), net	(6.0)
		$44.0

For the year ended December 26, 2009

Derivatives not in hedging relationship	Location of gain (loss) recognized in income on derivative	Amount of gain (loss) recognized in income on derivative
Cash settled total return swap	Other income (expense), net	$0.7
Physical commodity contracts	Cost of goods sold	(9.6)
		$(8.9)

19. Accrued expenses and other liabilities

	As of
	December 31, 2011	December 25, 2010
	(In millions)
Accrued compensation	$54.3	$87.3
Accrued excise taxes	246.2	221.5
Accrued interest	23.1	35.2
Accrued selling and marketing costs	117.3	92.8
Container liability	43.5	41.5
Accrued pension and postretirement benefits	10.1	8.8
Other	152.3	317.5
Accrued expenses and other liabilities	$646.8	$804.6

The decrease in Accrued expenses and other liabilities from 2010 to 2011 is primarily attributable to the release of our guarantee liability related to BRI debt obligations, as well as reductions in incentive compensation accruals.

20. Commitments and Contingencies

Letters of Credit

As of December 31, 2011, we had approximately $25.3 million outstanding in letters of credit with financial institutions. These letters expire throughout 2012. Approximately $2.6 million of the letters contain a feature that automatically renews the letter for an additional year if no cancellation notice is submitted. These letters of credit are being maintained as security for deferred compensation payments, reimbursements to insurance companies, reimbursements to the trustee for pension payments, deductibles or retention payments made on our behalf, various payments due to governmental agencies, and for operations of underground storage tanks.

Guarantees

We guarantee indebtedness and other obligations to banks and other third parties for some of our equity investments and consolidated subsidiaries. We guaranteed our respective share of the indebtedness of BRI related to its CAD 200.0 million debt which was settled at maturity on June 15, 2011 at which time we were released from our guarantee. The funding from this

MOLSON COORS BREWING COMPANY AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

settlement was from a new short-term loan maturing in June 2012 for which we became a guarantor and a separate guarantee liability was recorded. Due to the structure of the new BRI debt agreement and related guarantees, our liability was reduced which resulted in a corresponding gain in Special items, net of $2.0 million in the second quarter of 2011. In September 2011, we made a $93.6 million capital contribution to BRI. BRI used these funds, along with the capital contributions received from its other shareholders, to repay its CAD 200.0 million debt. Accordingly, we were released from our guarantee of this debt resulting in the complete elimination of our guarantee liability. Refer to Note 4, “Investments,” for further information related to BRI.

Rocky Mountain Metal Container (“RMMC”), a Colorado limited liability company, is a joint venture with Ball Corporation in which MillerCoors holds and consolidates a 50% interest. RMMC produces cans and ends for MillerCoors. Prior to the formation of MillerCoors on July 1, 2008, we held the 50% interest in RMMC and consolidated the results and financial position of RMMC. As of December 25, 2010, we guaranteed $29.6 million of RMMC debt. As of December 31, 2011, MillerCoors had refinanced $16.0 million of this debt and, and as a result of this refinancing, we were released from our guarantee of this debt. We continue to guarantee $9.1 million of RMMC debt as of December 31, 2011.

Related to our previous ownership in the Montréal Canadiens we guarantee its obligations under a ground lease for the Bell Centre Arena (the “Ground Lease Guarantee”). Upon sale of our interest, the new owners agreed to indemnify us in connection with the liabilities we may incur under the Ground Lease Guarantee and provided us with a CAD 10 million letter of credit to guarantee such indemnity. This transaction did not materially affect our risk exposure related to the Ground Lease Guarantee, which continues to be recognized as a liability on our balance sheet.

Related to guarantees, Other liabilities in the accompanying Consolidated Balance Sheets include $6.1 million as of December 31, 2011, which is non-current, and $100.4 million as of December 25, 2010, of which $94.2 million is current and $6.2 million is non-current.

Supply Contracts

We have various long-term supply contracts with unaffiliated third parties and our joint venture partners to purchase materials used in production and packaging, such as starch, cans and glass. The supply contracts provide that we purchase certain minimum levels of materials throughout the terms of the contracts. The future aggregate minimum required purchase commitments under these supply contracts are shown in the table below based on foreign exchange rates as of December 31, 2011. The amounts in the table do not represent all anticipated payments under long-term contracts. Rather, they represent unconditional and legally enforceable committed expenditures:

Amount
(In millions)
2012	$186.4
2013	193.4
2014	156.0
2015	92.4
2016	92.4
Thereafter	—
Total	$720.6

Our total purchases under these contracts in 2011, 2010 and 2009 were approximately $559.5 million, $492.8 million and $599.8 million, respectively.

Additionally, Tradeteam has a contract with us to provide for transportation and logistics services in the U.K. until 2018. See further discussion including financial commitments in Note 4, “Investments.”

Advertising and Promotions

We have various long-term non-cancelable commitments for advertising, sponsorships and promotions, including marketing at sports arenas, stadiums and other venues and events. From time to time, MCBC guarantees the financial performance under certain contracts on behalf of its subsidiaries. Based on foreign exchange rates as of December 31, 2011, these future commitments are as follows:

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NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

Amount
(In millions)
2012	$79.6
2013	71.0
2014	70.2
2015	56.3
2016	44.8
Thereafter	111.4
Total	$433.3

Total advertising expense was $398.8 million, $361.6 million and $349.3 million in 2011, 2010 and 2009, respectively.

Leases

We lease certain office facilities and operating equipment under cancelable and non-cancelable agreements accounted for as operating leases. Based on foreign exchange rates as of December 31, 2011, future minimum lease payments under operating leases that have initial or remaining non-cancelable terms in excess of one year are as follows:

Amount
(In millions)
2012	$30.0
2013	24.1
2014	17.4
2015	10.9
2016	6.4
Thereafter	27.1
Total	$115.9

Total rent expense was $35.3 million, $33.5 million and $31.0 million in 2011, 2010 and 2009, respectively.

Environmental

When we determine it is probable that a liability for environmental matters or other legal actions exists and the amount of the loss is reasonably estimable, an estimate of the future costs is recorded as a liability in the financial statements. Costs that extend the life, increase the capacity or improve the safety or efficiency of Company-owned assets or are incurred to mitigate or prevent future environmental contamination may be capitalized. Other environmental costs are expensed when incurred. Total environmental expenditures for 2011 and 2009 were $0.2 million and $1.5 million, respectively. For 2010, we recognized a benefit of $0.2 million.

We have been notified that we are or may be a potentially responsible party (“PRP”) under the Comprehensive Environmental Response, Compensation, and Liability Act or similar state laws for the cleanup of sites where hazardous substances have allegedly been released into the environment. We cannot predict with certainty the total costs of cleanup, our share of the total cost, the extent to which contributions will be available from other parties, the amount of time necessary to complete the cleanups or insurance coverage.

Canada

Our Canada brewing operations are subject to provincial environmental regulations and local permit requirements. Our Montréal and Toronto breweries have water treatment facilities to pre-treat waste water before it goes to the respective local governmental facility for final treatment. We have environmental programs in Canada including organization, monitoring and verification, regulatory compliance, reporting, education and training, and corrective action.

We sold a chemical specialties business in 1996. The Company is still responsible for certain aspects of environmental remediation, undertaken or planned, at those chemical specialties business locations. We have established provisions for the costs of these remediation programs.

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NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

United States

Lowry

We are one of a number of entities named by the Environmental Protection Agency (“EPA”) as a PRP at the Lowry Superfund site. This landfill is owned by the City and County of Denver (“Denver”) and is managed by Waste Management of Colorado, Inc. (“Waste Management”). In 1990, we recorded a pre-tax charge of $30 million, a portion of which was put into a trust in 1993 as part of a settlement with Denver and Waste Management regarding the then-outstanding litigation. Our settlement was based on an assumed remediation cost of $120 million (in 1992 adjusted dollars). We are obligated to pay a portion of future costs, if any, in excess of that amount.

Waste Management provides us with updated annual cost estimates currently extending through 2032. We review these cost estimates in the assessment of our accrual related to this issue. We use certain assumptions that differ from Waste Management’s estimates to assess our expected liability. Our expected liability (based on the $120 million threshold being met) is based on our best estimates available.

The assumptions used are as follows:

•	trust management costs are included in projections with regard to the $120 million threshold, but are expensed only as incurred;

•	income taxes, which we believe are not an included cost, are excluded from projections with regard to the $120 million threshold;

•	a 2.5% inflation rate for future costs; and

•	certain operations and maintenance costs were discounted using a 4.6% risk-free rate of return.

Based on these assumptions, the present value and gross amount of the costs at December 31, 2011, are approximately $3.2 million and $5.3 million, respectively. Accordingly, we believe that the existing liability of $6.2 million is adequate as of December 31, 2011. We did not assume any future recoveries from insurance companies in the estimate of our liability as none are expected.

Considering the estimates extend through the year 2032 and the related uncertainties at the site, including what additional remedial actions may be required by the EPA, new technologies and what costs are included in the determination of when the $120 million is reached, the estimate of our liability may change as further facts develop. We cannot predict the amount of any such change, but additional accruals in the future are possible.

Other

In October 2006, we were notified by the EPA that we are a PRP, along with approximately 60 other parties, at the Cooper Drum site in southern California. Certain former non-beer business operations, which we discontinued and sold in the mid-1990s, were involved at this site. We responded to the EPA with information regarding our past involvement with the site. We have accrued $0.2 million, which represents our estimable loss at this time. Potential losses associated with the Cooper Drum site could increase as remediation planning progresses.

During the third quarter of 2008 we were notified by the EPA that we are a PRP, along with others, at the East Rutherford and Berry’s Creek sites in New Jersey. Certain former non-beer business operations, which we discontinued and sold in the mid-1990s, were involved at this site. We have accrued $4.1 million, which represents our estimable loss at this time. Potential losses associated with the Berry’s Creek site could increase as remediation planning progresses.

While we cannot predict the eventual aggregate cost for environmental and related matters in which we are currently involved, we believe that any payments, if required, for these matters would be made over a period of time in amounts that would not be material in any one year to our results from operations, cash flows or our financial or competitive position. We believe adequate reserves have been provided for losses that are probable and estimable.

We are aware of groundwater contamination at some of our properties in Colorado resulting from historical, ongoing, or nearby activities. There may also be other contamination of which we are currently unaware.

United Kingdom

We are subject to the requirements of government and local environmental and occupational health and safety laws and

MOLSON COORS BREWING COMPANY AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

regulations. Compliance with these laws and regulations did not materially affect our 2011 capital expenditures, results from operations or our financial or competitive position, and we do not anticipate that they will do so in 2012.

Indemnity Obligations—Sale of Kaiser

As discussed in Note 5 “Discontinued Operations,” we sold our entire equity interest in Kaiser during 2006 to FEMSA. The terms of the sale agreement require us to indemnify FEMSA for certain exposures related to tax, civil and labor contingencies arising prior to FEMSA’s purchase of Kaiser. We provided an indemnity to FEMSA for losses Kaiser may incur with respect to tax claims associated with certain previously utilized purchased tax credits. We generally classify such purchased tax credits into two categories.

During 2010, we reached a settlement agreement with FEMSA for the entirety of our indemnity obligations corresponding to the principal, penalties, interest and attorney’s fees owed by Kaiser for the first category of purchased credits. This favorable settlement involved a cash payment of $96.0 million, and eliminated $284.5 million of maximum potential tax claims, of which $131.2 million of indemnity liabilities were accrued on our balance sheet at December 26, 2009. The payment was made in the second quarter of 2010. The maximum potential claims amount remaining for the second category of purchased tax credits (which we believe present less risk than the first category), was $237.7 million as of December 31, 2011. As of December 31, 2011, our total estimate of the indemnity liability was $21.5 million, $8.6 million of which was classified as a current liability and $12.9 million of which was classified as non-current.

Our estimates consider a number of scenarios for the ultimate resolution of these issues, the probabilities of which are influenced not only by legal developments in Brazil but also by management’s intentions with regard to various alternatives that could present themselves leading to the ultimate resolution of these issues. The liabilities are impacted by changes in estimates regarding amounts that could be paid, the timing of such payments, adjustments to the probabilities assigned to various scenarios and foreign currency exchange rates.

Additionally, we also provided FEMSA with indemnity related to all other tax, civil, and labor contingencies existing as of the date of sale. In this regard, however, FEMSA assumed their full share of all of these contingent liabilities that had been previously recorded and disclosed by us prior to the sale on January 13, 2006. However, we may have to provide indemnity to FEMSA if those contingencies settle at amounts greater than those amounts previously recorded or disclosed by us. We will be able to offset any indemnity exposures in these circumstances with amounts that settle favorably to amounts previously recorded. Our exposure related to these indemnity claims is capped at the amount of the sales price of the 68% equity interest of Kaiser, which was $68.0 million. As a result of these contract provisions, our estimates include not only probability-weighted potential cash outflows associated with indemnity provisions, but also probability-weighted cash inflows that could result from favorable settlements, which could occur through negotiation or settlement programs arising from the federal or any of the various state governments in Brazil. The recorded value of the tax, civil, and labor indemnity liability was $9.1 million as of December 31, 2011, which is classified as non-current.

Future settlement procedures and related negotiation activities associated with these contingencies are largely outside of our control. The sale agreement requires annual cash settlements relating to the tax, civil, and labor indemnities. Indemnity obligations related to purchased tax credits must be settled upon notification of FEMSA’s settlement. Due to the uncertainty involved with the ultimate outcome and timing of these contingencies, significant adjustments to the carrying values of the indemnity obligations have been recorded to date, and additional future adjustments may be required. These liabilities are denominated in Brazilian Reais and are therefore, subject to foreign exchange gains or losses, which are recognized in the discontinued operations section of the consolidated statements of operations.

The table below provides a summary of reserves associated with the Kaiser indemnity obligations from December 28, 2008, through December 31, 2011:

MOLSON COORS BREWING COMPANY AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

	Purchased tax credits indemnity reserve	Tax, civil and labor indemnity reserve	Total indemnity reserves
	(In millions)
Balance at December 28, 2008	$120.8	$12.4	$133.2
Changes in estimates	(5.9)	(6.4)	(12.3)
Foreign exchange transaction impact	39.7	3.5	43.2
Balance at December 26, 2009	$154.6	$9.5	$164.1
Changes in estimates	(32.3)	—	(32.3)
Cash settlement	(96.0)	—	(96.0)
Foreign exchange transaction impact	(2.6)	0.5	(2.1)
Balance at December 25, 2010	$23.7	$10.0	$33.7
Changes in estimates	—	—	—
Foreign exchange transaction impact	(2.2)	(0.9)	(3.1)
Balance at December 31, 2011	$21.5	$9.1	$30.6

Litigation and Other Disputes

In 1999, Molson entered into an agreement for the distribution of Molson products in Brazil. In 2000, before commencing that business, Molson terminated the distribution agreement and paid the distributor $150,000 in settlement. The distributor then sued Molson to set aside the settlement and to seek additional compensation. The Appellate Court of the State of Rio de Janeiro (“Appellate Court”) set aside the settlement agreement and determined that Molson was liable to the distributor, with the amount of damages to be determined through subsequent proceedings. An appeal of the liability decision is currently pending before the Brazilian Superior Court of Justice, which allowed Molson’s appeal during the fourth quarter of fiscal year 2009 and agreed to hear the merits of Molson’s appeal. With respect to damages, the case was remanded to a Rio de Janeiro trial court to determine the amount of damages. The trial court retained an expert who provided a report adopting the position of the distributor and recommended damages based on a business plan that was never implemented. Molson challenged the irregularity of the expert process, the impartiality of the expert, as well as the report’s specific recommendation. The trial court denied Molson’s challenges. Molson filed an appeal before the Appellate Court regarding these procedural irregularities, which was denied during the fourth quarter of fiscal year 2009. Following the trial court’s procedural ruling during the third quarter of 2009, that court handed down a decision in the distributor’s favor granting the full amount of the lost anticipated profits alleged by the distributor, approximately $42 million, plus attorney’s fees and interest to accrue from the termination of the distribution agreement. Molson appealed the judgment to the Appellate Court. During the fourth quarter of 2009, the Appellate Court directed the court-retained expert to explain the basis for his damages calculation. During the first quarter of 2010, the Appellate Court granted Molson’s appeal and vacated the $42 million judgment. The Appellate Court remanded the proceeding to the trial court and ordered that court to select a different expert. The Appellate Court furthermore directed the trial court to use specific criteria in setting damages, the effect of which should be to substantially reduce the award. Molson sought clarification as to the precise criteria to be used. In late April 2010, the Appellate Court denied Molson’s motion for clarification, but limited the accrual of interest in this matter. In mid October 2010, the Appellate Court denied the distributor’s motion to set aside the vacation of the $42 million judgment. In July 2011, the trial court selected a new expert who is beginning to formulate a new calculation of damages. We have accrued $4.8 million, which represents our probable and estimable loss as of December 31, 2011. While we intend to vigorously defend this matter, there is a reasonably possible range of outcomes, from no liability (assuming a favorable ruling on the liability issue, which we believe is reasonably possible) to $9 million plus interest and attorney’s fees, which represents an unfavorable interpretation of the ruling by the Appellate Court. However, the outcome of legal matters is inherently unpredictable and subject to significant uncertainties. Due to the nature of this legal proceeding unfavorable final outcomes may occur beyond these amounts, which could have a material adverse effect on our financial statements.

During the second quarter of 2011, a competitor in our Canadian market filed a lawsuit in a trial court in Ontario, Canada, challenging a sponsorship agreement between our Canadian and U.S. businesses and the National Hockey League (“NHL”) (Labatt Brewing Co. Ltd. et al. v. NHL Enterprises Canada Ltd., et al., Sup. Ct. of Justice-Ontario, CV-11-9122-00CL).

MOLSON COORS BREWING COMPANY AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

Following an expedited trial, the court ruled against the Company and the NHL, holding that there was a binding agreement between Labatt and the NHL. The Court of Appeal of Ontario reversed that judgment on July 12, 2011 (C53817 & C53818). Labatt subsequently re-initiated a lawsuit in the Ontario trial court. That court has since ruled in favor of the Company, upholding the NHL sponsorship (Sup. Ct. of Justice-Ontario, 2011 ONSC 5652 (October 20, 2011)). Labatt had thirty days in which to appeal the decision and declined to do so.

On February 9, 2012, the Oglala Sioux Tribe (“OST”) of South Dakota filed a lawsuit in federal district court in Nebraska against four beer retailers in Whiteclay, Nebraska and the distributors and brewers, including MillerCoors (and its parents which include us),  who make and distribute the beer sold at those retailers. Whiteclay, Nebraska is across the state border from the Pine Ridge Indian Reservation (“PRIR”) in South Dakota where the OST resides. The sale and consumption of beer is prohibited in the PRIR. The complaint was amended on February 17, 2012. The amended complaint alleges that the manufacturing and distributor defendants acted in concert with the retailers to promote and sell beer that they knew would be transported to and eventually resold and consumed in the PRIR, and that these sales of beer were illegal under federal law and the laws of Nebraska and the OST. The amended complaint also seeks injunctive relief limiting the amount of beer sold by the retailers in Whiteclay. We have not yet filed a response to the complaint. We intend to vigorously defend this matter and are unable to estimate our potential liability, if any, at this time.

We are involved in other disputes and legal actions arising in the ordinary course of our business. While it is not feasible to predict or determine the outcome of these proceedings, in our opinion, based on a review with legal counsel, none of these disputes and legal actions is expected to have a material impact on our consolidated financial position, results of operations or cash flows. However, litigation is subject to inherent uncertainties and an adverse result in these or other matters may arise from time to time that may harm our business.

Insurance

We are self-insured for certain insurable risks consisting primarily of U.S. employee health insurance programs. As with other large corporations, we maintain deductibles or self-insured retentions (SIR) for various types of insurance, e.g.: automobile liability, general and product liability and property. At times, we may decide to be self-insured for a particular insurable risk if we deem the cost to be greater than the potential benefit. In the past, we have been self-insured for certain insurable risks, such as employer’s liability in the U.K., and the resulting claims reserves are reviewed and adjusted as necessary at least on a quarterly basis. Our accrued reserves related to self-insurance and deductibles/SIR were $3.2 million and $2.6 million at December 31, 2011, and December 25, 2010, respectively.

21. Supplemental Guarantor Information

For purposes of this Note 21, including the table, “Parent Guarantor and 2007 Issuer” shall mean MCBC and “2002 Issuer” shall mean CBC.

SEC Registered Securities

On May 7, 2002, CBC completed a registered public offering of $850 million of 6.375% senior notes due 2012. As of December 31, 2011, $44.6 million remain outstanding which amounts are guaranteed on a senior and unsecured basis by MCBC and certain U.S. and Canadian subsidiaries of MCBC, including Molson Canada 2005 (collectively, the “Subsidiary Guarantors”). The guarantees are full and unconditional and joint and several.

On June 15, 2007, MCBC issued $575 million of 2.5% Convertible Senior Notes due July 30, 2013, in a registered public offering (see Note 13, “Debt”). The convertible notes are guaranteed on a senior unsecured basis by CBC and the Subsidiary Guarantors. The guarantees are full and unconditional and joint and several.

Other Debt

On September 22, 2005, Molson Coors Capital Finance ULC (“MC Capital Finance”) issued $1.1 billion of senior notes consisting of $300 million 4.85% U.S. publicly registered notes due 2010 and CAD 900 million 5.00% privately placed notes maturing on September 22, 2015. These CAD 900 million senior notes were subsequently exchanged for substantially identical CAD 900 million senior notes which were quantified by way of a prospectus in Canada. In connection with an internal corporate reorganization, Molson Coors International LP (“MCI LP”) was subsequently added as a co-issuer of the CAD 900 million senior notes. During the third quarter of 2010, the $300 million 4.85% notes were repaid in full. Following the repayment of our $300 million senior notes in 2010 we were no longer required to present the “2005 and 2010 Issuer” column (historically consisting of MC Capital Finance and MCI LP) and as such have removed that column. Additionally, the

MOLSON COORS BREWING COMPANY AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

continuous disclosure requirements applicable to MC Capital Finance in Canada are satisfied through the consolidating financial information in respect of MC Capital Finance, MCI LP and other subsidiary guarantors of the CAD 900 million senior notes as currently presented. Therefore, the results of MC Capital Finance and MCI LP are now included in the Subsidiary Guarantors column.

On October 6, 2010, MCI LP, completed a private placement in Canada of CAD 500 million 3.95% fixed rate Series A Notes due 2017. These notes are not publicly registered in the U.S. or Canada.

Both the 2005 CAD $900 million senior notes and the 2010 CAD 500 million are guaranteed on a senior and unsecured basis by MCBC, CBC, and the Subsidiary Guarantors. The guarantees are full and unconditional and joint and several. Funds necessary to meet the debt service obligations of MCI LP and MC Capital Finance are provided in large part by distributions or advances from MCBC’s other subsidiaries. Under certain circumstances, contractual and legal restrictions, as well as our financial condition and operating requirements, could limit the ability of MCI LP and MC Capital Finance to obtain cash for the purpose of meeting its debt service obligation, including the payment of principal and interest on the notes.

There were no outstanding borrowings on our 4-year revolving $400 million credit facility as of December 31, 2011, which was issued in the second quarter of 2011.

Presentation - As previously reported

On December 25, 2010, CBC transferred its equity method investment in MillerCoors to MC Holding Company LLC, a newly created wholly-owned subsidiary of MCBC and a guarantor of the notes as well as the 2010 senior notes. As a result of the transfer, the investment in MillerCoors is presented in the column “Subsidiary Guarantors” at December 31, 2011, and December 25, 2010, and all results of operations and cash flows related to the investment in MillerCoors subsequent to December 25, 2010, are presented in that column. The transfer of the investment between the 2002 Issuer and Subsidiary Guarantor categories does not negatively affect the holders of the notes or the holders of the 2010 senior notes as both the prior holder of the MillerCoors investment, CBC, and the current holder, MC Holding Company LLC, are joint and severally liable under the notes and the 2010 senior notes by virtue of their status as issuer or guarantor.

During the third quarter of 2011, we identified necessary changes to our historical treatment of intercompany distributions within the guarantor financial statements. These distributions represented a return of capital and therefore should not have been reflected in our consolidating statements of operations. As such, our historical and current consolidating financial statements presented within this note reflect the revised treatment to allow for comparative information. Additionally, during the first quarter of 2012, we identified necessary changes to our historical guarantor financial statements as presented in the tables below related to intercompany transactions. The recast guarantor financial information reflects these revisions.

Condensed Consolidating Statement of Operations

	For the Year Ended December 31, 2011
	As adjusted
	(in millions)
	Parent Guarantor and 2007 Issuer	2002 Issuer	Subsidiary Guarantors	Subsidiary Non Guarantors	Eliminations	Consolidated
Equity income (loss) in subsidiaries	$736.5	$459.2	$(427.5)	$459.5	$(1,227.7)	$—
Income (loss) from continuing operations before income taxes	$605.2	$638.1	$759.8	$(1.2)	$(1,227.7)	$774.2
Net income (loss) attributable to MCBC	$676.3	$458.0	$751.0	$18.7	$(1,227.7)	$676.3

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NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

	For the Year Ended December 25, 2010
	As adjusted
	(in millions)
	Parent Guarantor and 2007 Issuer	2002 Issuer	Subsidiary Guarantors	Subsidiary Non Guarantors	Eliminations	Consolidated
Equity income (loss) in subsidiaries	$775.7	$250.4	$(377.8)	$440.3	$(1,088.6)	$—
Interest income (expense), net	$(33.3)	$48.5	$251.1	$(365.7)	$—	$(99.4)
Income (loss) from continuing operations before income taxes	$696.0	$871.7	$313.4	$15.3	$(1,087.4)	$809.0
Net income (loss) attributable to MCBC	$707.7	$772.7	$264.5	$50.2	$(1,087.4)	$707.7

	For the Year Ended December 26, 2009
	As adjusted
	(in millions)
	Parent Guarantor and 2007 Issuer	2002 Issuer	Subsidiary Guarantors	Subsidiary Non Guarantors	Eliminations	Consolidated
Equity income (loss) in subsidiaries	$826.8	$305.1	$(42.5)	$394.6	$(1,484.0)	$—
Interest income (expense), net	$(33.0)	$46.6	$1.3	$(100.8)	$—	$(85.9)
Income (loss) from continuing operations before income taxes	$725.8	$846.6	$335.0	$294.4	$(1,484.3)	$717.5
Net income (loss) attributable to MCBC	$720.4	$787.4	$316.3	$380.6	$(1,484.3)	$720.4

Condensed Consolidating Balance Sheet

	As of December 31, 2011
	As adjusted
	(in millions)
	Parent Guarantor and 2007 Issuer	2002 Issuer	Subsidiary Guarantors	Subsidiary Non Guarantors	Eliminations	Consolidated
Net investment in and advances to subsidiaries (assets)	$7,925.2	$5,686.2	$611.5	$4,774.0	$(18,996.9)	$—
Total assets	$8,664.3	$5,941.4	$10,652.1	$9,222.1	$(22,056.1)	$12,423.8
Net investment in and advances to subsidiaries (liabilities)	$—	$—	$—	$—	$—	$—
Total liabilities	$1,016.4	$1,026.0	$3,901.6	$7,433.1	$(8,643.5)	$4,733.6
MCBC stockholders’ equity	$8,267.8	$4,954.7	$11,675.6	$1,746.7	$(18,996.9)	$7,647.9
Total liabilities and equity	$8,664.3	$5,941.4	$10,652.1	$9,222.1	$(22,056.1)	$12,423.8

MOLSON COORS BREWING COMPANY AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

	As of December 25, 2010
	As adjusted
	(in millions)
	Parent Guarantor and 2007 Issuer	2002 Issuer	Subsidiary Guarantors	Subsidiary Non Guarantors	Eliminations	Consolidated
Net investment in and advances to subsidiaries (assets)	$7,443.3	$4,043.0	$725.7	$4,876.8	$(17,088.8)	$—
Total assets	$8,535.0	$4,288.1	$9,753.4	$8,411.1	$(18,290.0)	$12,697.6
MCBC stockholders’ equity	$7,800.8	$4,912.4	$10,307.2	$1,867.2	$(17,088.8)	$7,798.8
Total liabilities and equity	$8,535.0	$4,288.1	$9,753.4	$8,411.1	$(18,290.0)	$12,697.6

Presentation - as recast for contemplated debt offering

In connection with the Company’s planned offering of debt to be registered on a Form S-3 Registration Statement to be filed on or about April 26, 2012, we have recast our presentation of the guarantor financial information. We have recast our presentation to reflect the inclusion of Molson Coors Brewing Company (UK) Limited, our primary UK operating entity, Golden Acquisition and Molson Coors Holdings Limited as additional subsidiary guarantors of our obligations as a result of the proposed offering. The proposed offering will include $1.9 billion senior notes and related guarantees registered with the U.S. Securities and Exchange Commission and from which the proceeds will be used to pay for the purchase of Starbev Holdings S.à r.l pursuant to the sale and purchase agreement, which we announced on April 3, 2012. The terms of our existing senior notes are such that the addition of guarantors of any future senior indebtedness, such as the proposed offering, causes those new legal entity guarantors to also contemporaneously guarantee those outstanding senior obligations. Recast guarantor financial information reflecting the proposed additional subsidiary guarantors follow the previously reported guarantor financial information below.

The following information sets forth the Condensed Consolidating Statements of Operations for the years ended December 31, 2011, December 25, 2010, and December 26, 2009, Condensed Consolidating Balance Sheets as of December 31, 2011, and December 25, 2010, and Condensed Consolidating Statements of Cash Flows for the years ended December 31, 2011, December 25, 2010, and December 26, 2009. Investments in subsidiaries are accounted for on the equity method; accordingly, entries necessary to consolidate the Parent Guarantor, each of the issuers and all of our guarantor and non-guarantor subsidiaries are reflected in the eliminations column. In the opinion of management, separate complete financial statements of MCBC, CBC and the Subsidiary Guarantors would not provide additional material information that would be useful in assessing their financial composition.

MOLSON COORS BREWING COMPANY AND SUBSIDIARIES

CONDENSED CONSOLIDATING STATEMENT OF OPERATIONS

FOR THE FISCAL YEAR ENDED DECEMBER 31, 2011

(IN MILLIONS)

AS PREVIOUSLY REPORTED

	Parent
	Guarantor			Subsidiary
	and 2007	2002	Subsidiary	Non
	Issuer	Issuer	Guarantors	Guarantors	Eliminations	Consolidated
Sales	$28.2	$211.0	$2,693.8	$2,471.4	$(234.5)	$5,169.9
Excise taxes	—	—	(656.0)	(998.2)	—	(1,654.2)
Net sales	28.2	211.0	2,037.8	1,473.2	(234.5)	3,515.7
Cost of goods sold	—	(41.8)	(1,096.5)	(1,114.0)	203.2	(2,049.1)
Gross profit	28.2	169.2	941.3	359.2	(31.3)	1,466.6
Marketing, general and administrative expenses	(119.3)	(40.2)	(482.3)	(408.5)	31.3	(1,019.0)
Special items, net	(0.8)	—	(11.6)	0.1	—	(12.3)
Equity income (loss) in subsidiaries	736.5	459.2	(298.2)	459.5	(1,357.0)	—
Equity income in MillerCoors	—	—	457.9	—	—	457.9
Operating income (loss)	644.6	588.2	607.1	410.3	(1,357.0)	893.2
Interest income (expense), net	(28.8)	34.5	298.9	(412.6)	—	(108.0)
Other income (expense), net	(10.6)	15.4	(16.9)	1.1	—	(11.0)
Income (loss) from continuing operations before income taxes	605.2	638.1	889.1	(1.2)	(1,357.0)	774.2
Income tax benefit (expense)	71.1	(180.1)	(8.8)	18.4	—	(99.4)
Net income (loss) from continuing operations	676.3	458.0	880.3	17.2	(1,357.0)	674.8
Income (loss) from discontinued operations, net of tax	—	—	—	2.3	—	2.3
Net income (loss) including noncontrolling interests	676.3	458.0	880.3	19.5	(1,357.0)	677.1
Add back (less): Loss (net income) attributable to noncontrolling interests	—	—	—	(0.8)	—	(0.8)
Net income (loss) attributable to MCBC	$676.3	$458.0	$880.3	$18.7	$(1,357.0)	$676.3

MOLSON COORS BREWING COMPANY AND SUBSIDIARIES

CONDENSED CONSOLIDATING STATEMENT OF OPERATIONS

FOR THE FISCAL YEAR ENDED DECEMBER 25, 2010

(IN MILLIONS)

AS PREVIOUSLY REPORTED

	Parent
	Guarantor			Subsidiary
	and 2007	2002	Subsidiary	Non
	Issuer	Issuer	Guarantors	Guarantors	Eliminations	Consolidated
Sales	$22.4	$201.7	$2,521.5	$2,176.8	$(219.3)	$4,703.1
Excise taxes	—	—	(609.5)	(839.2)	—	(1,448.7)
Net sales	22.4	201.7	1,912.0	1,337.6	(219.3)	3,254.4
Cost of goods sold	—	(45.9)	(970.1)	(992.5)	196.3	(1,812.2)
Gross profit	22.4	155.8	941.9	345.1	(23.0)	1,442.2
Marketing, general and administrative expenses	(122.9)	(35.6)	(485.6)	(392.6)	24.2	(1,012.5)
Special items, net	(1.2)	—	(17.6)	(2.5)	—	(21.3)
Equity income (loss) in subsidiaries	739.4	250.4	(377.8)	440.3	(1,052.3)	—
Equity income in MillerCoors	—	456.1	—	—	—	456.1
Operating income (loss)	637.7	826.7	60.9	390.3	(1,051.1)	864.5
Interest income (expense), net	(33.3)	48.5	261.9	(376.5)	—	(99.4)
Other income (expense), net	55.3	(3.5)	1.4	(9.3)	—	43.9
Income (loss) from continuing operations before income taxes	659.7	871.7	324.2	4.5	(1,051.1)	809.0
Income tax benefit (expense)	11.7	(99.0)	(48.9)	(2.5)	—	(138.7)
Net income (loss) from continuing operations	671.4	772.7	275.3	2.0	(1,051.1)	670.3
Income (loss) from discontinued operations, net of tax	—	—	—	39.6	—	39.6
Net income (loss) including noncontrolling interests	671.4	772.7	275.3	41.6	(1,051.1)	709.9
Add back (less): Loss (net income) attributable to noncontrolling interests	—	—	—	(2.2)	—	(2.2)
Net income (loss) attributable to MCBC	$671.4	$772.7	$275.3	$39.4	$(1,051.1)	$707.7

MOLSON COORS BREWING COMPANY AND SUBSIDIARIES

CONDENSED CONSOLIDATING STATEMENT OF OPERATIONS

FOR THE FISCAL YEAR ENDED DECEMBER 26, 2009

(IN MILLIONS)

AS PREVIOUSLY REPORTED

	Parent
	Guarantor			Subsidiary
	and 2007	2002	Subsidiary	Non
	Issuer	Issuer	Guarantors	Guarantors	Eliminations	Consolidated
Sales	$25.9	$197.2	$2,274.5	$2,141.7	$(212.8)	$4,426.5
Excise taxes	—	—	(539.5)	(854.6)	—	(1,394.1)
Net sales	25.9	197.2	1,735.0	1,287.1	(212.8)	3,032.4
Cost of goods sold	—	(47.3)	(897.9)	(968.5)	186.8	(1,726.9)
Gross profit	25.9	149.9	837.1	318.6	(26.0)	1,305.5
Marketing, general and administrative expenses	(99.8)	(43.8)	(431.2)	(351.7)	25.7	(900.8)
Special items, net	(0.9)	—	(12.9)	(18.9)	—	(32.7)
Equity income (loss) in subsidiaries	860.1	295.3	(42.5)	394.6	(1,507.5)	—
Equity income in MillerCoors	—	382.0	—	—	—	382.0
Operating income (loss)	785.3	783.4	350.5	342.6	(1,507.8)	754.0
Interest income (expense), net	(66.3)	42.8	1.3	(100.8)	37.1	(85.9)
Other income (expense), net	6.8	6.8	(16.8)	52.6	—	49.4
Income (loss) from continuing operations before income taxes	725.8	833.0	335.0	294.4	(1,470.7)	717.5
Income tax benefit (expense)	(5.4)	(59.2)	(18.7)	98.0	—	14.7
Net income (loss) from continuing operations	720.4	773.8	316.3	392.4	(1,470.7)	732.2
Income (loss) from discontinued operations, net of tax	—	—	—	(9.0)	—	(9.0)
Net income (loss) including noncontrolling interests	720.4	773.8	316.3	383.4	(1,470.7)	723.2
Add back (less): Loss (net income) attributable to noncontrolling interests	—	—	—	(2.8)	—	(2.8)
Net income (loss) attributable to MCBC	$720.4	$773.8	$316.3	$380.6	$(1,470.7)	$720.4

MOLSON COORS BREWING COMPANY AND SUBSIDIARIES

CONDENSED CONSOLIDATING BALANCE SHEETS

AS OF DECEMBER 31, 2011

(IN MILLIONS)

AS PREVIOUSLY REPORTED

	Parent
	Guarantor			Subsidiary
	and 2007	2002	Subsidiary	Non
	Issuer	Issuer	Guarantors	Guarantors	Eliminations	Consolidated
Assets
Current assets:
Cash and cash equivalents	$601.1	$—	$318.0	$159.8	$—	$1,078.9
Accounts receivable, net	0.9	6.7	203.6	377.6	—	588.8
Other receivables, net	46.9	—	29.1	61.2	—	137.2
Total inventories, net	—	—	83.0	124.2	—	207.2
Other assets, net	9.7	4.0	44.7	35.6	—	94.0
Deferred tax assets	—	5.8	—	12.1	(6.3)	11.6
Discontinued operations	—	—	—	0.3	—	0.3
Intercompany accounts receivable	—	49.1	1,449.6	1,537.3	(3,036.0)	—
Total current assets	658.6	65.6	2,128.0	2,308.1	(3,042.3)	2,118.0
Properties, net	27.6	7.2	862.9	532.4	—	1,430.1
Goodwill	—	11.4	305.4	1,136.5	—	1,453.3
Other intangibles, net	—	37.2	4,150.8	398.0	—	4,586.0
Investment in MillerCoors	—	—	2,487.9	—	—	2,487.9
Net investment in and advances to subsidiaries	7,925.2	5,941.0	—	4,774.0	(18,640.2)	—
Deferred tax assets	33.1	119.1	12.7	1.9	(16.9)	149.9
Other assets, net	19.8	14.7	92.9	71.2	—	198.6
Total assets	$8,664.3	$6,196.2	$10,040.6	$9,222.1	$(21,699.4)	$12,423.8
Liabilities and equity
Current liabilities:
Accounts payable	$7.3	$3.2	$100.6	$190.1	$—	$301.2
Accrued expenses and other liabilities, net	34.6	4.7	270.4	337.1	—	646.8
Derivative hedging instruments	—	101.4	4.7	1.5	—	107.6
Deferred tax liability	6.2	—	161.4	—	(6.3)	161.3
Current portion of long-term debt and short-term borrowings	—	44.7	—	2.2	—	46.9
Discontinued operations	—	—	—	13.4	—	13.4
Intercompany accounts payable	413.8	26.1	1,566.5	1,029.6	(3,036.0)	—
Total current liabilities	461.9	180.1	2,103.6	1,573.9	(3,042.3)	1,277.2
Long-term debt	546.2	—	1,368.7	—	—	1,914.9
Pension and post-retirement benefits	—	2.7	392.5	302.3	—	697.5
Derivative hedging instruments	—	210.7	1.5	0.3	—	212.5
Net investment in and advances to subsidiaries	—	—	279.6	—	(279.6)	—
Deferred tax liability	—	—	—	472.5	(16.9)	455.6
Other liabilities, net	8.3	14.5	35.3	95.8	—	153.9
Discontinued operations	—	—	—	22.0	—	22.0
Intercompany notes payable	—	618.0	—	4,966.3	(5,584.3)	—
Total liabilities	1,016.4	1,026.0	4,181.2	7,433.1	(8,923.1)	4,733.6
MCBC stockholders’ equity	8,267.8	5,209.5	10,784.5	1,746.7	(18,360.6)	7,647.9
Intercompany notes receivable	(619.9)	(39.3)	(4,925.1)	—	5,584.3	—
Total stockholders’ equity	7,647.9	5,170.2	5,859.4	1,746.7	(12,776.3)	7,647.9
Noncontrolling interests	—	—	—	42.3	—	42.3
Total equity	7,647.9	5,170.2	5,859.4	1,789.0	(12,776.3)	7,690.2
Total liabilities and equity	$8,664.3	$6,196.2	$10,040.6	$9,222.1	$(21,699.4)	$12,423.8

MOLSON COORS BREWING COMPANY AND SUBSIDIARIES

CONDENSED CONSOLIDATING BALANCE SHEETS

AS OF DECEMBER 25, 2010

(IN MILLIONS)

AS PREVIOUSLY REPORTED

	Parent Guarantor and 2007 Issuer	2002 Issuer	Subsidiary Guarantors	Subsidiary Non Guarantors	Eliminations	Consolidated
Assets
Current assets:
Cash and cash equivalents	$832.0	$7.0	$190.1	$188.5	$—	$1,217.6
Accounts receivable, net	—	4.2	208.9	358.5	(0.8)	570.8
Other receivables, net	17.2	32.7	17.8	91.0	—	158.7
Total inventories, net	—	—	93.3	101.7	—	195.0
Other assets, net	4.4	1.8	36.2	35.8	—	78.2
Deferred tax assets	—	—	—	1.0	(1.0)	—
Discontinued operations	—	—	—	0.6	—	0.6
Intercompany accounts receivable	16.3	18.9	352.5	692.3	(1,080.0)	—
Total current assets	869.9	64.6	898.8	1,469.4	(1,081.8)	2,220.9
Properties, net	33.6	7.1	852.3	495.7	—	1,388.7
Goodwill	—	11.4	370.8	1,106.9	—	1,489.1
Other intangibles, net	—	40.4	4,233.9	380.8	—	4,655.1
Investment in MillerCoors	—	—	2,574.1	—	—	2,574.1
Net investment in and advances to subsidiaries	7,540.5	4,044.5	310.3	4,876.8	(16,772.1)	—
Deferred tax assets	183.4	108.7	15.5	—	(119.4)	188.2
Other assets, net	4.8	12.9	82.3	81.5	—	181.5
Total assets	$8,632.2	$4,289.6	$9,338.0	$8,411.1	$(17,973.3)	$12,697.6
Liabilities and equity
Current liabilities:
Accounts payable	$5.3	$0.2	$80.5	$183.0	$(0.8)	$268.2
Accrued expenses and other liabilities, net	37.9	14.9	389.0	362.8	—	804.6
Derivative hedging instruments	1.5	0.3	23.8	0.8	—	26.4
Deferred tax liability	153.5	—	—	67.1	(1.0)	219.6
Current portion of long-term debt and short-term borrowings	—	—	—	1.1	—	1.1
Discontinued operations	—	—	—	14.0	—	14.0
Intercompany accounts payable	0.1	7.9	704.5	367.5	(1,080.0)	—
Total current liabilities	198.3	23.3	1,197.8	996.3	(1,081.8)	1,333.9
Long-term debt	528.7	45.0	1,385.9	—	—	1,959.6
Pension and post-retirement benefits	—	10.3	259.7	188.6	—	458.6
Derivative hedging instruments	—	40.7	363.8	0.3	—	404.8
Net investment in and advances to subsidiaries	—	—	—	—	—	—
Deferred tax liability	—	102.2	1.5	482.4	(119.4)	466.7
Other liabilities, net	9.1	6.2	90.2	101.7	—	207.2
Discontinued operations	—	—	—	24.2	—	24.2
Intercompany notes payable	—	—	3,198.7	7,086.8	(10,285.5)	—
Total liabilities	736.1	227.7	6,497.6	8,880.3	(11,486.7)	4,855.0
MCBC stockholders’ equity	7,898.0	4,913.9	9,891.8	1,867.2	(16,772.1)	7,798.8
Intercompany notes receivable	(1.9)	(852.0)	(7,051.4)	(2,380.2)	10,285.5	—
Total stockholders’ equity	7,896.1	4,061.9	2,840.4	(513.0)	(6,486.6)	7,798.8
Noncontrolling interests	—	—	—	43.8	—	43.8
Total equity	7,896.1	4,061.9	2,840.4	(469.2)	(6,486.6)	7,842.6
Total liabilities and equity	$8,632.2	$4,289.6	$9,338.0	$8,411.1	$(17,973.3)	$12,697.6

MOLSON COORS BREWING COMPANY AND SUBSIDIARIES

CONDENSED CONSOLIDATING STATEMENT OF CASH FLOWS

FOR THE YEAR ENDED DECEMBER 31, 2011

(IN MILLIONS)

AS PREVIOUSLY REPORTED

	Parent Guarantor and 2007 Issuer	2002 Issuer	Subsidiary Guarantors	Subsidiary Non Guarantors	Eliminations	Consolidated
Net cash provided by (used in) operating activities	$253.1	$(603.1)	$2,572.5	$(52.8)	$(1,301.6)	$868.1
CASH FLOWS FROM INVESTING ACTIVITIES:
Additions to properties	(3.7)	(0.1)	(134.9)	(96.7)	—	(235.4)
Proceeds from sales of properties and intangible assets	—	—	0.7	3.9	—	4.6
Acquisition of business, net of cash acquired	—	—	0.5	(41.8)	—	(41.3)
Change in restricted cash balances	—	—	—	6.7	—	6.7
Investment in MillerCoors	—	—	(800.1)	—	—	(800.1)
Return of capital from MillerCoors	—	—	782.7	—	—	782.7
Investment in and advances to an unconsolidated affiliate	—	—	(93.9)	10.7	—	(83.2)
Trade loan repayments from customers	—	—	0.5	21.9	—	22.4
Trade loans advanced to customers	—	—	(0.1)	(9.8)	—	(9.9)
Proceeds from settlements of derivative instruments	15.4	—	—	—	—	15.4
Net intercompany investing activity	15.4	459.5	(266.4)	—	(208.5)	—
Net cash provided (used in) by investing activities	27.1	459.4	(511.0)	(105.1)	(208.5)	(338.1)
CASH FLOWS FROM FINANCING ACTIVITIES:
Exercise of stock options under equity compensation plans	11.6	—	—	—	—	11.6
Excess tax benefits from share-based compensation	2.0	—	—	—	—	2.0
Payments for purchase of treasury stock	(321.1)	—	—	—	—	(321.1)
Dividends paid	(201.4)	(647.9)	(518.3)	(162.1)	1,301.6	(228.1)
Dividends paid to noncontrolling interest holders	—	—	—	(2.3)	—	(2.3)
Debt issuance costs	(2.2)	—	—	—	—	(2.2)
Payments of long term debt and capital lease obligations	—	—	(0.2)	(0.1)	—	(0.3)
Proceeds from short term borrowings	—	—	—	6.8	—	6.8
Payments on short-term borrowings	—	—	—	(18.3)	—	(18.3)
Payments on settlements of debt-related derivatives	—	195.3	(299.8)	—	—	(104.5)
Net (payments) proceeds from revolving credit facilities	—	—	—	2.1	—	2.1
Change in overdraft balances and other	—	—	—	(10.8)	—	(10.8)
Net intercompany financing activity	—	589.3	(1,106.4)	308.6	208.5	—
Net cash provided by (used in) financing activities	(511.1)	136.7	(1,924.7)	123.9	1,510.1	(665.1)
CASH AND CASH EQUIVALENTS:
Net increase (decrease) in cash and cash equivalents	(230.9)	(7.0)	136.8	(34.0)	—	(135.1)
Effect of foreign exchange rate changes on cash and cash equivalents	—	—	(8.9)	5.3	—	(3.6)
Balance at beginning of year	832.0	7.0	190.1	188.5	—	1,217.6
Balance at end of period	$601.1	$—	$318.0	$159.8	$—	$1,078.9

MOLSON COORS BREWING COMPANY AND SUBSIDIARIES

CONDENSED CONSOLIDATING STATEMENT OF CASH FLOWS

FOR THE YEAR ENDED DECEMBER 25, 2010

(IN MILLIONS)

AS PREVIOUSLY REPORTED

	Parent Guarantor and 2007 Issuer	2002 Issuer	Subsidiary Guarantors	Subsidiary Non Guarantors	Eliminations	Consolidated
Net cash provided by (used in) operating activities	$491.2	$184.0	$1,234.2	$(714.1)	$(445.6)	$749.7
CASH FLOWS FROM INVESTING ACTIVITIES:
Additions to properties and intangible assets	(5.8)	—	(95.4)	(76.7)	—	(177.9)
Proceeds from sales of properties and intangible assets	—	—	1.2	4.0	—	5.2
Change in restricted cash balances	—	—	—	(10.8)	—	(10.8)
Acquisition of business, net of cash acquired	—	—	—	(19.8)	—	(19.8)
Payment on discontinued operations	—	—	—	(96.0)	—	(96.0)
Investment in MillerCoors	—	(1,071.2)	—	—	—	(1,071.2)
Return of capital from MillerCoors	—	1,060.3	—	—	—	1,060.3
Trade loan repayments from customers	—	—	—	16.6	—	16.6
Trade loans advanced to customers	—	—	—	(9.1)	—	(9.1)
Proceeds from settlements of derivative instruments	35.1	—	—	—	—	35.1
Other	—	0.1	—	0.1	—	0.2
Net intercompany investing activity	(54.7)	31.9	2,399.0	(1,367.4)	(1,008.8)	—
Net cash provided (used in) by investing activities	(25.4)	21.1	2,304.8	(1,559.1)	(1,008.8)	(267.4)
CASH FLOWS FROM FINANCING ACTIVITIES:
Exercise of stock options under equity compensation plans	38.5	—	—	—	—	38.5
Excess tax benefits from share-based compensation	4.8	—	—	—	—	4.8
Dividends paid	(177.0)	—	(415.3)	(54.4)	445.6	(201.1)
Dividends paid to noncontrolling interest holders	—	—	—	(3.7)	—	(3.7)
Proceeds from issuances of long-term debt	—	—	488.4	—	—	488.4
Debt issuance costs	—	—	(3.3)	—	—	(3.3)
Payments of long-term debt and capital lease obligations	—	—	(300.0)	—	—	(300.0)
Proceeds from short-term borrowings	—	—	—	12.1	—	12.1
Payments on short-term borrowings	—	—	—	(8.1)	—	(8.1)
Payments on settlements of debt-related derivatives	—	—	(42.0)	—	—	(42.0)
Change in overdraft balances and other	—	—	—	6.8	—	6.8
Net intercompany financing activity	107.1	(198.1)	(3,263.7)	2,345.9	1,008.8	—
Net cash provided by (used in) financing activities	(26.6)	(198.1)	(3,535.9)	2,298.6	1,454.4	(7.6)
CASH AND CASH EQUIVALENTS:
Net increase (decrease) in cash and cash equivalents	439.2	7.0	3.1	25.4	—	474.7
Effect of foreign exchange rate changes on cash and cash equivalents	—	—	11.9	(3.2)	—	8.7
Balance at beginning of year	392.8	—	175.1	166.3	—	734.2
Balance at end of period	$832.0	$7.0	$190.1	$188.5	$—	$1,217.6

MOLSON COORS BREWING COMPANY AND SUBSIDIARIES

CONDENSED CONSOLIDATING STATEMENT OF CASH FLOWS

FOR THE YEAR ENDED DECEMBER 26, 2009

(IN MILLIONS)

AS PREVIOUSLY REPORTED

	Parent Guarantor and 2007 Issuer	2002 Issuer	Subsidiary Guarantors	Subsidiary Non Guarantors	Eliminations	Consolidated
Net cash provided by (used in) operating activities	$268.4	$151.5	$638.4	$(39.2)	$(160.8)	$858.3
CASH FLOWS FROM INVESTING ACTIVITIES:
Additions to properties and intangible assets	(16.2)	—	(77.5)	(65.1)	—	(158.8)
Proceeds from sales of properties and intangible assets	1.2	—	0.7	56.1	—	58.0
Acquisition of business, net of cash acquired	—	—	—	(41.7)		(41.7)
Investment in MillerCoors	—	(514.5)	—	—	—	(514.5)
Return of capital from MillerCoors	—	448.2	—	—	—	448.2
Deconsolidation of Brewers’ Retail, Inc.	—	—	(26.1)			(26.1)
Trade loan repayments from customers	—	—	—	32.1	—	32.1
Trade loans advanced to customers	—	—	—	(25.5)	—	(25.5)
Other	—	0.1	—	—	—	0.1
Net intercompany investing activity	(33.1)	(93.1)	(2,506.4)	(1,421.4)	4,054.0	—
Net cash provided by (used in) investing activities	(48.1)	(159.3)	(2,609.3)	(1,465.5)	4,054.0	(228.2)
CASH FLOWS FROM FINANCING ACTIVITIES:
Exercise of stock options under equity compensation plans	43.1	—	—	—	—	43.1
Excess tax benefits from share-based compensation	21.7	—	—	—	—	21.7
Dividends paid	(148.4)	—	—	(182.8)	160.8	(170.4)
Dividends paid to noncontrolling interest holders	—			(2.9)	—	(2.9)
Payments of long term-debt and capital lease obligations	—	—	(0.1)	(0.3)	—	(0.4)
Proceeds from short-term borrowings	—	—	2.6	12.1	—	14.7
Payments on short-term borrowings	—	—	(2.6)	(14.4)	—	(17.0)
Change in overdraft balances and other	—	—	(0.3)	(5.7)	—	(6.0)
Net intercompany financing activity	171.2	7.3	2,114.7	1,761.1	(4,054.3)	—
Net cash provided by (used in) financing activities	87.6	7.3	2,114.3	1,567.1	(3,893.5)	(117.2)
CASH AND CASH EQUIVALENTS:
Net increase (decrease) in cash and cash equivalents	307.9	(0.5)	143.3	62.2	—	512.9
Effect of foreign exchange rate changes on cash and cash equivalents	—	0.1	7.6	(2.6)	—	5.1
Balance at beginning of year	84.9	0.4	24.2	106.7	—	216.2
Balance at end of period	$392.8	$—	$175.1	$166.3	$—	$734.2

MOLSON COORS BREWING COMPANY AND SUBSIDIARIES

CONDENSED CONSOLIDATING STATEMENT OF OPERATIONS

FOR THE FISCAL YEAR ENDED DECEMBER 31, 2011

(IN MILLIONS)

RECAST FOR PROPOSED CHANGE IN GUARANTORS

	Parent Guarantor and 2007 Issuer	2002 Issuer	Subsidiary Guarantors	Subsidiary Non Guarantors	Eliminations	Consolidated
Sales	$28.2	$211.0	$4,901.9	$276.4	$(247.6)	$5,169.9
Excise taxes	—	—	(1,603.3)	(50.9)	—	(1,654.2)
Net sales	28.2	211.0	3,298.6	225.5	(247.6)	3,515.7
Cost of goods sold	—	(41.8)	(1,957.7)	(266.0)	216.4	(2,049.1)
Gross profit	28.2	169.2	1,340.9	(40.5)	(31.2)	1,466.6
Marketing, general and administrative expenses	(119.3)	(40.2)	(812.6)	(78.2)	31.3	(1,019.0)
Special items, net	(0.8)	—	(11.2)	(0.3)	—	(12.3)
Equity income (loss) in subsidiaries	736.5	459.2	(415.1)	446.6	(1,227.2)	—
Equity income in MillerCoors	—	—	457.9	—	—	457.9
Operating income (loss)	644.6	588.2	559.9	327.6	(1,227.1)	893.2
Interest income (expense), net	(28.8)	34.5	241.4	(355.1)	—	(108.0)
Other income (expense), net	(10.6)	15.4	(17.8)	2.0	—	(11.0)
Income (loss) from continuing operations before income taxes	605.2	638.1	783.5	(25.5)	(1,227.1)	774.2
Income tax benefit (expense)	71.1	(180.1)	(33.1)	42.7	—	(99.4)
Net income (loss) from continuing operations	676.3	458.0	750.4	17.2	(1,227.1)	674.8
Income (loss) from discontinued operations, net of tax	—	—	—	2.3	—	2.3
Net income (loss) including noncontrolling interests	676.3	458.0	750.4	19.5	(1,227.1)	677.1
Add back (less): Loss (net income) attributable to noncontrolling interests	—	—	—	(0.8)	—	(0.8)
Net income (loss) attributable to MCBC	$676.3	$458.0	$750.4	$18.7	$(1,227.1)	$676.3

MOLSON COORS BREWING COMPANY AND SUBSIDIARIES

CONDENSED CONSOLIDATING STATEMENT OF OPERATIONS

FOR THE FISCAL YEAR ENDED DECEMBER 25, 2010

(IN MILLIONS)

RECAST FOR PROPOSED CHANGE IN GUARANTORS

	Parent Guarantor and 2007 Issuer	2002 Issuer	Subsidiary Guarantors	Subsidiary Non Guarantors	Eliminations	Consolidated
Sales	$22.4	$201.7	$4,562.8	$135.5	$(219.3)	$4,703.1
Excise taxes	—	—	(1,433.5)	(15.2)	—	(1,448.7)
Net sales	22.4	201.7	3,129.3	120.3	(219.3)	3,254.4
Cost of goods sold	—	(45.9)	(1,788.3)	(174.3)	196.3	(1,812.2)
Gross profit	22.4	155.8	1,341.0	(54.0)	(23.0)	1,442.2
Marketing, general and administrative expenses	(122.9)	(35.6)	(814.7)	(63.5)	24.2	(1,012.5)
Special items, net	(1.2)	—	(17.5)	(2.6)	—	(21.3)
Equity income (loss) in subsidiaries	775.7	250.4	(393.6)	456.1	(1,088.6)	—
Equity income in MillerCoors	—	456.1	—	—	—	456.1
Operating income (loss)	674.0	826.7	115.2	336.0	(1,087.4)	864.5
Interest income (expense), net	(33.3)	48.5	196.6	(311.2)	—	(99.4)
Other income (expense), net	55.3	(3.5)	10.2	(18.1)	—	43.9
Income (loss) from continuing operations before income taxes	696.0	871.7	322.0	6.7	(1,087.4)	809.0
Income tax benefit (expense)	11.7	(99.0)	(58.0)	6.6	—	(138.7)
Net income (loss) from continuing operations	707.7	772.7	264.0	13.3	(1,087.4)	670.3
Income (loss) from discontinued operations, net of tax	—	—	—	39.6	—	39.6
Net income (loss) including noncontrolling interests	707.7	772.7	264.0	52.9	(1,087.4)	709.9
Add back (less): Loss (net income) attributable to noncontrolling interests	—	—	(2.3)	0.1	—	(2.2)
Net income (loss) attributable to MCBC	$707.7	$772.7	$261.7	$53.0	$(1,087.4)	$707.7

MOLSON COORS BREWING COMPANY AND SUBSIDIARIES

CONDENSED CONSOLIDATING STATEMENT OF OPERATIONS

FOR THE FISCAL YEAR ENDED DECEMBER 26, 2009

(IN MILLIONS)

RECAST FOR PROPOSED CHANGE IN GUARANTORS

	Parent Guarantor and 2007 Issuer	2002 Issuer	Subsidiary Guarantors	Subsidiary Non Guarantors	Eliminations	Consolidated
Sales	$25.9	$197.2	$4,341.7	$74.5	$(212.8)	$4,426.5
Excise taxes	—	—	(1,387.1)	(7.0)	—	(1,394.1)
Net sales	25.9	197.2	2,954.6	67.5	(212.8)	3,032.4
Cost of goods sold	—	(47.3)	(1,727.0)	(139.4)	186.8	(1,726.9)
Gross profit	25.9	149.9	1,227.6	(71.9)	(26.0)	1,305.5
Marketing, general and administrative expenses	(99.8)	(43.8)	(758.2)	(24.7)	25.7	(900.8)
Special items, net	(0.9)	—	(18.6)	(13.2)	—	(32.7)
Equity income (loss) in subsidiaries	826.8	305.1	(249.7)	388.9	(1,271.1)	—
Equity income in MillerCoors	—	382.0	—	—	—	382.0
Operating income (loss)	752.0	793.2	201.1	279.1	(1,271.4)	754.0
Interest income (expense), net	(33.0)	48.1	(52.2)	(48.8)	—	(85.9)
Other income (expense), net	6.8	6.8	(17.8)	53.6	—	49.4
Income (loss) from continuing operations before income taxes	725.8	848.1	131.1	283.9	(1,271.4)	717.5
Income tax benefit (expense)	(5.4)	(59.2)	(29.2)	108.5	—	14.7
Net income (loss) from continuing operations	720.4	788.9	101.9	392.4	(1,271.4)	732.2
Income (loss) from discontinued operations, net of tax	—	—	—	(9.0)	—	(9.0)
Net income (loss) including noncontrolling interests	720.4	788.9	101.9	383.4	(1,271.4)	723.2
Add back (less): Loss (net income) attributable to noncontrolling interests	—	—	(1.4)	(1.4)	—	(2.8)
Net income (loss) attributable to MCBC	$720.4	$788.9	$100.5	$382.0	$(1,271.4)	$720.4

MOLSON COORS BREWING COMPANY AND SUBSIDIARIES

CONDENSED CONSOLIDATING BALANCE SHEETS

AS OF DECEMBER 31, 2011

(IN MILLIONS)

RECAST FOR PROPOSED CHANGE IN GUARANTORS

	Parent Guarantor and 2007 Issuer	2002 Issuer	Subsidiary Guarantors	Subsidiary Non Guarantors	Eliminations	Consolidated
Assets
Current assets:
Cash and cash equivalents	$601.1	$—	$422.5	$55.3	$—	$1,078.9
Accounts receivable, net	0.9	6.7	544.1	37.1	—	588.8
Other receivables, net	46.9	—	84.0	6.3	—	137.2
Total inventories, net	—	—	193.0	14.2	—	207.2
Other assets, net	9.7	4.0	70.2	10.1	—	94.0
Deferred tax assets	—	5.8	—	12.1	(6.3)	11.6
Discontinued operations	—	—	—	0.3	—	0.3
Intercompany accounts receivable	—	49.1	1,470.9	1,612.9	(3,132.9)	—
Total current assets	658.6	65.6	2,784.7	1,748.3	(3,139.2)	2,118.0
Properties, net	27.6	7.2	1,306.8	88.5	—	1,430.1
Goodwill	—	11.4	1,021.6	420.3	—	1,453.3
Other intangibles, net	—	37.2	4,488.1	60.7	—	4,586.0
Investment in MillerCoors	—	—	2,487.9	—	—	2,487.9
Net investment in and advances to subsidiaries	7,925.2	5,686.2	1,071.9	5,363.3	(20,046.6)	—
Deferred tax assets	33.1	119.1	30.1	2.3	(34.7)	149.9
Other assets, net	19.8	14.7	140.9	23.2	—	198.6
Total assets	$8,664.3	$5,941.4	$13,332.0	$7,706.6	$(23,220.5)	$12,423.8
Liabilities and equity
Current liabilities:
Accounts payable	$7.3	$3.2	$252.9	$37.8	$—	$301.2
Accrued expenses and other liabilities, net	34.6	4.7	575.2	32.3	—	646.8
Derivative hedging instruments	—	101.4	6.2	—	—	107.6
Deferred tax liability	6.2	—	161.4	—	(6.3)	161.3
Current portion of long-term debt and short-term borrowings	—	44.7	—	2.2	—	46.9
Discontinued operations	—	—	—	13.4	—	13.4
Intercompany accounts payable	413.8	26.1	1,618.5	1,074.5	(3,132.9)	—
Total current liabilities	461.9	180.1	2,614.2	1,160.2	(3,139.2)	1,277.2
Long-term debt	546.2	—	1,368.7	—	—	1,914.9
Pension and post-retirement benefits	—	2.7	690.9	3.9	—	697.5
Derivative hedging instruments	—	210.7	1.8	—	—	212.5
Net investment in and advances to subsidiaries	—	—	—	—	—	—
Deferred tax liability	—	—	—	490.3	(34.7)	455.6
Other liabilities, net	8.3	14.5	38.5	92.6	—	153.9
Discontinued operations	—	—	—	22.0	—	22.0
Intercompany notes payable	—	618.0	886.0	4,971.6	(6,475.6)	—
Total liabilities	1,016.4	1,026.0	5,600.1	6,740.6	(9,649.5)	4,733.6
MCBC stockholders’ equity	8,267.8	4,954.7	12,664.1	1,807.9	(20,046.6)	7,647.9
Intercompany notes receivable	(619.9)	(39.3)	(4,932.2)	(884.2)	6,475.6	—
Total stockholders’ equity	7,647.9	4,915.4	7,731.9	923.7	(13,571.0)	7,647.9
Noncontrolling interests	—	—	—	42.3	—	42.3
Total equity	7,647.9	4,915.4	7,731.9	966.0	(13,571.0)	7,690.2
Total liabilities and equity	$8,664.3	$5,941.4	$13,332.0	$7,706.6	$(23,220.5)	$12,423.8

MOLSON COORS BREWING COMPANY AND SUBSIDIARIES

CONDENSED CONSOLIDATING BALANCE SHEETS

AS OF DECEMBER 25, 2010

(IN MILLIONS)

RECAST FOR PROPOSED CHANGE IN GUARANTORS

	Parent Guarantor and 2007 Issuer	2002 Issuer	Subsidiary Guarantors	Subsidiary Non Guarantors	Eliminations	Consolidated
Assets
Current assets:
Cash and cash equivalents	$832.0	$7.0	$342.5	$36.1	$—	$1,217.6
Accounts receivable, net	—	4.2	564.5	2.9	(0.8)	570.8
Other receivables, net	17.2	32.7	54.3	54.5	—	158.7
Total inventories, net	—	—	188.4	6.6	—	195.0
Other assets, net	4.4	1.8	72.0	—	—	78.2
Deferred tax assets	—	—	—	1.0	(1.0)	—
Discontinued operations	—	—	—	0.6	—	0.6
Intercompany accounts receivable	16.3	18.9	352.3	754.2	(1,141.7)	—
Total current assets	869.9	64.6	1,574.0	855.9	(1,143.5)	2,220.9
Properties, net	33.6	7.1	1,292.0	56.0	—	1,388.7
Goodwill	—	11.4	1,086.0	391.7	—	1,489.1
Other intangibles, net	—	40.4	4,572.9	41.8	—	4,655.1
Investment in MillerCoors	—	—	2,574.1	—	—	2,574.1
Net investment in and advances to subsidiaries	7,443.3	4,043.0	946.6	5,567.5	(18,000.4)	—
Deferred tax assets	183.4	108.7	15.5	—	(119.4)	188.2
Other assets, net	4.8	12.9	141.9	21.9	—	181.5
Total assets	$8,535.0	$4,288.1	$12,203.0	$6,934.8	$(19,263.3)	$12,697.6
Liabilities and equity
Current liabilities:
Accounts payable	$5.3	$0.2	$257.3	$6.2	$(0.8)	$268.2
Accrued expenses and other liabilities, net	37.9	14.9	718.2	33.6	—	804.6
Derivative hedging instruments	1.5	0.3	24.6	—	—	26.4
Deferred tax liability	153.5	—	—	67.1	(1.0)	219.6
Current portion of long-term debt and short-term borrowings	—	—	—	1.1	—	1.1
Discontinued operations	—	—	—	14.0	—	14.0
Intercompany accounts payable	0.1	7.9	879.6	254.1	(1,141.7)	—
Total current liabilities	198.3	23.3	1,879.7	376.1	(1,143.5)	1,333.9
Long-term debt	528.7	45.0	1,385.9	—	—	1,959.6
Pension and post-retirement benefits	—	10.3	439.5	8.8	—	458.6
Derivative hedging instruments	—	40.7	364.1	—	—	404.8
Net investment in and advances to subsidiaries	—	—	—	—	—	—
Deferred tax liability	—	102.2	2.6	481.3	(119.4)	466.7
Other liabilities, net	9.1	6.2	92.1	99.8	—	207.2
Discontinued operations	—	—	—	24.2	—	24.2
Intercompany notes payable	—	—	4,024.9	7,086.9	(11,111.8)	—
Total liabilities	736.1	227.7	8,188.8	8,077.1	(12,374.7)	4,855.0
MCBC stockholders’ equity	7,800.8	4,912.4	11,064.1	2,021.9	(18,000.4)	7,798.8
Intercompany notes receivable	(1.9)	(852.0)	(7,051.4)	(3,206.5)	11,111.8	—
Total stockholders’ equity	7,798.9	4,060.4	4,012.7	(1,184.6)	(6,888.6)	7,798.8
Noncontrolling interests	—	—	1.5	42.3	—	43.8
Total equity	7,798.9	4,060.4	4,014.2	(1,142.3)	(6,888.6)	7,842.6
Total liabilities and equity	$8,535.0	$4,288.1	$12,203.0	$6,934.8	$(19,263.3)	$12,697.6

MOLSON COORS BREWING COMPANY AND SUBSIDIARIES

CONDENSED CONSOLIDATING STATEMENT OF CASH FLOWS

FOR THE YEAR ENDED DECEMBER 31, 2011

(IN MILLIONS)

RECAST FOR PROPOSED CHANGE IN GUARANTORS

	Parent Guarantor and 2007 Issuer	2002 Issuer	Subsidiary Guarantors	Subsidiary Non Guarantors	Eliminations	Consolidated
Net cash provided by (used in) operating activities	$253.1	$(603.1)	$759.7	$1,761.8	$(1,303.4)	$868.1
CASH FLOWS FROM INVESTING ACTIVITIES:
Additions to properties	(3.7)	(0.1)	(207.1)	(24.5)	—	(235.4)
Proceeds from sales of properties and intangible assets	—	—	4.6	—	—	4.6
Acquisition of business, net of cash acquired	—	—	(30.7)	(10.6)	—	(41.3)
Change in restricted cash balances	—	—	—	6.7	—	6.7
Investment in MillerCoors	—	—	(800.1)	—	—	(800.1)
Return of capital from MillerCoors	—	—	782.7	—	—	782.7
Investment in and advances to an unconsolidated affiliate	—	—	(93.9)	10.7	—	(83.2)
Trade loan repayments from customers	—	—	22.4	—	—	22.4
Trade loans advanced to customers	—	—	(9.9)	—	—	(9.9)
Proceeds from settlements of derivative instruments	15.4	—	—	—	—	15.4
Net intercompany investing activity	15.4	459.5	(383.5)	(2,004.5)	1,913.1	—
Net cash provided (used in) by investing activities	27.1	459.4	(715.5)	(2,022.2)	1,913.1	(338.1)
CASH FLOWS FROM FINANCING ACTIVITIES:
Exercise of stock options under equity compensation plans	11.6	—	—	—	—	11.6
Excess tax benefits from share-based compensation	2.0	—	—	—	—	2.0
Payments for purchase of treasury stock	(321.1)	—	—	—	—	(321.1)
Dividends paid	(201.4)	(647.9)	(545.0)	(137.2)	1,303.4	(228.1)
Dividends paid to noncontrolling interest holders	—	—	—	(2.3)	—	(2.3)
Debt issuance costs	(2.2)	—	—	—	—	(2.2)
Payments of long term debt and capital lease obligations	—	—	(0.3)	—	—	(0.3)
Proceeds from short term borrowings	—	—	11.9	(5.1)	—	6.8
Payments on short-term borrowings	—	—	(3.0)	(15.3)	—	(18.3)
Payments on settlements of debt-related derivatives	—	195.3	(299.8)	—	—	(104.5)
Net (payments) proceeds from revolving credit facilities	—	—	2.1	—	—	2.1
Change in overdraft balances and other	—	—	(10.8)	—	—	(10.8)
Net intercompany financing activity	—	589.3	898.0	425.8	(1,913.1)	—
Net cash provided by (used in) financing activities	(511.1)	136.7	53.1	265.9	(609.7)	(665.1)
CASH AND CASH EQUIVALENTS:
Net increase (decrease) in cash and cash equivalents	(230.9)	(7.0)	97.3	5.5	—	(135.1)
Effect of foreign exchange rate changes on cash and cash equivalents	—	—	(17.3)	13.7	—	(3.6)
Balance at beginning of year	832.0	7.0	342.5	36.1	—	1,217.6
Balance at end of period	$601.1	$—	$422.5	$55.3	$—	$1,078.9

MOLSON COORS BREWING COMPANY AND SUBSIDIARIES

CONDENSED CONSOLIDATING STATEMENT OF CASH FLOWS

FOR THE YEAR ENDED DECEMBER 25, 2010

(IN MILLIONS)

RECAST FOR PROPOSED CHANGE IN GUARANTORS

	Parent Guarantor and 2007 Issuer	2002 Issuer	Subsidiary Guarantors	Subsidiary Non Guarantors	Eliminations	Consolidated
Net cash provided by (used in) operating activities	$491.2	$184.0	$1,248.0	$(727.9)	$(445.6)	$749.7
CASH FLOWS FROM INVESTING ACTIVITIES:
Additions to properties and intangible assets	(5.8)	—	(164.8)	(7.3)	—	(177.9)
Proceeds from sales of properties and intangible assets	—	—	5.2	—	—	5.2
Change in restricted cash balances	—	—	—	(10.8)	—	(10.8)
Acquisition of business, net of cash acquired	—	—	—	(19.8)	—	(19.8)
Payment on discontinued operations	—	—	—	(96.0)	—	(96.0)
Investment in MillerCoors	—	(1,071.2)	—	—	—	(1,071.2)
Return of capital from MillerCoors	—	1,060.3	—	—	—	1,060.3
Trade loan repayments from customers	—	—	16.6	—	—	16.6
Trade loans advanced to customers	—	—	(9.1)	—	—	(9.1)
Proceeds from settlements of derivative instruments	35.1	—	—	—	—	35.1
Other	—	0.1	—	0.1	—	0.2
Net intercompany investing activity	(54.7)	31.9	2,399.0	(1,367.4)	(1,008.8)	—
Net cash provided (used in) by investing activities	(25.4)	21.1	2,246.9	(1,501.2)	(1,008.8)	(267.4)
CASH FLOWS FROM FINANCING ACTIVITIES:
Exercise of stock options under equity compensation plans	38.5	—	—	—	—	38.5
Excess tax benefits from share-based compensation	4.8	—	—	—	—	4.8
Dividends paid	(177.0)	—	(439.3)	(30.4)	445.6	(201.1)
Dividends paid to noncontrolling interest holders	—	—	—	(3.7)	—	(3.7)
Proceeds from issuances of long-term debt	—	—	488.4	—	—	488.4
Debt issuance costs	—	—	(3.3)	—	—	(3.3)
Payments of long-term debt and capital lease obligations	—	—	(300.0)	—	—	(300.0)
Proceeds from short-term borrowings	—	—	—	12.1	—	12.1
Payments on short-term borrowings	—	—	—	(8.1)	—	(8.1)
Payments on settlements of debt-related derivatives	—	—	(42.0)	—	—	(42.0)
Change in overdraft balances and other	—	—	6.8	—	—	6.8
Net intercompany financing activity	107.1	(198.1)	(3,186.0)	2,268.2	1,008.8	—
Net cash provided by (used in) financing activities	(26.6)	(198.1)	(3,475.4)	2,238.1	1,454.4	(7.6)
CASH AND CASH EQUIVALENTS:
Net increase (decrease) in cash and cash equivalents	439.2	7.0	19.5	9.0	—	474.7
Effect of foreign exchange rate changes on cash and cash equivalents	—	—	13.5	(4.8)	—	8.7
Balance at beginning of year	392.8	—	309.5	31.9	—	734.2
Balance at end of period	$832.0	$7.0	$342.5	$36.1	$—	$1,217.6

MOLSON COORS BREWING COMPANY AND SUBSIDIARIES

CONDENSED CONSOLIDATING STATEMENT OF CASH FLOWS

FOR THE YEAR ENDED DECEMBER 26, 2009

(IN MILLIONS)

RECAST FOR PROPOSED CHANGE IN GUARANTORS

	Parent Guarantor and 2007 Issuer	2002 Issuer	Subsidiary Guarantors	Subsidiary Non Guarantors	Eliminations	Consolidated
Net cash provided by (used in) operating activities	$268.4	$151.5	$707.6	$(108.4)	$(160.8)	$858.3
CASH FLOWS FROM INVESTING ACTIVITIES:
Additions to properties and intangible assets	(16.2)	—	(139.7)	(2.9)	—	(158.8)
Proceeds from sales of properties and intangible assets	1.2	—	3.5	53.3	—	58.0
Acquisition of business, net of cash acquired	—	—	(19.6)	(22.1)		(41.7)
Investment in MillerCoors	—	(514.5)	—	—	—	(514.5)
Return of capital from MillerCoors	—	448.2	—	—	—	448.2
Deconsolidation of Brewers’ Retail, Inc.	—	—	(26.1)	—	—	(26.1)
Trade loan repayments from customers	—	—	32.1	—	—	32.1
Trade loans advanced to customers	—	—	(25.5)	—	—	(25.5)
Other	—	0.1	—	—	—	0.1
Net intercompany investing activity	(33.1)	(93.1)	(2,522.6)	(1,405.2)	4,054.0	—
Net cash provided by (used in) investing activities	(48.1)	(159.3)	(2,697.9)	(1,376.9)	4,054.0	(228.2)
CASH FLOWS FROM FINANCING ACTIVITIES:
Exercise of stock options under equity compensation plans	43.1	—	—	—	—	43.1
Excess tax benefits from share-based compensation	21.7	—	—	—	—	21.7
Dividends paid	(148.4)	—	(22.0)	(160.8)	160.8	(170.4)
Dividends paid to noncontrolling interest holders	—	—	(2.9)	—	—	(2.9)
Payments of long term-debt and capital lease obligations	—	—	(0.4)	—	—	(0.4)
Proceeds from short-term borrowings	—	—	9.7	5.0	—	14.7
Payments on short-term borrowings	—	—	(9.7)	(7.3)	—	(17.0)
Change in overdraft balances and other	—	—	(6.0)	—	—	(6.0)
Net intercompany financing activity	171.2	7.3	2,258.1	1,617.4	(4,054.0)	—
Net cash provided by (used in) financing activities	87.6	7.3	2,226.8	1,454.3	(3,893.2)	(117.2)
CASH AND CASH EQUIVALENTS:
Net increase (decrease) in cash and cash equivalents	307.9	(0.5)	236.5	(31.0)	—	512.9
Effect of foreign exchange rate changes on cash and cash equivalents	—	0.1	4.8	0.2	—	5.1
Balance at beginning of year	84.9	0.4	68.2	62.7	—	216.2
Balance at end of period	$392.8	$—	$309.5	$31.9	$—	$734.2

22. Quarterly Financial Information (Unaudited)

The following summarizes selected quarterly financial information for each of the two years ended December 31, 2011, and December 25, 2010.

2011	First	Second	Third	Fourth	Full Year
	(In millions, except per share data)
Sales	$997.3	$1,383.1	$1,393.9	$1,395.6	$5,169.9
Excise taxes	(306.9)	(449.5)	(439.5)	(458.3)	(1,654.2)
Net sales	690.4	933.6	954.4	937.3	3,515.7
Cost of goods sold	(427.2)	(523.9)	(550.5)	(547.5)	(2,049.1)
Gross profit	$263.2	$409.7	$403.9	$389.8	$1,466.6
Amounts attributable to MCBC:
Income from continuing operations	$82.6	$224.3	$194.7	$172.4	$674.0
Gain (loss) from discontinued operations, net of tax	0.3	(1.5)	2.7	0.8	2.3
Net income	$82.9	$222.8	$197.4	$173.2	$676.3
Basic income (loss) per share:
From continuing operations	0.44	1.20	1.05	0.95	3.65
From discontinued operations	—	(0.01)	0.01	—	0.01
Basic net income per share	0.44	1.19	1.06	0.95	3.66
Diluted income (loss) per share:
From continuing operations	0.44	1.19	1.05	0.95	3.62
From discontinued operations	—	(0.01)	0.01	—	0.01
Diluted net income per share	0.44	1.18	1.06	0.95	3.63

2010	First	Second	Third	Fourth	Full Year
	(In millions, except per share data)
Sales	$947.0	$1,282.6	$1,260.1	$1,213.4	$4,703.1
Excise taxes	(286.0)	(399.3)	(385.1)	(378.3)	(1,448.7)
Net sales	661.0	883.3	875.0	835.1	3,254.4
Cost of goods sold	(404.4)	(474.8)	(457.4)	(475.6)	(1,812.2)
Gross profit	$256.6	$408.5	$417.6	$359.5	$1,442.2
Amounts attributable to MCBC:
Income from continuing operations	$62.0	$237.8	$257.0	$111.3	$668.1
Gain (loss) from discontinued operations, net of tax	42.6	(0.6)	(0.9)	(1.5)	39.6
Net income	$104.6	$237.2	$256.1	$109.8	$707.7
Basic income (loss) per share:
From continuing operations	$0.33	$1.28	$1.39	$0.60	$3.59
From discontinued operations	0.23	—	(0.01)	(0.01)	0.21
Basic net income per share	$0.56	$1.28	$1.38	$0.59	$3.80
Diluted income (loss) per share:
From continuing operations	$0.33	$1.27	$1.38	$0.59	$3.57
From discontinued operations	0.23	—	(0.01)	(0.01)	0.21
Diluted net income per share	$0.56	$1.27	$1.37	$0.58	$3.78